UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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PPL CORPORATION
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ENERGY FORWARD

PPL CORPORATION

2023 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

ppl

Message to Our Shareowners

Dear Shareowner,

Thank you for your continued investment in PPL. On behalf of our Board of Directors, we are pleased to invite you to our virtual 2023 Annual Meeting of Shareowners.

This year’s annual meeting follows an extraordinary year for PPL.

With our acquisition of Rhode Island Energy in 2022, we completed the strategic repositioning that began with the sale of our U.K. utility business in 2021. We transformed PPL into a premier, pure-play, U.S. regulated utility holding company. And we positioned PPL to deliver top-tier growth; industry-leading operational performance; an affordable, reliable clean energy transition; and compelling shareowner returns for years to come.

In short, the state of our business is as strong as it’s been in years, and it’s only getting stronger. We’ve:

•	Removed the risk of foreign operations.

•	Positioned PPL to deliver competitive earnings per share and dividend growth of 6% to 8% a year.

•	Improved PPL’s credit profile, now one of the strongest in the utility sector.

•	Enabled centralization of shared services across our now domestic-only operations to drive savings.

•	Positioned PPL to deploy a common operating model and industry-leading grid innovation enterprise-wide.

As we’ve taken these steps, we have continued to deliver highly reliable electricity service and top-quartile customer satisfaction. We’ve invested in the grid—$2 billion in 2022, alone—to strengthen reliability, improve resilience and prepare our energy networks to integrate widespread distributed energy resources. We’ve further focused and advanced our broad-based clean energy strategy. 2022 highlights included our request to replace 1,500 megawatts of coal generation with reliable, least cost and cleaner energy sources by 2028, as well as our partnership on over 140 research and development initiatives to accelerate advances in low-carbon technologies.

Importantly, we have also continued to adhere to strong ethical values in everything we do. We’ve made progress in fostering greater diversity among our leadership ranks. And we remain deeply engaged within the regions we serve, together with our affiliated foundations, contributing more than $13 million to local non-profit organizations in our communities.

These accomplishments reflect an engaged, experienced and diverse Board aligned with and responsive to shareowner interests and committed to its role in exercising independent oversight of the company’s business strategies and risk management. In addition, they reflect a talented and exceptional management team and a highly motivated workforce committed to delivering long-term value for our customers and shareowners. In 2022, we took steps to further align with our shareowners’ interests, adding a new environmental, social and governance component to our executive compensation program. And this year, we’ve taken additional steps to strengthen our Board with the appointment of new director and utility veteran Linda Sullivan.

Looking ahead, we remain as committed as ever to being good stewards of PPL and to governing in a prudent and transparent manner. Our vision, simply put, is to be the best utility company in the U.S. This means the best at delivering safe, reliable, affordable and sustainable energy to our customers and competitive, long-term returns to our shareowners. As always, we welcome your feedback on our direction, we encourage you to vote your shares, and we appreciate your continued support.

Sincerely,

Craig A. Rogerson Independent Chair of the Board	Vincent Sorgi President and Chief Executive Officer

PPL CORPORATION

Two North Ninth Street

Allentown, Pennsylvania 18101

Notice of Annual Meeting of Shareowners

Date	May 17, 2023

Time	Online check-in begins: 8:30 a.m. Eastern Time Meeting begins: 9:00 a.m. Eastern Time

Place	Meeting live via the internet. Please visit: www.virtualshareholdermeeting.com/PPL2023

Items of Business

•  To elect ten directors, as listed in this Proxy Statement, for a term of one year.

•  To conduct an advisory vote to approve the compensation of our named executive officers.

•  To conduct an advisory vote on the frequency of future executive compensation votes.

•  To ratify the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the year ending December 31, 2023.

•  To consider one shareowner proposal, if properly presented.

•  To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Record Date	You can vote if you were a shareowner of record on February 28, 2023.

Proxy Voting	Your vote is important. Please vote your shares by voting on the internet, by telephone or by completing and returning your proxy card. For more details, see the information beginning on page 98.

This year’s Annual Meeting will be held virtually and will be conducted live through an audio webcast on the internet. The virtual-only format offers an efficient and effective means to engage shareowners and affords shareowners the same rights as if the meeting were held in person, including the ability to vote your shares electronically during the meeting and ask questions in accordance with our rules of conduct for the meeting. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/PPL2023 and entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or the voting instructions that accompanied your proxy materials.

On Behalf of the Board of Directors,

Wendy E. Stark Executive Vice President, Chief Legal Officer and Corporate Secretary

April 4, 2023

Important Notice Regarding the Availability of Proxy

Materials for the Shareowner Meeting to Be Held on May 17, 2023:

This Proxy Statement and the Annual Report to Shareowners are available at

www.pplweb.com/PPLCorpProxy

QUICK INFORMATION

The following charts provide quick information about PPL Corporation’s 2023 Annual Meeting of Shareowners and our corporate governance and executive compensation practices. These charts do not contain all of the information provided elsewhere in the proxy statement; therefore, you should read the entire proxy statement carefully before voting.

We first released this proxy statement and the accompanying proxy materials to shareowners on or about April 4, 2023.

Annual Meeting Information

DATE & TIME Wednesday, May 17, 2023 9:00 a.m. Eastern Time	LOCATION Meeting live via the internet. Please visit: www.virtualshareholdermeeting.com/PPL2023	RECORD DATE February 28, 2023

  Proposals That Require Your Vote

Proposal	Voting Options	Board Recommendation	More Information
Proposal 1 Election of Directors	FOR, AGAINST or ABSTAIN for each Director Nominee	FOR each Nominee	Page 6
Proposal 2 Advisory Vote to Approve Compensation of Named Executive Officers	FOR, AGAINST or ABSTAIN	FOR	Page 36
Proposal 3 Advisory Vote on the Frequency of Future Executive Compensation Votes	1 YEAR, 2 YEARS, 3 YEARS or ABSTAIN	1 YEAR	Page 37
Proposal 4 Ratification of the Appointment of Independent Registered Public Accounting Firm	FOR, AGAINST or ABSTAIN	FOR	Page 91
Proposal 5 Shareowner Proposal regarding Independent Board Chairman	FOR, AGAINST or ABSTAIN	AGAINST	Page 94

See information beginning on page 98 on how you can vote.

Corporate Governance and Compensation Facts

Corporate Governance or Compensation Matter	PPL’s Practice
Board Composition, Leadership and Operations
Current Number of Directors	10
Independence of Current Directors	90%
Board Committee Membership Independence (except Executive Committee)	Yes
Independent Chair of the Board	Yes
Voting Standards in Director Elections: Majority with Plurality Carve-out for Contested Elections	Yes
Frequency of Director Elections	Annual
Resignation Policy	Yes
Limits on Director Service on Other Boards	Yes

Corporate Governance or Compensation Matter	PPL’s Practice
Board Composition, Leadership and Operations
Mandatory Retirement Age	Yes (75)
Mandatory Tenure	No

Average Nominee Age	64

Average Nominee Tenure	7.6 years
Diversity of Nominees Based on Gender, Race, Ethnicity and Nationality	70%
Qualified Diverse Candidates Required to Be Considered in Director Search	Yes
Directors Attending Fewer than 75% of Meetings	None
Annual Board and Committee Self-Evaluation Process	Yes
Independent Directors Meet without Management Present	Yes
Number of Board Meetings Held in 2022	6

Total Number of Board and Committee Meetings Held in 2022	30

Proxy Access Bylaw	Yes
Sustainability and Other Governance Practices

Sustainability Strategy and Priorities	Yes

Voluntary Framework Disclosures (GRI, CDP Climate, TCFD, SASB & EEI-AGA)	Yes

Board and Committee Oversight of Sustainability and ESG Disclosure	Yes

ESG Considered in Enterprise Risk Management	Yes

Long-Term Incentives aligned with ESG Goals	Yes

Board Oversight of Corporate Culture	Yes

Board Oversight of Cybersecurity	Yes

Environmental Policy Statement	Yes

Carbon Reduction Goal Includes Net Zero by 2050	Yes

Health and Safety Policy Statement	Yes

Climate Policy Principles	Yes

Human Rights Policy Statement	Yes

DEI Goals and Metrics Disclosure (including EEO-1)	Yes

Code of Conduct for Directors, Officers and Employees	Yes

Supplier Code of Conduct	Yes

Shareowner Engagement Practice	Yes

Corporate Political Contribution Policy and Related Disclosure	Yes

Anti-hedging and Anti-pledging Policy	Yes

Robust Stock Ownership Policies	Yes

Material Related-Party Transactions with Directors	None

Independent Auditor	Deloitte & Touche LLP
Compensation Practices

CEO Pay Ratio	72:1

Clawback Policy	Yes

Employment Agreements for Executive Officers	No

Pay-for-Performance	Yes

Double-Trigger Change-in-Control Provisions	Yes

Percentage of 2022 Incentive Compensation at Risk	100%

Performance-based Percentage of 2022 Long-term Incentive Compensation	80%

Tax “Gross-ups” for Change-in-Control Severance Agreements	None

Annual Risk Assessment of Compensation Policies and Practices	Yes

Independent Compensation Consultant	Frederic W. Cook & Co., Inc.

PPL CORPORATION 2023 Proxy Statement i

Website References

Throughout this proxy statement, we identify certain materials that are available in full on our website. The information contained on, or available through PPL’s internet website is not and shall not be deemed to be, incorporated by reference in this proxy statement.

Forward-looking Statements and Non-GAAP Financial Measures

This proxy statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “believe,” “expect,” “plans,” “intends,” “may,” “strategy,” “target,” “goals,” “anticipate,” and other similar words, and include, without limitation, statements regarding the anticipated effects of the May 2022 acquisition of Rhode Island Energy and its integration, as well as our expectations about our future earnings and dividend growth. These statements are subject to certain risks, uncertainties, and other factors, which could cause actual results to differ materially from those anticipated. Such risks include those contained in PPL’s Annual Report on Form 10-K for the year ended December 31, 2022 and other documents PPL files with the Securities and Exchange Commission. These risks are not comprehensive and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Any forward-looking statements made by PPL speak only as of the date on which they are made. PPL is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise.

This proxy statement, including the “Compensation Discussion and Analysis” section, contains references to “earnings from ongoing operations” of PPL. This is a measure of financial performance used by PPL, among other things, in making incentive compensation grants and awards to executive officers. It is not, however, a financial measure prescribed by generally accepted accounting principles, or GAAP. This non-GAAP financial measure adjusts “net income” also known as “reported earnings” (which is a GAAP financial measure) for certain special items, with further adjustments for compensation purposes. For a reconciliation of earnings from ongoing operations to reported earnings, as well as a description and itemization of the special items and other adjustments used to derive earnings from ongoing operations for PPL and each of its business segments for compensation purposes, please see Annex A to this proxy statement.

ii PPL CORPORATION 2023 Proxy Statement

Proxy Summary

This summary highlights information found elsewhere in this proxy statement. It does not contain all of the information you should consider in voting your shares. Please refer to the complete proxy statement and 2022 Annual Report before you vote.

We first released this proxy statement and the accompanying proxy materials to shareowners on or about April 4, 2023.

Voting Matters and Board Voting Recommendations

Election of Directors ... Page 6.

✓	Your Board recommends a vote FOR each nominee.

Management Proposals

• Advisory vote to approve the compensation of our named executive officers ... Page 36.
• Advisory vote on the frequency of future executive compensation votes ... Page 37.
• Ratification of Deloitte & Touche LLP as independent auditor for 2023 ... Page 91.

✓	Your Board recommends a vote FOR Proposals 2 and 4 and a vote of 1 Year on Proposal 3.

Shareowner Proposal ... Page 94.

×	Your Board recommends a vote AGAINST this proposal.

Performance Highlights for 2022

Top-Tier	Premier	$2 Billion	1st Quartile

dividend and earnings growth projected through at least 2026 as a result of our strategic repositioning	credit profile – one of U.S. utility sector’s best – with a balance sheet that supports growth through 2026 without equity issuances	in completed infrastructure investments to build a smarter, more resilient grid and integrate distributed energy resources	performance in customer satisfaction[1] regionally and reliability[2] nationally at our Pennsylvania and Kentucky operations

$13 Million	$2.1 Billion	>140	Best

donated through our companies and foundations to build stronger communities	plan filed in Kentucky to replace 1,500 megawatts of retiring coal generation with reliable, least-cost, cleaner energy sources	research and development initiatives with over 25 partners to accelerate innovation in clean energy technologies	place to work for LGBTQ equality[3], Trendsetter ranking on CPA-Zicklin Index for corporate political transparency

See page 39 for additional information on PPL’s performance highlights for 2022.

[1]	Based on independent, nationwide surveys of residential and business customer satisfaction. Rankings reflect respective region and customer segments.

[2]

Based on SAIFI: System Average Interruption Frequency Index, which reflects the average number of interruptions that a customer experiences over a specific period for each customer served. Excludes Rhode Island Energy, which was acquired in May 2022.

[3]	Named Best Place to Work for LGBTQ+ equality on the Human Rights Campaign Foundation’s 2022 Corporate Equality Index.

PPL CORPORATION 2023 Proxy Statement 1

PROXY SUMMARY

Director Nominees

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships(1)

Arthur P. Beattie	68	2020	Retired Executive Vice President, Chief Financial Officer and Chief Risk Officer, Southern Company	●	AC, EC, FC

Raja Rajamannar	61	2011	Chief Marketing & Communications Officer and President, Healthcare, MasterCard Incorporated	●	CC, GNSC

Heather B. Redman	58	2021	Co-Founder and Managing Partner, Flying Fish Partners	●	AC, FC

Craig A. Rogerson	66	2005	Retired Chairman, President and Chief Executive Officer, Hexion Holdings Corporation and Hexion Inc.	● Chair of the Board	CC, EC

Vincent Sorgi	51	2020	President and Chief Executive Officer, PPL Corporation	Management Director	EC

Linda G. Sullivan	59	2023	Retired Chief Financial Officer and Executive Vice President, American Water Works Company Inc.	●	CC, FC

Natica von Althann	72	2009	Retired financial and risk executive at Bank of America and Citigroup	●	CC, EC, FC

Keith H. Williamson	70	2005	President, Centene Charitable Foundation, and former Executive Vice President, Secretary and General Counsel, Centene Corporation	●	AC, GNSC

Phoebe A. Wood	69	2018	Principal of CompaniesWood and retired Vice Chairman and Chief Financial Officer of Brown-Forman Corporation	●	AC, EC, GNSC

Armando Zagalo de Lima	64	2014	Retired Executive Vice President, Xerox Corporation	●	EC, FC, GNSC

(1)	Board Committees: AC – Audit CC – Compensation EC – Executive FC – Finance GNSC – Governance, Nominating and Sustainability

For more detailed information as to individual nominees, please see “Proposal 1: Election of Directors” beginning on page 6.

2 PPL CORPORATION 2023 Proxy Statement

PROXY SUMMARY

*Based	on gender, race, ethnicity and nationality

Corporate Governance Highlights

•

Effective January 28, 2022, the Governance and Nominating Committee changed its name to Governance, Nominating and Sustainability Committee (GNSC) to better reflect the sustainability responsibilities of the company overseen by that committee. The committee also revised its charter to add oversight of the company’s corporate political activity, including review of annual reports by management of political spending and related activities by the company, if any.

•	Effective January 28, 2022, the Compensation Committee revised its charter to add that it would periodically review and assess the company’s strategy for human capital management.

•

In 2022, the GNSC conducted its annual review of Board composition and determined to conduct a search for a new director with significant utility experience. Pursuant to our Guidelines for Corporate Governance, qualified candidates from diverse backgrounds, including diversity of gender and race, were included in the pool of candidates considered. Following the search process, effective January 10, 2023, the Board elected Ms. Sullivan as an independent director. Ms. Sullivan joins the PPL Board with over 20 years of experience at Edison International, an electric and gas utility holding company, and with significant experience as the former Chief Financial Officer of American Water Works Company Inc., a water and wastewater utility, each with a current market capitalization of approximately $25 billion.

•	The company continued to publish its Employer Information Reports EEO-1 Consolidated Report on its website, including the most recent for 2021.

•

In 2022, we continued our ongoing outreach efforts, through dialogue with our shareowners. Senior management and board members, including PPL’s CEO and independent Chair, participated in this process and discussed the company’s corporate governance practices; clean energy transition strategy and related disclosures; political spending disclosures; diversity, equity and inclusion initiatives; community engagement; and executive compensation programs.

•

In January 2023, at the recommendation of the GNSC, the Board of Directors approved revisions to the Guidelines for Corporate Governance to clarify the ethics and conflict of interest provisions. The updated Guidelines require notification of any actual or potential conflict; recusal from discussions or decisions which present a conflict with personal, business or professional interests; and resignation if a significant conflict exists and cannot be resolved.

PPL CORPORATION 2023 Proxy Statement 3

PROXY SUMMARY

Executive Compensation Program

Overview

Our executive compensation program reflects the company’s ongoing commitment to pay for performance. The compensation of our named executive officers, or NEOs, is aligned with our corporate strategic framework, which links executive compensation with the interests of our shareowners. In 2022, 85% of the CEO’s target compensation opportunity was “at-risk” and 72% was performance-based.

Compensation Element	Features for 2022

Base Salary	• Reviewed annually • Compensation Committee applies judgment in setting salary to reflect performance, experience and responsibility, and also considers market data

Annual Cash Incentive	• Paid in cash • Combination of corporate and business segment financial and operational performance, as well as individual performance • Capped at two times target payout for top performance

Long-term Equity Incentives (LTI)

Performance Units Based on TSR, EG and ESG 80% of LTI

•  Payable in shares of PPL common stock

•  Payout range from 0% to 200% of target, subject to certification of performance at the end of the three-year performance period

•  Dividends accrue quarterly in the form of additional performance units, and vest according to the applicable level of achievement of the performance goal, if any

TSR-based Performance Units (50% of Performance Units)

•  Based on three-year total shareowner return (TSR) performance relative to the PHLX Utility Sector Index (UTY)

EG-based Performance Units (25% of Performance Units)

•  Based on three-year cumulative earnings growth (EG) from the pro forma ongoing earnings guidance for the full year assuming RIE ownership

ESG-based Performance Units (25% of Performance Units)

•  Based on three-year performance of three climate-related measures, consisting of reductions in company vehicle emissions, reductions in building energy usage, and closure of Mill Creek Unit 1, a coal-fired generating facility in Kentucky

Restricted Stock Units 20% of LTI

•  Payable in shares of PPL common stock

•  Restricted for three years following grant

•  Dividends accrue quarterly in the form of additional restricted stock units, but are not paid unless and until underlying award vests

Other Elements	• Limited perquisites • Retirement plans • Deferred compensation plans

4 PPL CORPORATION 2023 Proxy Statement

PROXY SUMMARY

Pay for Performance

For 2022, we based performance-related compensation targets for the NEOs primarily on (1) corporate earnings per share from ongoing operations as adjusted for compensation purposes, or Corporate EPS, (2) corporate and business segment operational goals, (3) individual performance, and (4) relative TSR performance, and added (5) corporate earnings growth and (6) corporate ESG metrics to replace relative return on equity (ROE) performance. Relative ROE performance was tracked for 2022 with respect to ROE-based performance unit awards granted in 2020 for the 2020-2022 performance period. All of our goals align with our commitment to shareowners to create long-term value for shareowners.

Performance-based compensation paid out for 2022 performance resulted in:

•	Annual cash incentive award payouts ranging from approximately 126% to 134% of target.

•	2020-2022 performance awards were paid out at approximately 86% of target in the aggregate.

•	TSR-based performance units, which comprised 40% of the total LTI grants made to our NEOs in 2020, were forfeited due to performance below threshold level for the 2020-2022 performance period.

•	ROE-based performance units, which comprised 40% of the total LTI grants made to our NEOs in 2020, paid out at 172.5% of target for the 2020-2022 performance period.

PPL CORPORATION 2023 Proxy Statement 5

PROPOSAL 1: ELECTION OF DIRECTORS

What are you voting on?	The Board of Directors is asking you to elect all 10 director nominees to hold office until the next Annual Meeting of Shareowners. Each nominee elected as a director will continue in office until the director’s successor has been elected and qualified, or until the director’s earlier death, resignation or retirement.

Vote Required

The affirmative vote of a majority of the votes cast, in person or by proxy, by all shareowners voting as a single class, is required to elect each director. For more information about voting, see “General Information – What vote is needed for these proposals to be adopted?” beginning at page 101.

Your Board of Directors recommends that you vote FOR each director nominee included in Proposal 1.

Board Overview

Our director nominees are 10 talented individuals who bring a diverse mix of skills, experience, and perspectives. The Board provides strong oversight and strategic direction, and it supports senior management as it executes a business plan to drive enhanced value for all stakeholders.

Skills, Experience and Attributes of Our Director Nominees

Our director nominees have expertise in fields that align with our business and long-term strategy, have a mix of PPL Board tenure that allows for both new perspectives and continuity, and reflect our commitment to diverse perspectives. Importantly, they:

•	have extensive knowledge of and experience in the regulated utility business and other regulated industries;

•	are seasoned senior executives in the areas of corporate finance, capital markets, and accounting;

•	bring deep knowledge of strategic planning, risk management, and operations;

•	understand human capital management, safety, and labor issues; and

•	represent diverse backgrounds and viewpoints.

Senior Executive Leadership

Former or current C-level executive or served in another policy-making executive role at a public or private company.

Directors: Beattie, Rajamannar, Redman, Rogerson, Sorgi, Sullivan, von Althann, Williamson, Wood, Zagalo de Lima

Risk Management

Experience identifying, evaluating, and managing enterprise risk, including both financial and business risks. This experience was gained through senior management roles overseeing or managing a risk function, or through public company board service, including as a member of a public company audit committee.

Directors: Beattie, Rajamannar, Redman, Rogerson, Sorgi, Sullivan, von Althann, Williamson, Wood, Zagalo de Lima

6 PPL CORPORATION 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Capital Markets, Finance and Accounting

Significant experience in capital markets, corporate finance, or accounting, through managing or serving in such functions at a large public or private company, or through service on a public company board. Directors with expertise in capital markets, finance and accounting promote effective capital allocation, robust controls, and oversight of financial planning for the company.

Directors: Beattie, Redman, Rogerson, Sorgi, Sullivan, von Althann, Williamson, Wood, Zagalo de Lima

Operations Experience and Safety

Experience in senior management of operating companies. Directors with operations experience bring a practical approach to reviewing and overseeing the implementation of business plans and bring insights on the challenges and opportunities of our operating utilities, including a priority focus on safety and compliance.

Directors: Rajamannar, Redman, Rogerson, Sorgi, von Althann, Williamson, Zagalo de Lima

Regulated Industry

Significant experience as a senior executive of a regulated company, including utilities or companies in the banking, pharmaceutical or financial services industries. The ability to navigate specific industry regulations, while developing and implementing corporate strategy at a senior executive level, gives these directors a distinct perspective on our company’s strategic plan and industry as a whole.

Directors: Beattie, Rajamannar, Sorgi, Sullivan, von Althann, Williamson, Wood

Environmental and Sustainability

Experience in overseeing, operating or managing the environmental, clean energy, and sustainability initiatives including corporate social responsibility. Directors with these skills provide effective oversight for our clean energy strategy and our sustainability goals and disclosures.

Directors: Rajamannar, Redman, Rogerson, Sorgi, Sullivan, Wood

Technology, Digitalization and Innovation

Leadership and oversight experience in technology, digital platforms, and innovation. These skills are gained through managing efficiency improvements through technology, implementing enterprise-wide digitalization and automation initiatives, and utilizing disruptive technologies. Our directors use this experience to oversee opportunities to leverage new technologies and improve the business model.

Directors: Rajamannar, Redman, Sorgi, Sullivan, Wood, Zagalo de Lima

PPL CORPORATION 2023 Proxy Statement 7

PROPOSAL 1: ELECTION OF DIRECTORS

Cybersecurity

Experience and knowledge of cybersecurity risks and protections of grid operations, technology and data from cyber-attack. Our directors with cybersecurity skills apply these skills to oversee management’s efforts to protect the company’s assets from cyber risks.

Directors: Rajamannar, Redman, Sullivan, Wood, Zagalo de Lima

Customer Relationships and Marketing

Experience at a national or global organization in customer marketing or branding, including leveraging evolving technologies. This experience translates to a focus on improved customer experience through service, communication, and innovative online initiatives.

Directors: Rajamannar, Rogerson, von Althann, Zagalo de Lima

Regulated Utility Experience

Significant experience as a senior executive of a regulated utility. This experience allows for a detailed and nuanced understanding of the challenges facing the company and supports contributions to and refinements of the company’s strategic direction.

Directors: Beattie, Sorgi, Sullivan

8 PPL CORPORATION 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

The table below reflects how each nominee has self-identified certain demographic attributes.

Demographic Attributes
Tenure (Years)*	2	11	1	17	2	0	13	17	5	8
Age (Years)*	68	61	58	66	51	59	72	70	69	64
Gender	M	M	F	M	M	F	F	M	F	M
Race/Ethnicity
African American/Black								🌑
Asian-Indian		🌑
Cuban American/Hispanic							🌑
White	🌑		🌑	🌑	🌑	🌑	🌑		🌑	🌑
Nationality - Portuguese										🌑

*	Tenure (based on anniversary date) and age as of April 4, 2023

PPL CORPORATION 2023 Proxy Statement 9

PROPOSAL 1: ELECTION OF DIRECTORS

OUR NOMINEES STANDING FOR ELECTION

Director since: 2020

Age: 68

Board Committees:

•  Audit (Chair)

•  Executive

•  Finance

Skills and Attributes:

•  Senior Executive Leadership

•  Risk Management

•  Capital Markets, Finance and Accounting

•  Regulated Industry

•  Regulated Utility Experience

ARTHUR P. BEATTIE	INDEPENDENT DIRECTOR

Key qualifications and skills

Mr. Beattie brings to our Board his 42 years of experience in the utility industry, including as chief financial officer and chief risk officer of Southern Company, a large-cap publicly traded utility holding company. He has deep knowledge of the regulated utility industry, and the risks to and opportunities for our company. In particular, Mr. Beattie’s considerable experience with debt and equity capital markets, financial planning and reporting, and enterprise risk management makes him a valuable contributor to our Board and our Audit Committee. His utility industry experience in mergers, acquisitions and divestitures has been useful in helping to guide PPL through its strategic repositioning.

Additional experience

Mr. Beattie has served in multiple senior executive leadership positions for various operating subsidiaries of Southern Company and charitable foundations. He was instrumental in the creation of the Alabama Power Foundation, where he served as a board member and treasurer for 21 years and provided oversight for compliance with Internal Revenue Service regulations. Mr. Beattie also served on the board of Emageon, Inc. as an independent director and Chair of its Audit Committee before the company was acquired in 2009.

Career Overview

•   Retired Executive Vice President, Chief Financial Officer and Chief Risk Officer (2010–2018), Southern Company, an American gas and electric utility holding company based in the southern United States (Southern)

•   Executive Vice President and Chief Financial Officer (2005-2010), Alabama Power Company, a utility subsidiary of Southern

•   Prior to 2005, served in various executive, officer and management positions for nearly three decades at Alabama Power Company, including as a Vice President, Comptroller and Treasurer

Other current public company boards

Serves as an independent director of Southwest Water Company

10 PPL CORPORATION 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Director since: 2011

Age: 61

Board Committees:

•  Compensation

•  Governance, Nominating and Sustainability

Skills and Attributes:

•  Senior Executive Leadership

•  Risk Management

•  Operations Experience and Safety

•  Regulated Industry

•  Environmental and Sustainability

•  Technology, Digitalization and Innovation

•  Cybersecurity

•  Customer Relationships and Marketing

RAJA RAJAMANNAR	INDEPENDENT DIRECTOR

Key qualifications and skills

Mr. Rajamannar has extensive senior executive experience, focused on improving customer outcomes through technology. During his time at MasterCard, Mr. Rajamannar supported the company’s successful navigation of highly regulated environments by leading transformational strategies that leveraged technology and digital automation. His experience in managing risk while leading change for large, regulated, consumer-facing businesses adds value to our Board. His experience in cybersecurity, launching digital technology platforms and optimizing data analytics are all highly relevant areas of expertise as PPL invests in digitalization. Mr. Rajamannar also has extensive experience in customer-focused marketing and communications, which is essential to providing effective oversight as PPL evolves its customer experience.

Additional experience

Mr. Rajamannar has led sustainability initiatives within the global marketing space, including MasterCard’s participation in the World Federation of Advertisers program to combat climate change. In addition, he specialized in environmental management and sustainability as part of his post-graduate studies.

Career Overview

•   Chief Marketing & Communications Officer and President, Healthcare (2016–present), and Chief Marketing Officer (2013–2016), MasterCard Incorporated, a technology company in the global payments industry

•   Executive Vice President, Senior Business, and Chief Transformation Officer (2012–2013) of WellPoint, Inc. (now known as Elevance Health, Inc.), a managed care company

•   Senior Vice President and Chief Innovation and Marketing Officer (2009–2012) for Humana Inc., a health insurance company

•   Various senior management marketing and sales positions with (1994–2009) Citigroup, a global bank

•   Various sales and product management roles (1988–1994) with Unilever, a global consumer goods company

PPL CORPORATION 2023 Proxy Statement 11

PROPOSAL 1: ELECTION OF DIRECTORS

Director since: 2021

Age: 58

Board Committees:

•  Audit

•  Finance

Skills and Attributes:

•  Senior Executive Leadership

•  Risk Management

•  Capital Markets, Finance and Accounting

•  Operations Experience and Safety

•  Environmental and Sustainability

•  Technology, Digitalization and Innovation

•  Cybersecurity

HEATHER B. REDMAN	INDEPENDENT DIRECTOR

Key qualifications and skills

Ms. Redman brings to our Board extensive experience in advanced technologies, from artificial intelligence to big data to machine learning, including with applications for the energy sector. Her technology experience is critical as PPL creates the utilities of the future. Ms. Redman possesses a unique background and essential skills for oversight of our strategic transformation, pairing legal, operational and financial acumen with knowledge of emerging technologies.

Additional experience

Ms. Redman has notable strength in the area of disruptive cleantech for renewable energy and sustainability, having spent more than a decade in operational roles at Summit Power Group, a leading developer of clean energy projects. Her extensive career experience also includes service as general counsel of Getty Images, a publicly traded digital media company. Ms. Redman has completed the National Association of Corporate Directors (NACD) CERT Certificate in Cybersecurity Oversight and has received the NACD Directorship Certification.

Career Overview

•   Co-Founder and Managing Partner (2016-present), Flying Fish Partners, a venture capital firm investing in early stage artificial intelligence and machine learning startups, including energy-related applications

•   Vice President of Business Operations (2014-2017), Indix Corporation, a big data artificial intelligence startup

•   Principal and Senior Vice President (2001-2014), Summit Power Group, a leading developer of clean energy projects

•   Served in executive leadership positions with Atom Entertainment, PhotoDisc and Getty Images

•   Member of the North American Advisory Board for The Hawthorn Club, an international network for executive women in the energy industry, and serves on several nonpublic company boards, including Coldstream Holdings, Inc. and the Washington State University Board of Regents and Foundation

12 PPL CORPORATION 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Director since: 2005

Age: 66

Board Committees:

•  Compensation

•  Executive (Chair)

Skills and Attributes:

•  Senior Executive Leadership

•  Risk Management

•  Capital Markets, Finance and Accounting

•  Operations Experience and Safety

•  Environmental and Sustainability

•  Customer Relationships and Marketing

CRAIG A. ROGERSON	INDEPENDENT DIRECTOR CHAIR OF THE BOARD

Key qualifications and skills

As independent Chair, Mr. Rogerson brings to our Board significant senior executive leadership and strategic, organizational, operational and risk management expertise. Having recently retired in January 2023, Mr. Rogerson brings years of demonstrated leadership ability as the former chief executive officer of large global chemical manufacturing companies, which he led through business and industry transformations. Mr. Rogerson provides a continuity of perspective and institutional insight to our Board.

Additional experience

Mr. Rogerson’s early background as a chemical engineer and his prior service on the American Chemistry Council and Society of Chemical Industry boards have contributed to his skills in operations, safety and innovation, which he brings to the Board. He also has extensive environmental oversight, board leadership and corporate governance experience.

Career Overview

•   Retired Chairman, President and Chief Executive Officer (2019–January 2023), Hexion Holdings Corporation, and retired Chairman, President and Chief Executive Officer (2017–January 2023), Hexion Inc., a global producer of thermoset resins as well as other chemical platforms serving a wide range of market applications. In April 2019, Hexion Inc. filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code and successfully emerged in July 2019.

•   Chairman, President and Chief Executive Officer (2008–2017), Chemtura Corporation, a global manufacturer and marketer of specialty chemicals

•   President, Chief Executive Officer and director (2003–2008), Hercules Incorporated, a chemical company

•   Serves as a director for: Pancreatic Cancer Action Network; Advisory Board of the Chemical Engineering & Materials Science College; College of Engineering Alumni Board of Michigan State University; and McLaren Northern Michigan Hospital

Other public company boards

Served as an independent director of Ashland Global Holdings Inc.

(2019–January 2021)

PPL CORPORATION 2023 Proxy Statement 13

PROPOSAL 1: ELECTION OF DIRECTORS

Director since: 2020

Age: 51

Board Committees:

•  Executive

Skills and Attributes:

•  Senior Executive Leadership

•  Risk Management

•  Capital Markets, Finance and Accounting

•  Operations Experience and Safety

•  Regulated Industry

•  Environmental and Sustainability

•  Technology, Digitalization and Innovation

•  Regulated Utility Experience

VINCENT SORGI	MANAGEMENT DIRECTOR

Key qualifications and skills

With approximately 30 years of experience in the utility industry, Mr. Sorgi brings to our Board extensive capital markets, finance and accounting expertise, providing particularly valuable insight into the areas of accounting and controls. He also provides a wealth of knowledge of strategy, risk management, regulatory oversight, human capital management, financial planning, innovation in the utility space, and mergers and acquisitions from a regulated utility industry perspective. As Chief Executive Officer, Mr. Sorgi has led PPL’s transformation over the past two years as it evolves into a premier, pure-play U.S. regulated utility holding company. In his prior role as Chief Operating Officer, he led the day-to-day operations of PPL’s high-performing utilities. And, as Chief Financial Officer from 2014 to 2019, Sorgi was instrumental in guiding PPL through the spinoff of its competitive generation business. Under his leadership, we are advancing the future of energy technology and infrastructure while driving long-term value for customers and shareowners.

Additional experience

Mr. Sorgi started his career in the accounting industry, providing him with foundational financial acumen that he has applied in his leadership roles in the energy industry. He also brings expertise in energy generation and supply.

Career Overview

•   President and Chief Executive Officer (June 2020-present), PPL Corporation

•   President and Chief Operating Officer (July 2019-May 2020), Executive Vice President (January 2019-June 2019) and Chief Financial Officer (2014-2019), Senior Vice President (2014-2019) and Vice President and Controller (2010-2014), PPL Corporation; Controller for PPL’s former energy supply and marketing segment (2007-2010) and financial director of the former PPL Generation subsidiary (2006-2007)

•   Prior to joining PPL, worked for Public Service Enterprise Group for nine years and prior to that, Deloitte & Touche LLP for four years

•   Member, American Institute of Certified Public Accountants

•   Serves as a director for the Electric Power Research Institute, the Edison Electric Institute, St. Luke’s Health Network and Da Vinci Science Center

14 PPL CORPORATION 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Director since: 2023

Age: 59

Board Committees:

•  Compensation

•  Finance

Skills and Attributes:

•  Senior Executive Leadership

•  Risk Management

•  Capital Markets, Finance and Accounting

•  Regulated Industry

•  Environmental and Sustainability

•  Technology, Digitalization and Innovation

•  Cybersecurity

•  Regulated Utility Experience

LINDA G. SULLIVAN	INDEPENDENT DIRECTOR

Key qualifications and skills

Ms. Sullivan brings three decades of financial and leadership experience in the regulated utility industry to our Board. As the newest Board member, Ms. Sullivan provides a fresh perspective while drawing on her deep roots in the utility industry, her significant history of driving growth and innovation and her experience across multiple regulated sectors. During her time as CFO at American Water Works Company Inc., the company experienced significant growth and increase in total shareholder returns. Ms. Sullivan led operations for technology, cyber and physical security, supply chain, research and development, and environmental compliance. Ms. Sullivan has received the NACD Directorship Certification, reflecting her commitment to strong governance and effective board leadership.

Additional experience

Ms. Sullivan is a Certified Public Accountant (inactive) and a Certified Management Accountant.

Career Overview

•   Retired Chief Financial Officer and Executive Vice President (2014-2019), American Water Works Company Inc., one of the nation’s largest publicly traded water and wastewater utility companies

•   Chief Financial Officer and Senior Vice President (2009 to 2014) of Southern California Edison Company

•   Including the role above, more than 20 years of experience in a variety of leadership roles with the subsidiaries of Edison International, one of the nation’s largest electric utility holding companies

•   Prior to her time at Edison International, she was a senior auditor with Arthur Anderson, LLP

Other current public company boards

Serves as an independent director of AltaGas Ltd. and NorthWestern Corporation d/b/a Northwestern Energy

PPL CORPORATION 2023 Proxy Statement 15

PROPOSAL 1: ELECTION OF DIRECTORS

Director since: 2009

Age: 72

Board Committees:

•  Compensation (Chair)

•  Executive

•  Finance

Skills and Attributes:

•  Senior Executive Leadership

•  Risk Management

•  Capital Markets, Finance and Accounting

•  Operations Experience and Safety

•  Regulated Industry

•  Customer Relationships and Marketing

NATICA VON ALTHANN	INDEPENDENT DIRECTOR

Key qualifications and skills

With decades of experience as an executive in banking and financial services, Ms. von Althann brings to our Board her strong judgment, reasoned risk management skills, and significant finance expertise. Her long tenure as a senior executive in a regulated industry contributes insight to our current opportunities and risk management. Throughout her senior executive roles at Citigroup, Ms. von Althann managed complex global businesses, including in global relationship management, in corporate finance, and in private banking. Her deep experience in financial reporting, investment management and governance is valuable to the Board’s oversight role.

Additional experience

Ms. von Althann serves as a director of TD Bank US Holding Company and its two bank subsidiaries, TD Bank, N.A. and TD Bank USA, N.A. (all wholly owned subsidiaries of TD Bank Group), as well as Chair of FuelCell Energy, Inc.’s board committee for environmental, social, governance and nominating. These roles provide additional insights into leadership, governance, and regulatory matters at evolving enterprises.

Career Overview

•   Founding Partner (2009–2013), C&A Advisors, a consulting firm in the areas of financial services and risk management

•   Retired Senior Credit Risk Management Executive (2007–2008), Bank of America after U.S. Trust was acquired by Bank of America; retired Chief Credit Officer (2003–2008), U.S. Trust

•   26 years at Citigroup in various senior management roles, including managing director and co-head of Citigroup’s U.S. Telecommunications – Technology group, managing director and global industry head of the Retail and Apparel group and division executive and market region head for Latin America in the Citigroup private banking group

•   Serves as a director for Friends of Caritas Cuba

Other current public company boards

Serves as an independent director of FuelCell Energy, Inc.

16 PPL CORPORATION 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Director since: 2005

Age: 70

Board Committees:

•  Audit

•  Governance, Nominating and Sustainability

Skills and Attributes:

•  Senior Executive Leadership

•  Risk Management

•  Capital Markets, Finance and Accounting

•  Operations Experience and Safety

•  Regulated Industry

KEITH H. WILLIAMSON	INDEPENDENT DIRECTOR

Key qualifications and skills

Mr. Williamson brings to our Board decades of legal, finance and senior executive leadership experience at the highest levels of publicly traded companies. In addition, his experience in regulated industries, including his service on the risk management committee while at Centene Corporation, contributes to the Board’s perspective and oversight. Leveraging his joint MBA and law degree from Harvard University, Mr. Williamson has contributed important insights on legal and governance matters as a Board member.

Additional experience

Mr. Williamson has extensive knowledge of government relations and corporate giving based on his work on the Centene Charitable Foundation.

Career Overview

•   President (2020–present), Centene Charitable Foundation

•   Former Executive Vice President, Secretary and General Counsel (2012–2020), Centene Corporation, a provider of managed healthcare services, primarily through Medicaid, commercial and Medicare products

•   Senior Vice President, Secretary and General Counsel (2006–2012), Centene Corporation

•   President, Capital Services Division (1999–2006), Pitney Bowes Inc. and various positions in tax, finance and legal groups, including oversight of the treasury function and rating agency activity (1988–1998)

PPL CORPORATION 2023 Proxy Statement 17

PROPOSAL 1: ELECTION OF DIRECTORS

Director since: 2018

Age: 69

Board Committees:

•  Audit

•  Executive

•  Governance, Nominating and Sustainability (Chair)

Skills and Attributes:

•  Senior Executive Leadership

•  Risk Management

•  Capital Markets, Finance and Accounting

•  Regulated Industry

•  Environmental and Sustainability

•  Cybersecurity

•  Technology, Digitalization and Innovation

PHOEBE A. WOOD	INDEPENDENT DIRECTOR

Key qualifications and skills

Ms. Wood has extensive experience as a senior financial executive, including in the energy industry, and as a board director with publicly traded companies in other industries. She brings to our Board her broad experience in finance, accounting, strategic planning, capital markets and risk management. Ms. Wood has also overseen management of information technology and brings significant knowledge and expertise of corporate governance and evolving ESG issues, directly relevant to the Board’s oversight function and our company’s clean energy strategy.

Additional experience

Ms. Wood has been actively engaged in environmental, health and safety matters through work experience and in her oversight role as a director of other corporate boards. She has been actively involved with sustainability reporting and ESG ratings and investor relations in these areas.

Career Overview

•   Principal (2008–present), CompaniesWood, a consulting firm specializing in early-stage investments

•   Retired Vice Chairman and Chief Financial Officer (2006-2008) and Executive Vice President and Chief Financial Officer (2001–2006), Brown-Forman Corporation, a diversified consumer products manufacturer

•   Vice President and Chief Financial Officer and director, Propel Corporation (2000–2001)

•   An almost 24-year tenure at Atlantic Richfield Corporation in various financial management capacities

Other current public company boards

Serves as an independent director of Invesco Ltd., Leggett & Platt, Incorporated, and Pioneer Natural Resources Company

18 PPL CORPORATION 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Director since: 2014

Age: 64

Board Committees:

•  Executive

•  Finance (Chair)

•  Governance, Nominating and Sustainability

Skills and Attributes:

•  Senior Executive Leadership

•  Risk Management

•  Capital Markets, Finance and Accounting

•  Operations Experience and Safety

•  Cybersecurity

•  Customer Relationships and Marketing

•  Technology, Digitalization and Innovation

ARMANDO ZAGALO DE LIMA	INDEPENDENT DIRECTOR

Key qualifications and skills

Having served as a senior executive of Xerox, a public technology company, Mr. Zagalo de Lima provides critical insight to our Board in the context of strategic initiatives, emerging technologies and services, business operations and the risks associated with these areas. Mr. Zagalo de Lima also brings knowledge and skills related to leadership of a global enterprise, including operating in a variety of regulatory jurisdictions. His experience and skills are instrumental as our utilities continue their digital innovation and grid modernization.

Additional experience

Mr. Zagalo de Lima has significant experience in customer service, sales, engineering, innovation, product development, manufacturing, distribution and marketing from his several decades at Xerox.

Career Overview

•   Retired Executive Vice President (2010–2015), Xerox Corporation, a multinational enterprise for business process and document management

•   President (2012–2014), Xerox Technology

•   President of Global Customer Operations (2010–2012), Xerox Corporation

•   President (2004–2010) and Chief Operating Officer (2001–2004), Xerox Europe

•   Various sales, marketing and management positions for Xerox across Europe (1983–2001)

*    *    *

Use of Proxy. The Board of Directors has no reason to believe that any of the nominees will become unavailable for election. If, however, any nominee should become unavailable prior to the Annual Meeting, the accompanying proxy will be voted for the election of such other person as the Board of Directors may recommend in place of that nominee. The proxies appointed by the Board of Directors intend to vote the proxy for the election of each of the nominees unless you indicate otherwise on the proxy or ballot card.

Your Board of Directors recommends that you vote FOR each director nominee in Proposal 1.

PPL CORPORATION 2023 Proxy Statement 19

GOVERNANCE OF THE COMPANY

BOARD OF DIRECTORS

Attendance. The Board of Directors met six times during 2022. Each director attended at least 75% of the meetings held in 2022 by the Board and the committees on which the director served during the period of director service. The average attendance of directors at Board and committee meetings held during 2022 was 99%. Directors are expected to attend all meetings of shareowners, the Board and the committees on which they serve. All of our directors attended the 2022 Annual Meeting of Shareowners, except for Ms. Sullivan, who did not join the Board until January 10, 2023.

Independence of Directors. The Board has established guidelines to assist it in determining director independence, which conform to the independence requirements of the New York Stock Exchange, or NYSE, listing standards. In addition to applying these guidelines, which are available in the Corporate Governance section of our website (www.pplweb.com/governance-documents), the Board considers all relevant facts and circumstances in making an independence determination, including transactions and relationships between each director or members of the directors’ immediate family and the company and its subsidiaries. The Board determined that nine directors, constituting all of PPL’s non-employee directors, are independent from the company and management pursuant to its independence guidelines: Messrs. Beattie, Rajamannar, Rogerson, Williamson and Zagalo de Lima, and Mses. Redman, Sullivan, von Althann and Wood.

In making its independence determinations, the Board has broadly considered all relevant facts and circumstances including the other boards on which our directors serve. The Board considered that Ms. Sullivan is a director for NorthWestern Corporation d/b/a NorthWestern Energy, which is an unsecured creditor of affiliates of Talen Energy Corporation, and PPL has pending litigation adverse to certain affiliates of Talen Energy Corporation as more fully described in PPL’s Form 10-K for the period ended December 31, 2022. The Board has concluded that these circumstances do not impair the independence of Ms. Sullivan or any non-employee directors.

Outside Board and Audit Committee Memberships. Directors are expected to ensure that other commitments, including outside board memberships, do not interfere with their duties and responsibilities to the company. The Guidelines for Corporate Governance limit directors to serve on no more than three boards of public companies in addition to PPL. For any director who is a public company CEO, the limit is no more than one board of a public company in addition to PPL. Finally, a director who is a member of the Audit Committee may not serve on the audit committees of more than two public companies in addition to the PPL Audit Committee.

Executive Sessions; Independent Chair of the Board. The independent directors meet in executive sessions during each regularly scheduled Board meeting without management present. Mr. Rogerson presides at these executive sessions and also serves as the independent Chair of the Board.

Board Leadership Structure. Consistent with its commitment to regularly evaluate its leadership structure, effective March 1, 2021, the Board appointed Mr. Rogerson as the independent Chair of the Board upon the retirement of William H. Spence as non-executive Chairman of the Board. Prior to the appointment of Mr. Rogerson as independent Chair, the Board had an independent Lead Director, who provided independent oversight through the independent Lead Director’s significant authority and responsibilities, as more specifically outlined in our Guidelines for Corporate Governance.

At this time, the Board believes it is most effective for PPL to have an independent Chair. Mr. Rogerson has substantial knowledge of our company through his longstanding service on our Board and significant organizational, operational and risk management expertise, as well as extensive environmental oversight and board leadership experience. In addition, PPL has been active in strategic acquisitions and divestitures over the past decade and Mr. Rogerson’s institutional knowledge and proven track record has been instrumental in helping to set the current strategy for the company. Mr. Rogerson, having served with four different CEOs during his time on the Board, has provided continuity and long-term perspective for the Board. As the independent Chair, Mr. Rogerson engages effectively with management to question, challenge, provide advice and serve as a liaison to the other independent directors.

There has been significant and ongoing refreshment among our Board members, including the most recent addition of Ms. Sullivan, as more specifically described below. Maintaining an appropriate blend of seasoned and new directors provides valuable perspectives, especially for long-term strategy and decisions. Based on these facts and circumstances, the Board is confident that Mr. Rogerson offers the valuable insight of an independent outside director who also has a deep understanding of our business and brings a breadth of experience and unique perspective regarding changes to our company and within our industry.

20 PPL CORPORATION 2023 Proxy Statement

GOVERNANCE OF THE COMPANY

The Board will continue to evaluate the effectiveness of the Board’s leadership structure, including a review of the need or desire for an independent Chair on at least an annual basis, and will make any future decisions based upon the best interests of the company and its shareowners at that time. The Board believes the company and its shareowners are best served by maintaining the flexibility for the Board to determine who should serve in the roles of Chair and CEO, and whether those roles should be combined or separated.

Board and Committee Evaluations. Annually, the Board and each committee, other than the Executive Committee, evaluate Board and committee performance. For the evaluation of the Board’s effectiveness in 2022, directors completed a questionnaire evaluating topics such as Board dynamics, Board and committee effectiveness and engagement, access to management, agenda requests and similar matters, encouraging a broad range of commentary from each director. Following a review of the aggregated questionnaire responses, the Chair of the GNSC, joined by the Chair or the CEO, met individually with each Board member to seek additional input. The individual interviews allowed each director an opportunity to elaborate on the director’s questionnaire submissions and to provide candid reflection on personal contributions, the performance of other directors, and Board and committee effectiveness. The responses and feedback from both the questionnaires and interviews were summarized and presented to the full Board, then discussed with the entire Board in executive session at its January 2023 meeting. The Board considers feedback and works with management to take appropriate action to address suggestions and concerns. While every Board member is encouraged to provide comments as to the structure and operation of Board committees, each committee conducts its own annual assessment as well.

Guidelines for Corporate Governance. The full text of our Guidelines for Corporate Governance can be found in the Corporate Governance section of our website (www.pplweb.com/governance-documents).

Communications with the Board. Shareowners or other parties interested in communicating with the Board, the independent Chair, any Board member or with the independent directors as a group may write to the person or persons at the following address:

c/o Corporate Secretary’s Office

PPL Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101

The Corporate Secretary’s Office assists the Board with all correspondence, including providing communications to Board members where appropriate, with the general exception of ordinary course business communications from customers and vendors, commercial solicitations, advertisements or obvious “junk” mail. Concerns relating to accounting, internal controls or financial statement fraud are to be brought immediately to the attention of the Corporate Audit group and are handled in accordance with procedures established by the Audit Committee with respect to such matters.

Code of Ethics. We maintain a code of business conduct and ethics, our Standards of Integrity, which is applicable to all Board members and employees of the company and its subsidiaries, including the principal executive officer, the principal financial officer and the principal accounting officer of the company. You can find the full text of the Standards of Integrity in the Corporate Governance section of our website (www.pplweb.com/governance-documents).

Shareowner Engagement. We engage with our shareowners throughout the year in a variety of forums involving our directors, senior management, investor relations group, chief sustainability officer and legal department. We meet with our shareowners in person, by telephone or videoconference and at external venues, and attend conferences and other forums at which shareowners are present.

In the fall, we conduct our annual outreach to our largest shareowners, to receive feedback and engage in dialogue. These conversations allow our management and directors to hear directly from shareowners, understand various perspectives, and weigh and consider responsive steps by the company. Our engagement covers a broad range of topics, such as the company’s corporate governance practices; board composition and refreshment; clean energy transition strategy and related disclosures; political spending disclosure; diversity, equity and inclusion initiatives; community engagement; risk oversight; executive compensation; and culture and workforce development. These meaningful exchanges provide us with a direct understanding of our shareowners’ perspectives as well as an opportunity to share our views with shareowners.

PPL CORPORATION 2023 Proxy Statement 21

GOVERNANCE OF THE COMPANY

Over the past several years, the input we received from shareowners has influenced and informed the following actions:

•

We communicated a multi-pronged clean energy strategy to guide the company’s transition. Our clean energy strategy includes net-zero by 2050 and interim goals. We have disclosed our strategy, specific clean energy initiatives and our emissions profile in company reports and in our CDP (formerly the Carbon Disclosure Project) climate survey.

•	In March of 2021, we appointed Mr. Rogerson as independent Chair of the Board, separating the positions of CEO and Chair of the Board.

•	We have continued our ongoing board refreshment, including the addition of Mr. Beattie in 2020, Ms. Redman in 2021, and Ms. Sullivan in January 2023.

•

We included ESG target metrics in our 2022 executive compensation, including in both the short-term incentive and long-term incentive awards, as more fully discussed in the Compensation Discussion and Analysis (CD&A) beginning on page 38.

•	We adopted enterprise-wide policies on the environment, human rights, and health and safety to clearly articulate the company’s approach on these important ESG topics.

•

In December 2022, as an addendum to our 2021 Climate Assessment Report, we published a generation study assessing the strategic feasibility and financial implications of achieving an 80% clean generation portfolio by 2030 (meaning that 80% of customer demand is met by renewable and non-emitting resources).

•	We enhanced our disclosure on public policy engagement to provide more information about how the company engages with policy makers on key issues directly and through our trade associations.

•	We made publicly available the company’s climate policy principles that guide the company’s advocacy on climate-related regulations and legislative proposals.

22 PPL CORPORATION 2023 Proxy Statement

GOVERNANCE OF THE COMPANY

BOARD COMMITTEES

The Board of Directors has five standing committees: Audit Committee; Compensation Committee; Executive Committee; Finance Committee; and Governance, Nominating and Sustainability Committee.

Each non-employee director usually serves on two or more committees. Except for the Executive Committee, all of our committees are composed entirely of independent directors under the listing standards of the NYSE and the company’s standards of independence described under the heading “Independence of Directors.” In addition, all members of the Audit Committee qualify as “audit committee financial experts.” (See the biographies of our Audit Committee members within Proposal 1.) Each committee has a charter, all of which are available in the Corporate Governance section of the company’s website (www.pplweb.com/governance-documents).

The following table shows the directors who are currently members or chairs of each of the standing Board committees and the number of meetings each committee held in 2022.

Board Committee Membership

		Audit	Compensation	Executive	Finance	Governance, Nominating and Sustainability

Arthur P. Beattie(1) (2)	I	🌑		∎	∎

Raja Rajamannar	I		∎			∎

Heather B. Redman(1)	I	∎			∎

Craig A. Rogerson	I/C		∎	🌑

Vincent Sorgi				∎

Linda G. Sullivan(3)	I		∎		∎

Natica von Althann	I		🌑	∎	∎

Keith H. Williamson(1)	I	∎				∎

Phoebe A. Wood(1)	I	∎		∎		🌑

Armando Zagalo de Lima	I			∎	🌑	∎

Number of Meetings in 2022		7	6	1	5	5

🌑 Chair             ∎ Member             I – Independent Director             C – Chair of the Board

(1)	Designated as an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission, or SEC.
(2)	Became Chair of the Audit Committee and joined the Executive Committee on March 1, 2022.
(3)	Joined the Compensation Committee and Finance Committee on January 10, 2023.

PPL CORPORATION 2023 Proxy Statement 23

GOVERNANCE OF THE COMPANY

Principal Functions of Each Committee

The following table describes the principal functions of each committee.

Committee	Principal Function

Audit Committee

•  Oversee:

•  the integrity of the financial statements of the company and its subsidiaries;

•  the effectiveness of the company’s disclosure controls and procedures and internal control over financial reporting;

•  the identification, assessment and management of risk;

•  the company’s compliance with legal and regulatory requirements and the company’s compliance and ethics program;

•  the qualifications, independence and selection of independent registered public accounting firm, or “independent auditors”; and

•  the performance of the company’s independent auditor and internal audit function.

Compensation Committee

•  Oversee the company’s executive compensation philosophy, policies and programs and how these policies and programs align with the company’s overall business strategy;

•  Periodically review and assess the company’s strategy for human capital management;

•  Oversee management’s executive officer succession planning;

•  Discuss results of annual say-on-pay vote and periodically recommend the frequency of such vote;

•  Review and evaluate the performance of the CEO and other executive officers of the company, including setting goals and objectives, and approving their compensation, including incentive awards;

•  Review and approve the stock ownership requirements for the company’s directors and executive officers;

•  Review the fees and other compensation paid to outside directors for their services on the Board and its committees; and

•  Undertake independence and conflicts of interest assessments of its compensation consultant.

Executive Committee

•  Exercise all of the powers of the Board of Directors during periods between Board meetings, with the exception of:

•  submission to shareowners of any action requiring approval of shareowners;

•  creation or filling of vacancies on the Board;

•  changing the membership of and filling of vacancies on any committee of the Board;

•  adoption, amendment or repeal of the Bylaws;

•  amendment or repeal of any resolution of the Board that by its terms is amendable or repealable only by the Board;

•  action on matters committed by the Bylaws or resolution of the Board exclusively to another committee of the Board; and

•  taking any action as may not be exercised by a committee under the Pennsylvania Business Corporation Law or the Bylaws.

24 PPL CORPORATION 2023 Proxy Statement

GOVERNANCE OF THE COMPANY

Committee	Principal Function

Finance Committee

•  Review and approve annually the business plan, which includes the annual financing plan, as well as the capital expenditure plan for the company and its subsidiaries;

•  Approve third-party financing transactions, guarantees or other credit or liquidity support in excess of $50 million, to the extent not contemplated by the annual financing plan approved by the Finance Committee;

•  Approve reductions of the outstanding securities of the company in excess of $100 million;

•  Authorize capital expenditures in excess of $100 million;

•  Authorize acquisitions and dispositions in excess of $100 million; and

•  Review, approve and monitor the policies and practices of the company and its subsidiaries in managing financial risk.

Governance, Nominating and Sustainability Committee (GNSC)

(Name revised from Governance and Nominating Committee, effective January 28, 2022, to better reflect the sustainability responsibilities of the company)

•  Oversee corporate governance for the company, including annually review and recommend any changes to the Guidelines for Corporate Governance;

•  Oversee the company’s practices and positions to further its sustainability strategy and corporate governance, including specific environmental and corporate social responsibility initiatives;

•  Provide oversight of the company’s corporate political activity, with such oversight to include receiving reports at least annually as to political spending and related activities by the company, if any;

•  Conduct a reasonable prior review, and provide oversight of, any related-party transactions consistent with the company’s Related-Party Transaction Policy;

•  Establish and administer programs for evaluating the performance of the Board and committees;

•  Recommend to the Board any changes in size or composition of the Board, including recommendations for Board refreshment;

•  Identify and recommend to the Board candidates for election to the Board; and

•  Recommend to the Board the composition of each committee of the Board.

Compensation Processes and Procedures

The Compensation Committee undertakes to compensate executive officers effectively and in a manner consistent with our stated compensation and corporate strategies. The Compensation Committee has the exclusive authority to grant equity awards to executive officers and delegates specified administrative functions to certain officers, including the CEO and the Chief Human Resources Officer, or CHRO. The Compensation Committee has strategic and administrative responsibilities with respect to our executive compensation arrangements, including:

•	reviewing and approving the design of the executive compensation program and practices;

•	monitoring new rules and regulations and assessing evolving best practices concerning executive compensation;

•	determining the elements of compensation and the financial and other metrics to be used to measure performance for the upcoming year;

•	setting annual goals and targets for each executive officer, including the NEOs;

•

evaluating the performance and leadership of the CEO, seeking input from all independent directors, and reviewing the performance of the other executive officers against their established goals and objectives; and

•	determining and approving the annual compensation of the executive officers based on such evaluations.

PPL CORPORATION 2023 Proxy Statement 25

GOVERNANCE OF THE COMPANY

The Compensation Committee has retained Frederic W. Cook & Co., Inc., or FW Cook, as its independent compensation consultant to assist the committee in determining whether the company’s executive compensation program is reasonable and consistent with competitive practices. FW Cook provides advice and counsel on executive and director compensation matters and provides information and advice regarding market trends, competitive compensation programs and strategies including:

•

Reporting regularly on current trends in utility industry executive compensation and providing data analyses, market assessments or other information as requested to assist in the administration of the executive compensation programs.

•

Providing a detailed analysis of competitive pay levels and practices to the Compensation Committee, which the Compensation Committee uses to understand current market practices when it assesses performance and considers salary levels and incentive awards at its January meeting following the conclusion of the performance year.

•	Reviewing the pay program for the company’s non-employee directors relative to a group of utility companies and to a broad spectrum of general industry companies.

•

Providing a review of compensation for the executive officer positions at PPL, including each of the NEOs. This review includes information for both utility and general industry and results in a report on the compensation of executive officers and competitive market data. A detailed discussion of the competitive market comparison process is provided in the CD&A, beginning on page 38.

Although the Compensation Committee considers analysis and advice from its independent consultant when making compensation decisions for the CEO and other NEOs, the committee uses its own independent judgment in making final decisions concerning compensation paid to executive officers, including the CEO and other NEOs.

FW Cook and its affiliates did not provide any services to the company or any of the company’s affiliates other than advising the Compensation Committee on executive officer and director compensation during 2022. In addition, the Compensation Committee annually evaluates whether any work provided by FW Cook may present a conflict of interest and determined that there was no conflict of interest for 2022.

The Compensation Committee can also seek the input of management to inform decision-making. Each year, senior management develops a strategic business plan, which includes recommendations on the proposed goals for the annual cash incentive and long-term incentive programs. The Compensation Committee takes this into account when establishing and setting incentive goals for all executive officers.

No individual is present when matters pertaining to their own compensation are being discussed, and neither the CEO nor any of the other executive officers discusses their own compensation with the Compensation Committee or the Compensation Committee’s independent compensation consultant.

CEO and Other Management Succession

At least annually, consistent with its charter, the Compensation Committee reviews the company’s plan for management succession, both in the ordinary course of business and in response to emergency situations, recognizing the importance of continuity of leadership to ensure a smooth transition for its employees, customers and shareowners. As part of this process, the Compensation Committee reviews the top and emerging talent internally, their level of readiness and development needs. This process is conducted not only for the CEO position but also for other critical senior level positions in the company. The Compensation Committee also reviews external successor candidates for the CEO position, with assistance periodically from an independent third-party consultant.

Effective January 1, 2023, Executive Vice President and Chief Operating Officer, Gregory N. Dudkin, remained as Executive Vice President while on extended medical leave and Francis X. Sullivan was appointed as Executive Vice President and Chief Operating Officer. Mr. Dudkin passed away on February 14, 2023.

Effective January 1, 2022, Wendy E. Stark, who joined the company as Senior Vice President, General Counsel and Corporate Secretary in 2021, was named Chief Legal Officer. Effective January 1, 2023, Ms. Stark’s title was changed to Executive Vice President, Chief Legal Officer and Corporate Secretary.

26 PPL CORPORATION 2023 Proxy Statement

GOVERNANCE OF THE COMPANY

Chair of the Board Succession

Annually, the GNSC reviews a succession plan for the chair of the board, and if applicable, the lead director position. The review covers key skills and competencies of the chair or lead director roles, as applicable, the risk of loss of the current chair, an assessment of the current board members relative to key skills and competencies and the identification of potential chair successors. As part of the regular review of attributes and skills for any potential director candidate, the GNSC also considers whether that candidate might qualify as a future chair or lead director in the succession pipeline.

Board Refreshment and Director Nomination Process

Board refreshment is integral to maintaining board composition that best serves PPL and its shareowners. In recent years, our Board has added several new directors, bringing with them a wealth of experience, diverse perspectives and backgrounds, and effective skills and qualifications. In 2022, the GNSC undertook a review of board composition and engaged a third-party search firm to identify and facilitate the screening and interview process of candidates for director. The candidates included qualified individuals with diversity of gender, race and ethnicity.

The GNSC establishes guidelines for new directors and evaluates director candidates. In its evaluation, the GNSC will consider the qualifications, qualities and skills of director candidates as outlined in our Guidelines for Corporate Governance, including:

•	strong personal and professional ethics, high standards of integrity and values, independence of thought and judgment;

•	prior business experience at a senior executive level;

•	diverse experience relevant to serving on the Board, such as financial, operating, executive management, technology and utility or other regulated industry experience;

•

a broad range of demonstrated abilities and accomplishments beyond corporate leadership, including the skill and expertise sufficient to provide sound and prudent guidance with respect to all of the company’s operations and interests; and

•	capability to devote the required amount of time to serve effectively, including preparation time and attendance at Board, Committee and shareowner meetings.

The Board recognizes that directors with varied perspectives and backgrounds improve the quality of dialogue, contribute to better decision-making, and enhance its effectiveness. Accordingly, the Guidelines for Corporate Governance require that the pool of candidates considered by the GNSC include qualified persons who reflect diverse backgrounds, including diversity of gender and race or ethnicity and if any third-party search firm is used, it will be specifically instructed to include such candidates. The GNSC assesses the effectiveness of this policy as part of its annual review of the Guidelines for Corporate Governance.

Requests to consider a candidate for nomination to election as a director may be made by the Board, the GNSC or any shareowner entitled to vote in the election of directors generally. The GNSC screens all candidates in the same manner regardless of the source of the recommendation.

When considering whether the Board’s directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the company’s business and structure, the Board focused primarily on the information discussed in each of the Board members’ biographical information set forth beginning on page 10, their past contributions to the company’s success and their expected future engagement and contributions in furtherance of PPL’s strategic goals.

If the GNSC or management identifies a need to add a new Board member to contribute a particular skill or attribute or to fill a vacancy, the GNSC may retain a third-party search firm to identify a candidate or candidates. The GNSC also seeks prospective nominees through personal referrals and independent inquiries by directors. Once the GNSC has identified a prospective nominee, it generally requests the third-party search firm to gather additional information about the prospective nominee’s background and experience. The Chair of the Board, the CEO, the Chair of the GNSC and other members of the GNSC, as well as additional directors, if available, then interview the prospective candidate. After completing the interview and evaluation process, which includes evaluating the prospective nominee against the

PPL CORPORATION 2023 Proxy Statement 27

GOVERNANCE OF THE COMPANY

standards and qualifications set out in the company’s Guidelines for Corporate Governance, the GNSC makes a recommendation to the full Board as to any persons who should be nominated by the Board. The Board then votes on whether to approve the nominee after considering the recommendation and report of the GNSC. As a result of this process, the GNSC recommended to the Board that Ms. Sullivan be nominated, and the Board elected Ms. Sullivan effective January 10, 2023.

Shareowners may recommend candidates to be considered by the GNSC. The GNSC uses the same process and criteria to consider and evaluate shareowner recommendations as it uses for candidates identified through the process described above. Shareowners should submit their candidate recommendations in writing to:

Corporate Secretary

PPL Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101

Proxy Access - Nominations for Director for Inclusion in PPL’s 2024 Proxy Statement

The Board of Directors adopted proxy access in 2015. Pursuant to the company’s Bylaws, a shareowner, or a group of up to 25 shareowners, owning 3% or more of PPL’s outstanding common stock continuously for at least three years, may nominate, and include in PPL’s proxy statement and materials, nominees for director constituting up to the greater of (1) 20% of the Board or (2) two director nominees, provided that the shareowner(s) and the nominee(s) satisfy the requirements specified in the Bylaws. Notice of director nominations submitted under these proxy access Bylaw provisions must be received no earlier than November 6, 2023 and no later than December 6, 2023 for inclusion in the company’s 2024 proxy statement.

Shareowner Nominations

In order to be duly nominated for the 2024 annual meeting, we must receive advance notice of nominations by shareowners not less than 90 days nor more than 120 days prior to the anniversary of the 2023 Annual Meeting, or no earlier than January 18, 2024 and no later than February 17, 2024. The notice must contain the information required by our Bylaws, such as the name and address of the shareowner making the nomination and of the proposed nominee(s), information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, and certain other information concerning the shareowner and the nominee. The exact procedures for making nominations are included in our Bylaws, which can be found at the Corporate Governance section of our website (www.pplweb.com/governance-documents).

To comply with the new “universal proxy rules” recently adopted by the SEC, shareowners who intend to solicit proxies in support of director nominees other than PPL’s nominees for our 2024 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, during the time period prescribed by our Bylaws as set forth above.

28 PPL CORPORATION 2023 Proxy Statement

GOVERNANCE OF THE COMPANY

THE BOARD’S ROLE IN RISK OVERSIGHT

Overview

The Board, together with its committees, oversees the company’s risk management practices with the aid and input of our senior management and professional advisors. The Board regularly reviews the material risks associated with the company’s business plans and activities as part of its consideration of the ongoing operations and strategic direction of the company.

While systemic risk oversight is a function of the full Board, the Board recognizes that material risks may arise from or impact multiple areas of the organization. Accordingly, the Board retains primary oversight of certain risks, including strategic, operational, cultural, legal, regulatory, cyber-related and physical security risks, and tasks its Audit Committee, Compensation Committee, Finance Committee and GNSC with principal oversight of the company’s management of material risks within each respective committee’s areas of responsibility. In turn, each committee reports to the Board regularly, including with respect to material risks within its purview, fostering awareness and communication of significant matters among all directors, and promoting a coordinated approach to risk oversight.

At meetings of the Board and its committees, directors receive updates from management regarding our risk profile and risk management activities. Outside of formal meetings, the Board, its committees and individual Board members have full access to senior executives and other key employees, including the CEO, Chief Financial Officer (CFO), COO, CLO, Chief Compliance Officer, Chief Security Officer (CSO), CHRO, Vice President-Corporate Audit, Senior Vice President-Public Affairs and Chief Sustainability Officer and Senior Director of Risk Management, or SDRM. In addition, the Board, and each committee, may request information from any of the company’s professional advisors or engage its own independent advisors.

Board Oversight of Key Risks

•

Oversight of Cybersecurity Risks. Cybersecurity and the effectiveness of the company’s cybersecurity strategy are regular topics of discussion at Board meetings. The company’s strategy for managing cyber-related risks is risk-based and, where appropriate, integrated within the company’s enterprise risk management processes. The company’s CSO, who reports directly to the CEO, leads a dedicated cybersecurity team and is responsible for the design, implementation, and execution of cyber-risk management strategy. The CSO provides periodic reports to the Board, no less than twice a year, regarding the company’s cybersecurity risk exposures and mitigation strategies.

PPL CORPORATION 2023 Proxy Statement 29

GOVERNANCE OF THE COMPANY

We conduct cybersecurity training annually for all employees and workforce phishing drills on a regular basis and provide supplemental training when appropriate. PPL follows industry best practices, control frameworks, and industry standards to include the National Institute of Standards and Technology Cybersecurity Framework (NIST CSF). Leading third-party cybersecurity experts and evaluators periodically assess the maturity and effectiveness of our security practices using the NIST CSF.

•

Oversight of Environmental, Social and Governance (ESG) Risks. The Board has delegated to the GNSC responsibility for overseeing the company’s practices and positions to further its sustainability strategy and corporate governance, including specific environmental and corporate social responsibility initiatives. The committee receives updates, which include climate-related issues, at regularly scheduled meetings, and the full Board receives sustainability updates as significant issues arise. The committee also oversees the company’s corporate political activity and, in that capacity, receives reports at least annually regarding political spending and related activities by the company. The company has also established a Corporate Sustainability Committee, which includes senior leaders throughout the company. The Corporate Sustainability Committee is responsible for reviewing and guiding the development of a sustainability strategy, providing oversight and establishing priorities and performance metrics. The sustainability strategy, commitments and priorities are reviewed and approved by the Corporate Leadership Council, which consists of the CEO, CFO, COO, CLO and CHRO, and presented to the Board. The company also maintains a robust enterprise risk management process that provides a business portfolio view of material risks that may affect achievement of the company’s business strategy. As part of this process, representatives from the company’s operating companies and service groups identify, assess, monitor and report on ongoing and emerging risks, including climate-related and broader ESG risks. The company’s Risk Management group oversees this process and reports quarterly to the Audit Committee.

30 PPL CORPORATION 2023 Proxy Statement

GOVERNANCE OF THE COMPANY

COMPENSATION OF DIRECTORS

2022 Director Pay Components. Directors who are company employees, currently only Mr. Sorgi, do not receive any separate compensation for service on the Board of Directors or committees of the Board. During 2022, compensation for non-employee directors consisted of the elements described in the table below. The independent Chair of the Board and committee chairs received additional compensation due to the increased workload and additional responsibilities associated with these critical board leadership positions. PPL reimburses each director for usual and customary travel expenses.

Annual Retainer Components	Non- Employee Directors	Additional Retainers for Board Leadership
		Independent Chair of the Board Fee	Audit Committee Chair Fee	All Other Committee Chair Fees

Cash(1)	$120,000	$165,000	$25,000	$20,000

Deferred Stock Units(2)	$155,000	N/A	N/A	N/A

(1)

The annual cash retainer and other fees are payable in quarterly installments to each director unless voluntarily deferred to the director’s deferred stock account or deferred cash account under the Directors Deferred Compensation Plan, or DDCP.

(2)

Each deferred stock unit represents the right to receive a share of PPL common stock and is fully vested upon grant but is not paid to the director until after retirement (as discussed below with respect to payments under the DDCP). Deferred stock units do not have voting rights, but accumulate quarterly dividend equivalents, which are reinvested in additional deferred stock units and are also not paid to the director until retirement.

The Compensation Committee assesses the compensation of directors annually and, if applicable, makes recommendations to the Board. As part of this assessment, FW Cook, the Compensation Committee’s independent compensation consultant, provides a Director Pay Analysis, which reviews the pay program for PPL’s non-employee directors relative to a group of utility companies and to a broad spectrum of general industry companies. Effective January 1, 2022, the Compensation Committee recommended, and the Board authorized, an increase in the annual retainer to the current $275,000 from $265,000 for all non-employee directors, consisting of an increase of $5,000 to the annual cash portion and an increase of $5,000 to the annual mandatory deferred stock unit portion.

Directors Deferred Compensation Plan. Pursuant to the DDCP, non-employee directors may elect to defer all or any part of their fees or any retainer that is not part of the mandatory stock unit deferrals. Under this plan, directors can defer compensation other than the mandatory deferrals into a deferred cash account or the deferred stock account. The deferred cash account earns a return as if the funds had been invested in one or more of the core investment options offered to employees under the PPL Deferred Savings Plan at Fidelity Investments. These investment accounts include large, mid and small cap index and investment funds, international equity index funds, target date funds, bond funds and a stable value fund, with returns that ranged from -32.88% to 1.38% during 2022. Payment of the amounts allocated to a director’s deferred cash account and accrued earnings, together with deferred stock units and accrued dividend equivalents, is deferred until after the director’s retirement from the Board of Directors, at which time the deferred cash and stock is disbursed in one or more annual installments for a period of up to 10 years, as previously elected by the director.

Director Equity Ownership Guidelines. The Board requires directors to hold, within five years after their election to the Board, shares of company common stock (including deferred stock units held in the DDCP) with a value of at least five times the annual cash retainer fee. All outside directors who have been on the Board five years or more were in compliance with their equity ownership guidelines as of December 31, 2022. Mr. Beattie and Ms. Redman, who have served on the Board less than five years, were on track as of December 31, 2022 to meet their equity ownership requirements within five years of their respective election to the Board.

PPL CORPORATION 2023 Proxy Statement 31

GOVERNANCE OF THE COMPANY

The following table summarizes all compensation earned during 2022 by our non-employee directors with respect to Board of Directors and committee service.

2022 DIRECTOR COMPENSATION

	Fees Earned or Paid in Cash
Name of Director	Paid in Cash(1)	Deferred into Restricted Stock Units(2)	Total	Stock Awards(3)	All Other Compensation(4)	Total
Arthur P. Beattie	$70,452	$70,451	$140,903	$155,000	$10,000	$305,903
Steven G. Elliott(5)	51,744	—	51,744	58,764	—	110,508
Raja Rajamannar	120,000	—	120,000	155,000	—	275,000
Heather B. Redman	120,000	—	120,000	155,000	5,000	280,000
Craig A. Rogerson	305,000	—	305,000	155,000	2,596	462,596
Natica von Althann	140,000	—	140,000	155,000	5,500	300,500
Keith H. Williamson	120,000	—	120,000	155,000	10,000	285,000
Phoebe A. Wood	140,000	—	140,000	155,000	10,000	305,000
Armando Zagalo de Lima	—	140,000	140,000	155,000	—	295,000

(1)

This column reports the dollar amount of retainers either actually paid in cash or voluntarily deferred into cash accounts under the DDCP for Board and committee service by each director for 2022. The cash retainers for the 2022 committee chairs were: Mr. Elliott (Audit — $6,250 for serving 2 months as Audit Committee Chair prior to his retirement from the Board in May 2022); Mr. Beattie (Audit — $20,903 for serving 10 months as Audit Committee Chair); Mr. Rogerson (Executive — $20,000); Ms. von Althann (Compensation — $20,000); Ms. Wood (GNSC — $20,000); and Mr. Zagalo de Lima (Finance — $20,000). Mr. Rogerson received a $165,000 retainer for serving as the independent Chair of the Board. Ms. Redman voluntarily deferred $120,000 of her retainer into the deferred cash account under the DDCP.

(2)	This column reports the dollar amount of retainers voluntarily deferred into deferred stock accounts under the DDCP.

(3)

This column represents the grant date fair value of the mandatorily deferred portion of the annual retainer during 2022 as calculated under ASC Topic 718. The grant date fair value for the deferred stock units was calculated using the closing price of PPL common stock on the NYSE on the date of grant. Deferred stock units are granted in quarterly installments on the first business day of each fiscal quarter.

All deferred stock units held in each director’s deferred stock account are vested. As of December 31, 2022, the aggregate number of deferred stock units (including additional units granted for dividend equivalents) held by each current non-employee director was as follows: Mr. Beattie — 18,009; Mr. Rajamannar — 67,212; Ms. Redman – 6,800; Mr. Rogerson — 170,383; Ms. von Althann — 78,076; Mr. Williamson — 106,167; Ms. Wood — 28,650 and Mr. Zagalo de Lima — 85,718.

(4)

For Mr. Beattie, Ms. Redman, Ms. von Althann, Mr. Williamson and Ms. Wood, this column reflects contributions made under our charitable matching gift program. Non-employee directors are eligible to participate in our charitable matching gift program on the same basis as employees. Under the program, PPL will contribute, on a 100% matching basis, up to $10,000 per year per person to specified charitable institutions. For Mr. Rogerson, this column reflects the income reported for spousal flights calculated in accordance with standard industry fare level rules.

(5)	Mr. Elliott retired from the Board effective May 17, 2022.

32 PPL CORPORATION 2023 Proxy Statement

STOCK OWNERSHIP

DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

All directors and executive officers as a group hold less than 1% of PPL’s outstanding common stock. The table below shows the number of shares of our common stock beneficially owned as of March 1, 2023, by: each of our directors; each NEO for whom compensation is disclosed in the Summary Compensation Table (except for Gregory N. Dudkin who passed away on February 14, 2023 and is no longer required to appear in the below table); all of our director nominees and executive officers as a group; and the persons known by the company to be beneficial owners of more than 5% of PPL’s common stock as of February 14, 2023. The table also includes information about restricted stock units granted to executive officers under the company’s Incentive Compensation Plan for Key Employees, or ICPKE, the company’s Amended and Restated 2012 Stock Incentive Plan, or SIP, and stock units credited to the accounts of our directors under the DDCP.

Name of Directors and NEOs	Shares of Common Stock Owned(1)
Arthur P. Beattie	20,095	(2)
Joseph P. Bergstein, Jr.	89,308	(3)
John R. Crockett III	28,328	(4)
Raja Rajamannar	69,057	(2)
Heather B. Redman	8,179	(2)
Craig A. Rogerson	175,635	(2)
Vincent Sorgi	302,371	(5)
Wendy E. Stark	21,042	(6)
Linda G. Sullivan	1,156	(2)
Natica von Althann	80,004	(2)
Keith H. Williamson	108,312	(2)
Phoebe A. Wood	30,198	(2)
Armando Zagalo de Lima	88,903	(2)
All 19 executive officers and directors as a group	1,216,677	(7)

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group, Inc.(8) 100 Vanguard Blvd. Malvern, PA 19355	92,068,873	12.50%
BlackRock, Inc.(9) 55 East 52nd Street New York, NY 10055	59,968,558	8.10%
State Street Corporation(10) State Street Financial Center One Lincoln Street Boston, MA 02111	44,203,138	6.00%

(1)

The number of shares owned includes: (a) shares directly owned by certain relatives with whom directors or officers share voting or investment power; (b) shares held of record individually by a director or officer or jointly with others or held in the name of a bank, broker or nominee for such individual’s account; (c) shares in which certain directors or officers maintain exclusive or shared investment or voting power, whether or not the securities are held for their benefit; and (d) with respect to executive officers, shares held for their benefit by the Trustee under PPL’s Employee Stock Ownership Plan, or ESOP.

(2)	Consists of stock units credited to the director’s deferred stock account under the DDCP.

PPL CORPORATION 2023 Proxy Statement 33

STOCK OWNERSHIP

(3)	Includes 34,535 restricted stock units.

(4)	Includes 13,667 restricted stock units.

(5)	Includes 131,818 restricted stock units.

(6)	Consists of 21,042 restricted stock units.

(7)	Includes 281,106 restricted stock units and 581,539 stock units credited to the directors’ deferred stock accounts under the DDCP.

(8)

Based solely on a review of the Schedule 13G/A filed by The Vanguard Group, Inc. with the SEC on February 9, 2023. As reported on the Schedule 13G/A, as of December 31, 2022, The Vanguard Group beneficially owned, in the aggregate, 92,068,873 shares held by The Vanguard Group affiliates and had shared voting power over 1,337,286 shares, shared dispositive power over 3,362,252 shares and sole dispositive power over 88,706,621 shares.

(9)

Based solely on a review of the Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 3, 2023. As reported on the Schedule 13G/A, as of December 31, 2022, BlackRock, Inc. beneficially owned, in the aggregate, 59,968,558 shares held by BlackRock, Inc. affiliates and had sole voting power over 55,560,888 shares and sole dispositive power over 59,968,558 shares. We and our affiliates engage in ordinary course brokerage, asset management or other transactions or arrangements with BlackRock, Inc. and its affiliates. These transactions are negotiated on arm’s-length bases and contain customary terms and conditions. Affiliates of BlackRock, Inc. also provide investment management services for the company’s pension trusts and post-retirement benefit plan trusts. The company and the company’s affiliates paid fees of about $1,136,000 in 2022 to BlackRock, Inc. and its affiliates. While BlackRock, Inc.’s affiliates’ engagement is unrelated to BlackRock, Inc.’s common stock ownership, these relationships were reviewed, pre-approved and ratified by the GNSC in compliance with the company’s related-party transaction policy.

(10)

Based solely on a review of the Schedule 13G/A filed by State Street Corporation with the SEC on February 7, 2023. As reported on the Schedule 13G/A, as of December 31, 2022, State Street Corporation beneficially owned, in the aggregate, 44,203,138 shares held by State Street affiliates and had shared voting power over 37,713,848 shares and shared dispositive power over 44,141,795 shares.

34 PPL CORPORATION 2023 Proxy Statement

TRANSACTIONS WITH RELATED PERSONS

The Board of Directors has adopted a written related-party transaction policy that reflects the process the Board uses to identify potential conflicts of interest arising out of financial transactions, arrangements or relations between PPL and any related persons. This policy applies to any transaction or series of transactions in which PPL Corporation or a subsidiary is a participant, the amount exceeds $120,000 and a “related person” has a direct or indirect material interest. A related person includes not only the company’s directors and executive officers, but others related to them by certain family relationships, as well as shareowners who own more than 5% of any class of PPL Corporation’s voting securities. There are no related-party transactions to disclose regarding the company’s directors or executive officers. For information on certain transactions involving the company and its 5% shareowners, see “Stock Ownership” above.

Under the policy, the GNSC conducts a prior review of each related-party transaction, and any material amendment or modification to a related-party transaction, for potential conflicts of interest, and to either (i) approve (or ratify), and, to the extent applicable, provide ongoing GNSC oversight regarding such a transaction, or (ii) prohibit such a transaction if the GNSC determines it to be inconsistent with the interests of the company and its shareowners.

In connection with its review and approval or ratification of a related-party transaction, the GNSC or the Board, as applicable, will consider the relevant facts and circumstances, including:

•	the importance of the transaction both to PPL and to the related person;

•	whether the transaction would likely impair the judgment of a director or executive officer or his or her ability to act in the best interest of PPL, or the independence of a non-employee director;

•	whether the value and the terms of the transaction are substantially similar to transactions previously entered into by PPL with non-related persons, if any; and

•	any other matters that disinterested directors deem appropriate.

We collect information about potential related-party transactions in annual questionnaires completed by directors and executive officers. We also review any payments made by the company or its subsidiaries to each director and executive officer and their immediate family members, and payments made to or received from those companies that either employ a director or an immediate family member of any director or executive officer. In addition, we review any payments made by the company or its subsidiaries to, or any payments received by the company and its subsidiaries from, any shareowner who owns more than 5% of any class of PPL Corporation’s voting securities. The company’s Office of General Counsel determines whether a transaction requires review by the GNSC and transactions that fall within the definition of the policy are reported to the GNSC. The disinterested independent members of the GNSC or the Board, as applicable, review and consider the relevant facts and circumstances and determine whether to approve, prohibit or ratify the related-party transaction. The GNSC or the Board, as applicable, will prohibit a related-party transaction that it determines to be inconsistent with the interests of the company and its shareowners.

PPL CORPORATION 2023 Proxy Statement 35

EXECUTIVE COMPENSATION

PROPOSAL 2: ADVISORY VOTE TO APPROVE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

What are you voting on?	The Board of Directors is asking you to vote, in an advisory manner, to approve the 2022 compensation of our named executive officers, or NEOs, as described on pages 38-90.

The Board recommends a vote FOR this proposal, because it believes our compensation policies and practices are effective in achieving their objectives to:

•	Drive the executive team to produce superior, sustainable financial and operating results.

•	Support strategic initiatives that increase value for shareowners.

•	Align compensation effectively with short- and long-term shareowner interests.

•	Attract and retain talented and experienced individuals.

As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, our shareowners are being given the opportunity to vote to approve on an advisory, non-binding basis, the compensation of our NEOs. Our executive compensation program reflects the company’s ongoing commitment to pay for performance. Our NEOs’ compensation is aligned with the interests of shareowners and is linked to short- and long-term company performance. For 2022, we based performance-related compensation for the NEOs primarily on (1) corporate earnings per share from ongoing operations as adjusted for compensation purposes, or Corporate EPS, (2) corporate and business segment operational goals, (3) individual performance, (4) relative total shareowner return, or TSR, (5) earnings growth, and (6) ESG goals tied to climate-related performance. All of our goals align with our commitment to create long-term value for shareowners. In 2022, 85% of the CEO’s target compensation opportunity was “at-risk” and 72% was performance-based. For the CFO, 76% of target compensation was “at-risk,” while for the other NEOs, on average, 73% of target compensation was “at-risk.”

In considering your vote, you may wish to review the information on PPL’s compensation policies and decisions regarding the NEOs presented in the “Compensation Discussion and Analysis” and “Executive Compensation Tables” beginning on page 38, as well as the discussions regarding “Compensation Processes and Procedures” beginning on page 25, and “Pay Versus Performance” beginning on page 87.

The company currently holds advisory votes on an annual basis. Although the results of the vote are non-binding and advisory in nature, the Board values the opinions of our shareowners and will consider the outcome of the vote when making future decisions on the compensation of our NEOs and about our executive compensation program. In addition, the company is required at least once every six years to submit to shareowners the question of how frequently the company is required to seek shareowner approval of executive compensation, which is included as Proposal 3 in this proxy statement. As a result, unless the Board determines otherwise after taking into account the results of the shareowners’ vote on Proposal 3 in this proxy statement, the next such vote will be held at the company’s 2024 annual meeting.

The Board of Directors recommends approval of the following resolution:

RESOLVED, that the compensation paid to the company’s named executive officers for 2022, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is approved.

Vote Required for Approval. The affirmative vote of a majority of the votes cast, in person or by proxy, by all shareowners voting as a single class, is required to approve the advisory vote on 2022 compensation of our NEOs.

Your Board of Directors recommends that you vote FOR Proposal 2.

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PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION VOTES

What are you voting on?	The Board of Directors is asking you to vote, in an advisory manner, for future advisory votes on executive compensation to occur each year.

As required by Section 14A of the Securities Exchange Act of 1934, as amended, the company is submitting for shareowner consideration a separate resolution to determine, in a non-binding advisory vote, whether a shareowner vote to approve the compensation paid to our NEOs (that is, votes similar to the non-binding, advisory vote in Proposal 2 above) should occur every 1, 2 or 3 years. Although the results of the vote are non-binding and advisory in nature, the Board intends to thoughtfully consider the results of this vote.

After careful consideration, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year continues to be the most appropriate policy for the company at this time and, therefore, recommends that you vote for future advisory votes on executive compensation to occur each year.

In formulating its recommendation, our Board recognized that the company’s executive compensation program is designed to promote a long-term connection between pay and performance. Because executive compensation disclosures are made annually, however, the Board considered that an annual advisory vote on executive compensation will allow our shareowners to provide us the most timely input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our shareowners on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our shareowners may have different views as to what is the best approach for the company, and we look forward to hearing from our shareowners on this proposal.

Vote Required for Approval. A plurality of the votes cast, in person or by proxy, by all shareowners voting as a single class, will determine, on an advisory basis, the preferred frequency of future advisory votes on executive compensation as every 1 year, 2 years, or 3 years.

Your Board of Directors recommends that you vote “1 YEAR” with respect to how frequently a shareowner vote to approve the compensation of our NEOs should occur.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the following Compensation Discussion and Analysis (CD&A) and discussed it with management.

Based on its review and discussions with management, the Compensation Committee recommended to the Board that the CD&A be incorporated by reference into the company’s Annual Report on Form 10-K for the year ended December 31, 2022 and included in this Proxy Statement.

Compensation Committee

Natica von Althann, Chair

Raja Rajamannar

Craig A. Rogerson

Linda G. Sullivan

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Table of Contents for CD&A

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NAMED EXECUTIVE OFFICERS

For 2022, our named executive officers, or NEOs, were:

Named Executive Officer	Title
Vincent Sorgi	President and Chief Executive Officer (CEO)
Joseph P. Bergstein, Jr.	Executive Vice President and Chief Financial Officer (CFO)
Gregory N. Dudkin(1)	Executive Vice President
Wendy E. Stark(2)	Executive Vice President, Chief Legal Officer (CLO) and Corporate Secretary
John R. Crockett III	President, LG&E and KU Energy LLC (LKE)

(1)

Effective January 1, 2023, Mr. Dudkin’s title changed to Executive Vice President from Executive Vice President and Chief Operating Officer. Mr. Dudkin was on extended medical leave since mid-October 2022 and passed away on February 14, 2023.

(2)	Effective January 1, 2023, Ms. Stark’s title changed to Executive Vice President, CLO and Corporate Secretary from Senior Vice President, General Counsel, Corporate Secretary and CLO.

The 2022 compensation of these NEOs is explained in the following sections and in the Executive Compensation Tables that follow this CD&A.

2022 PERFORMANCE ACHIEVEMENTS AND PAY ALIGNMENT

Overview of 2022 Performance

2022 was a remarkable year for PPL, one that redefined our company, and positioned PPL to deliver top-tier earnings and dividend growth for years to come. We further focused our strategy to lead the clean energy transition in the regions we serve while keeping energy affordable and reliable for our customers.

Nearly a year after the sale of our former U.K. utility business in June 2021, we closed on our acquisition of The Narragansett Electric Company d/b/a Rhode Island Energy (RIE) in May 2022, completing our strategic repositioning of PPL as a premier, pure-play U.S. regulated utility holding company.

As we executed on our strategic repositioning, we demonstrated our enduring commitment to performance excellence, providing highly reliable energy and exceptional customer service. In addition, we delivered solid financial results and laid the groundwork for robust capital investments to modernize the grid and replace aging coal generation.

At the same time, we set a bold new course to create the utilities of the future, a strategy focused on:

•	Enhancing the reliability and resiliency of our electric and gas networks through strategic investments.

•	Advancing a clean energy transition while preserving affordability and reliability for our customers.

•	Leveraging the best of the best within and outside PPL to drive operational efficiency and deliver long-term value for our customers and shareowners.

Included below are additional highlights of our 2022 performance as we positioned PPL to deliver long-term value for customers and shareowners.

Repositioning PPL for long-term growth and success

Following the sale of PPL’s U.K. utility business at a record valuation in 2021, PPL completed its strategic repositioning with the acquisition of RIE in May 2022. The acquisition enhanced PPL’s scale and added a U.S. utility with substantial growth prospects in a constructive regulatory jurisdiction.

Together, these strategic transactions transformed PPL’s business mix and significantly improved the company’s value proposition:

•	Removing the risk of foreign operations.

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•	Positioning PPL to deliver top-tier earnings per share (EPS) and dividend growth of 6% to 8% a year.

•	Improving PPL’s credit profile, now one of the strongest in the utility sector.

•	Enabling centralization of shared services across PPL’s now domestic-only operations to drive savings.

•	Enabling PPL to deploy a common operating model and leverage our industry-leading grid innovation across an expanded U.S. footprint to drive added value for customers and shareowners.

At the outset of our strategic repositioning, a clear priority for PPL was improving total shareowner return. With our transactions complete, we believe PPL is now poised to provide compelling total shareowner returns moving forward.

Delivering solid financial results while strengthening our financial foundation

Throughout 2022, we remained committed to delivering on our near-term commitments to shareowners while further developing and refining our plans to drive long-term value.

We exceeded the midpoint of our ongoing earnings forecast1 and achieved a ratings upgrade at Moody’s to Baa1. We presented a balanced investment plan to the Kentucky Public Service Commission to replace nearly 1,500 megawatts of retiring coal generation with reliable, least-cost, cleaner energy sources. And we designed investment plans for our newly acquired RIE to support the state’s leading clean energy goals.

At the same time, we worked throughout the year to update our overall business plan and enhance value for all stakeholders moving forward. The updated plan, which we announced in January 2023:

•	Extends our 6% to 8% annual EPS and dividend growth projection through at least 2026.

•	Increases planned capital investments by 20% over the previously announced capital plan, improving annual rate base growth to over 5.5%.

•	Increases targeted operation and maintenance savings 15% over previously announced targets to at least $175 million through 2026.

•	Maintains our strong balance sheet and improved credit metrics without the need for equity issuances through at least 2026.

Providing exceptional service and continuous improvement

Always focused on delivering safe, reliable, affordable, sustainable energy, PPL maintained top-quartile reliability in Pennsylvania and Kentucky during 2022, despite increased storm frequency and severity. Meanwhile, in just seven months of PPL ownership, RIE experienced a marked improvement in reliability, achieving its best reliability performance in years.

In terms of customer satisfaction, PPL Electric Utilities Corporation (PPL Electric) and Kentucky Utilities Company (KU) remained top-quartile performers in their respective regions, while KU ranked highest in its region and segment (midsized utilities) in an independent nationwide survey of electric utility residential and business customer satisfaction. In terms of safety, PPL Electric achieved its best performance in history, while our Kentucky operations posted their lowest number of OSHA recordable injuries on record.

Advancing our clean energy strategy on the path to net-zero

In 2022, we also continued to advance our clean energy strategy, which is focused on decarbonizing our Kentucky generation fleet, positioning the grid as an enabler of clean energy resources, driving efficiency and demand-side management, driving digital innovation and research and development (R&D), and decarbonizing our non-generation operations.

Among the 2022 highlights, Louisville Gas and Electric Company (LG&E) and KU filed a plan to replace 1,500 megawatts of aging coal-fired generation, or nearly one-third of our Kentucky coal fleet, by 2028. The plan includes adding two new combined-cycle natural gas plants, nearly 1,000 megawatts of solar generation, 125 megawatts of

[1]

“Earnings from ongoing operations” or “ongoing earnings” is a non-GAAP financial measure that is adjusted for special items. See Annex A for reconciliation of earnings from ongoing operations to reported earnings.

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battery storage and more than a dozen new energy efficiency programs to meet customers’ needs in the most reliable, least-cost fashion. The balanced plan is consistent with our goal to achieve net-zero carbon emissions by 2050.

RIE issued requests for proposals for 600 to 1,000 megawatts of offshore wind to support Rhode Island’s 100% Renewable Energy Standard by 2033.

We also continued to demonstrate our strong support for clean energy R&D. Overall, we partnered with more than 25 organizations on more than 140 R&D projects. These partnerships are leveraging more than $100 million in federal funds and include a project to construct an industry-leading carbon capture system at our Cane Run natural gas combined-cycle facility.

And in October, PPL also announced a strategic partnership with Elia Group subsidiary WindGrid to jointly develop and propose innovative transmission solutions to connect future offshore wind to the onshore grid in New England.

Building strong communities and fostering a diverse and inclusive workforce

As always, PPL continued to focus on strengthening the communities we serve in 2022 and fostering a culture of diversity, equity and inclusion (DEI) within PPL.

Overall, our companies and foundations contributed more than $13 million to improve education; advance DEI; promote sustainable communities; and support local programs in our service territories. Our annual employee giving campaigns raised approximately $8 million in pledges and matching contributions to support the United Way and partner agencies. And when floods devastated portions of Eastern Kentucky, we responded quickly, providing financial support to assist Kentucky families and businesses.

Within PPL, we implemented DEI action plans at all of our operating companies in support of our enterprise-wide DEI strategy. In addition, PPL appointed a new Vice President and Chief DEI Officer to lead our overall strategy. The company also provided strong support for 16 business resource groups that provide opportunities for employees to network, volunteer and actively address diversity and inclusion issues in the workplace. And across PPL, we continued to make progress in enhancing diversity at our leadership levels.

The above successes and many others in 2022 reflect the collective contributions of our engaged Board, our experienced management team and our talented employees across PPL.

How We Align PPL’s Compensation Program with Performance

In 2022, for the first time, our long-term incentives included awards based upon corporate earnings growth, and environmental, social and governance metrics. We based performance-related compensation for the NEOs primarily on (1) corporate earnings per share from ongoing operations as adjusted for compensation purposes, or Corporate EPS, (2) corporate and business segment operational goals, (3) individual performance, (4) relative total shareowner return, or TSR, (5) corporate earnings growth, or EG, and (6) corporate environmental, social and governance metrics, or ESG. All of our goals align with our commitment to create long-term value for shareowners.

The selection of measures is given careful consideration, with a view to both short-term and longer-term strategic goals, while focusing on areas most within management’s control. Our annual cash incentive awards measure performance based upon achievement of select financial and operational goals. Earnings are central to our business strategy and a primary focus of the investment community. In 2021, the primary financial metric was changed to Corporate Net Income in light of potential share repurchases following the sale of our U.K. utility business because such repurchases would have affected Corporate EPS in such a way as to make it not an accurate or appropriate metric. For 2022, the corporate financial metric was changed back to Corporate EPS. Corporate EPS performance measures have historically been central to the annual compensation program for our NEOs. For 2022, all NEOs were also compensated based on achievement of operational goals at each business segment as well as individual contributions towards the company’s focus in the areas of safety; diversity, equity and inclusion; employee engagement; environmental stewardship; and the modeling of the company’s corporate values.

Our equity-based awards use relative TSR, EG and ESG metrics to further align executives’ interests with the long-term interests of shareowners. The TSR metric provides a comparison of our three-year TSR performance relative to the companies in the PHLX Utility Sector Index (UTY). The EG metric measures the change in the company’s ongoing earnings over the three-year performance period. The ESG metrics measure three priority ESG measures tied to climate-related performance over the three-year performance period. This approach provides a robust assessment of

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multiple aspects of our performance and how the market is responding to our current and prospective operational performance in comparison to our peers, which is correlated to market performance.

Although virtually all PPL operations are fully regulated, the company operates in multiple regulatory environments that vary significantly by region. To align our NEOs’ actions with the company’s overall goals, NEO performance objectives are focused on enterprise-wide metrics that measure the financial and operational performance of PPL, as well as operational metrics for its largest business segments during 2022. This provides direct alignment to our goal of increasing shareowner value.

	How We Define It	Where We Use It

Corporate EPS

•  PPL Corporation earnings per share from ongoing operations

•  Corporate EPS is adjusted for compensation purposes to reflect impacts of merger, acquisition and disposition activity, if any; and regulatory agreements that are economically net neutral

•  See Annex A for a reconciliation of financial measures presented in accordance with GAAP to non-GAAP measures used for compensation

• Portion of Annual Cash Incentive

Corporate Operational Goals	• Operational goals of LKE, PPL Electric and RIE weighted for each business segment (see page 50 for a description of the goals and the respective weighting)	• Portion of Annual Cash Incentive

Business Segment Operational Goals	• Operational goals for each of LKE, PPL Electric and RIE (see page 50 for a description of the goals for each business segment)	• Portion of Annual Cash Incentive

Individual Performance

•  Individual performance goals for each NEO based upon results and personal leadership in the areas of (i) safety, (ii) diversity, equity and inclusion, (iii) employee engagement, (iv) environmental stewardship, and (v) the modeling of PPL corporate values

• Portion of Annual Cash Incentive

TSR	• Total shareowner return, which is a combination of share price appreciation and accrued dividends • Performance assessed relative to companies in the UTY	• Performance Units • Portion of long-term incentive, or LTI, compensation

EG

•  Corporate earnings growth, which is the compound annual growth rate of ongoing earnings over the three-year performance period. For 2022, the baseline was the mid-point of the pro forma ongoing earnings guidance, assuming RIE ownership for the full year.

• Performance Units • Portion of LTI compensation

ESG	• Three priority corporate environmental, social and governance metrics focused on climate-related performance measures over the three-year performance period	• Performance Units • Portion of LTI compensation

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Further information about the targets that apply to specific awards for each NEO is set out in “2022 Named Executive Officer Compensation” beginning on page 47 of this CD&A.

A substantial portion of NEO compensation is delivered in the form of equity, and our senior executives are subject to Executive Equity Ownership Guidelines as described on page 61. These practices directly align our compensation structure with our performance by linking NEO compensation to share price appreciation and sustainable long-term shareowner value creation.

Changes to the Compensation Program for 2022

•  The Compensation Committee evaluated PPL’s LTI mix for 2022 and considered how to further link executive compensation to PPL’s strategy. While keeping the overall mix of 20% time-based and 80% performance-based, the Committee added EG and ESG metrics to the LTI mix at 20% each, replacing the 40% ROE-based performance units. ESG metrics are tied to climate-related matters. TSR continues to be one of the leading performance measures among utilities and a vital metric that recognizes PPL’s share performance compared with that of other utilities in the UTY, therefore TSR-based performance unit grants continue to comprise 40% of the NEO’s total LTI.

•  Historically, for executives within one of the business segments, a portion of the short-term incentive, or STI, payout was based upon both the indivdiual business segment financial measures and the consolidated results of the coporate financial measure. In 2022, the Compensation Committee modified the STI program for our executives to align compensation with consolidated PPL financial results only. This change is designed to coincide with the company’s transformation in deploying a centralized operating model and leveraging our industry-leading innovation across our business segments to drive value for customers and shareowners.

•  The Compensation Committee approved Operational Goals for 2022 that were consistent in type and methodology across all business segments, as appropriate for their mix of business. All business segments measure Customer Satisfaction and Reliability and LKE and RIE also measure Public Safety as related to their gas business.

2022 Pay and Performance

•	Annual cash incentive award payouts range from approximately 126% to 134% of target.

•	2020-2022 equity performance awards were paid out at approximately 86% of target in the aggregate.

•	TSR-based performance units, which comprised 40% of the total LTI grants made to our NEOs in 2020, were forfeited due to below threshold level performance for the 2020-2022 performance period.

•	ROE-based performance units, which comprised 40% of the total LTI grants made to our NEOs in 2020, paid out at 172.5% of target for the 2020-2022 performance period.

We provide further details of these matters throughout this CD&A and particularly in “2022 Named Executive Officer Compensation” beginning on page 47.

2022 Say-on-Pay Advisory Vote and Shareowner Engagement

In response to shareowner feedback, for the first time in 2022, our long-term incentives included awards based on EG and ESG metrics. The Compensation Committee also considered the results of the last shareowner advisory vote on executive compensation, as well as market review and benchmarking by FW Cook, when reviewing potential changes to PPL’s executive compensation program. PPL received a shareowner vote of over 92% in support of the compensation of our NEOs in response to our say-on-pay proposal at the company’s 2022 Annual Meeting.

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During our annual engagement efforts in the fall of 2022, we discussed our new compensation program and corporate governance practices with a number of our shareowners. See “Shareowner Engagement” beginning on page 21 for annual outreach efforts. The responses were favorable, including support for long-term incentives based on EG and ESG metrics.

In consideration of the above, the Compensation Committee determined that our executive compensation philosophy, compensation objectives and program design remain appropriate and decided not to make significant changes to the core design of our program for 2023.

OVERVIEW OF PPL’S EXECUTIVE COMPENSATION PROGRAM FRAMEWORK

Our executive compensation program reflects PPL’s ongoing commitment to pay-for-performance, with executive compensation aligned to shareowner interests and linked to short- and long-term company performance.

Aligning Employees and Compensation Strategies with Our Corporate Strategic Framework

PPL’s corporate strategic framework provides the basis for determining annual and longer-term performance goals and objectives under our executive compensation program.

The performance goals that PPL has established reinforce the core features of our operational mission to provide safe, affordable, reliable, sustainable energy to our customers, as well as our enhanced focus on advancing the clean energy transition. If we are effective in these areas, our underlying performance should increase shareowner value. Our executive compensation program is structured to reward our executives for performance toward these goals.

Elements of NEO Compensation

The executive compensation program is composed of three key elements — base salary, an annual cash incentive and long-term equity incentives — which make up total direct compensation.

Compensation Element	Purpose	Features	Performance Measures and Time Horizon

Base Salary	To reward sustained performance, experience, value in the market and to PPL, and individual skills, knowledge and behaviors	• Compensation Committee applies judgment in setting annual salary to reflect performance, experience and responsibility, and considers market data	• Review annually individual performance and market position

Annual Cash Incentive	To motivate and reward corporate performance over the short term

•  Paid in cash

•  Combination of corporate financial performance, corporate and business segment operational performance, and individual performance

•  Capped at two times target payout for top performance

• Financial measures, or Corporate EPS, business segment operational goals, and individual goals • One-year performance period

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Compensation Element	Purpose	Features	Performance Measures and Time Horizon

Long-term Equity Incentives

Performance Units Based on TSR, EG and ESG	To align shareowner and executive interests and to drive sustainable growth over the long term

•  Vests between 0% and 200% of target payout, subject to certification of performance at the end of the three-year performance period

•  Payable in shares of PPL common stock

•  Dividends accrue quarterly in the form of additional performance units, and vest according to the applicable level of achievement of the performance goal, if any

•  Represents 80% of the total long-term equity incentive opportunity

•  50% relative TSR, using the UTY over a defined performance period

•  25% EG, based on the change in the company’s ongoing earnings over a defined performance period

•  25% ESG metrics, with a focus on climate-related performance over a defined performance period

•  Three-year performance period

Restricted Stock Units	To align shareowner and executive interests while rewarding and encouraging retention

•  Payable in shares of PPL common stock

•  Dividends accrue quarterly in the form of additional restricted stock units, but are not paid unless and until underlying award vests

•  Represents 20% of the total long-term equity incentive opportunity

• Time based • Restricted for three years following grant

In addition, the NEOs receive modest perquisites, such as executive physicals, financial planning and tax preparation services, as well as certain retirement benefits. Executive officers may also receive periodic residential security system upgrades and relocation benefits. For additional information, see “Other Elements of Compensation” section beginning on page 58.

The PPL compensation framework places a heavy emphasis on performance-based pay through the use of annual and long-term performance-based compensation elements. In 2022, 85% of the CEO’s target compensation opportunity was “at-risk” and 72% was performance-based. For the CFO, 76% of target compensation was “at risk,” for the other NEOs, on average, 73% of target compensation was “at risk.”

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The following charts illustrate the 2022 elements of compensation divided among base salary, target annual cash incentive and target long-term incentive opportunity.

Elements of Compensation as a Percentage of Target Total Direct Compensation — 2022(1)

(1)	Based on target compensation as a percentage of target total direct compensation for performance as of December 31, 2022.

(2)	Includes Messrs. Dudkin and Crockett, and Ms. Stark.

(3)	At-Risk Compensation includes target short-term incentive and all long-term equity awards.

(4)	Performance-Based Compensation includes target short-term incentive and performance-based equity awards.

Process for Setting Executive Compensation

As part of its duties, there are a number of activities the Compensation Committee undertakes each year in reviewing the operation and effectiveness of the executive compensation program.

Use of Market Data

The Compensation Committee uses market compensation data from the Willis Towers Watson General Industry Executive Compensation Survey as one of several criteria when reviewing individual NEO compensation levels. The survey data provide a large sample size resulting in more consistent and reliable market comparisons. Although the survey participants can vary slightly from year to year, the large nature of the sample size minimizes the risk that this change could distort general market trends. The market data are adjusted to appropriately reflect our size.

The Compensation Committee also uses information on compensation practices from a select group of industry companies, which includes public utilities with revenue, market capitalization and enterprise value that are generally between one-half to two times those of PPL.

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For additional insight into executive compensation practices, the Compensation Committee directed Frederic W. Cook & Co., Inc., or FW Cook, the Compensation Committee’s independent compensation consultant, to conduct an executive market assessment and present market findings to the Compensation Committee. When determining 2022 compensation for our NEOs, the Compensation Committee considered these compensation data points.

Establishing Performance Targets

Each year, the Compensation Committee reviews and sets the performance targets that apply to incentive awards. This process is particularly important in seeking to ensure alignment between pay and performance over short- and long-term periods. Incentive targets are aligned with annual business plans and budgets. The Compensation Committee sets goals that it deems to be rigorous but attainable with strong performance.

In setting the PPL Corporate EPS performance target for compensation purposes for 2022, the Compensation Committee reviewed comprehensive data and systematically assessed PPL’s targets by considering the following.

•	PPL’s historical performance

•	Historical performance within the industry

•	PPL’s earnings forecasts for the coming year

In setting the targets for the business segments, the Compensation Committee considers historical business segment performance and segment business plans that support PPL’s earnings forecasts for the coming year, as well as key operational metrics to support our mission of providing safe, affordable, reliable, sustainable energy to our customers and competitive, long-term returns to our shareowners. This information is used to set goals that are considered challenging and competitive within the industry. The targets for the 2022 awards were reviewed during the first quarter of 2022 and are summarized beginning on page 48.

2022 NAMED EXECUTIVE OFFICER COMPENSATION

Base Salary

Each year, the Compensation Committee reviews base salary in the context of responsibilities, experience, value in the market and to PPL, sustained individual performance and internal parity to determine whether an executive’s base salary will be increased. In reaching a decision, the Compensation Committee reviews market compensation data and whether each executive’s current salary is competitive and commensurate with their performance, skills and experience.

In 2022, the Compensation Committee approved base salary increases effective January 1, 2022 ranging from 3% to 5%. The table below reflects base salary increases during the year.

Name	2021 Year-End Salary	2022 Salary	% Change

Vince Sorgi	$1,133,000	$1,166,990	3.0%

Joe Bergstein	632,500	651,475	3.0%

Greg Dudkin	740,000	762,200	3.0%

Wendy Stark	525,000	551,250	5.0%

John Crockett	475,000	489,250	3.0%

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Individual base salaries for each of the NEOs were generally adjusted to bring salaries in line with market and maintain market competitiveness. Additionally, the following points are noted:

•

Messrs. Sorgi, Bergstein, Dudkin, and Crockett each received a 3.0% increase in base salary in January 2022 to maintain market competitiveness aligned with their performance, skills and experience in their positions.

•	Ms. Stark received a 5.0% increase to maintain market competitiveness and to recognize growth in her position in her first full year with the company.

2022 Annual Cash Incentive Awards

The annual cash incentive awards measure and reward performance against the company’s financial and operational goals for the year and the individual contributions towards the achievement of those goals. The measures used to assess management’s success in executing the company’s strategy and initiatives were (1) Corporate EPS, (2) corporate operational goals that include all three business segments weighted for the forecasted contribution to EPS, (3) business segment operational goals and (4) individual performance. These measures align with our goals of increasing shareowner value and were set and communicated to the NEOs in the first quarter of 2022.

In summary, the performance measures for 2022 were as follows:

2022 PPL Cash Incentive Goal Weighting
Name	Corporate Financial Performance	Operational Performance		Individual Performance
		Corporate	Business Segment

Vince Sorgi	70%	20%	—	10%

Joe Bergstein	70%	20%	—	10%

Greg Dudkin	70%	20%	—	10%

Wendy Stark	70%	20%	—	10%

John Crockett	60%	10%	20%	10%

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2022 PPL Corporate Financial Performance

Corporate EPS

For compensation purposes, annual cash incentive awards are based, in part, on PPL Corporation earnings per share from ongoing operations as adjusted for compensation purposes, to reflect impacts of merger, acquisition and disposition activity, if any, and regulatory agreements that are economically net neutral (see Annex A for a description of the adjustments).

In January 2022, the Compensation Committee approved a target of $1.37. The actual Corporate EPS for 2022 was $1.41, which was above the target performance level of $1.37 but below the 150% performance level of $1.42.

The percent of target opportunity earned in relation to PPL’s Corporate EPS goal was 140% of target.

No payout for the corporate financial goal would have been made to NEOs for 2022 if Corporate EPS had been below the 50% goal of $1.32.

No annual cash incentive award would have been made to NEOs for 2022 if Corporate EPS had been below $1.28.

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2022 PPL Operational Performance

Goal Summary Statement	Target	Actual Results	Attainment Score	Goal Weight	Goal Score	Corporate Weight	Corporate Goal Score
LKE

Achieve J.D. Power Residential Electric Customer Satisfaction targeted rating	1st Q Nationally 745.5	741.73	86.30%	40%	34.52%

Achieve the reliability non-storm System Average Interruption Frequency Index (SAIFI) goal target*	0.840	0.847	96.76%	30%	29.03%

Achieve Equivalent Forced Outage Rate (EFOR) goal target*	1.87%	2.74%	72.29%	10%	7.23%

Achieve Equivalent Availability Factor (EAF) goal target	85.37%	86.31%	135.34%	10%	13.53%

Achieve Gas Leak Response Time goal target - On-Hours (No Payout if any significant event occurs)	51.50%	53.80%	161.11%	5%	8.06%

Achieve Gas Leak Response Time goal target - Off-Hours (No Payout if any significant event occurs)	86.00%	86.40%	109.09%	5%	5.45%

Total Operational Performance for LKE					97.82%	47%	45.98%
PPL Electric

Achieve J.D. Power Residential Electric Customer Satisfaction targeted rating	1st Q Nationally 745.5	749.55	118.37%	50%	59.19%

Achieve the reliability non-storm System Average Interruption Frequency Index (SAIFI) goal target*	0.650	0.738	0.00%	50%	0.00%

Total Operational Performance for PPL Electric					59.19%	48%	28.41%

50 PPL CORPORATION 2023 Proxy Statement

EXECUTIVE COMPENSATION

2022 PPL Operational Performance

Goal Summary Statement	Target	Actual Results	Attainment Score	Goal Weight	Goal Score	Corporate Weight	Corporate Goal Score
RIE

Achieve J.D. Power Residential Electric Customer Satisfaction targeted rating	Avg Midsize East 694.6	640.03	19.56%	40%	7.82%

Achieve the reliability non-storm System Average Interruption Frequency Index (SAIFI) goal target*	0.920	0.814	158.89%	30%	47.67%

Achieve Gas Leak Response Time goal target - On-Hours (No Payout if any significant event occurs)	94.02%	97.71%	200.00%	15%	30.00%

Achieve Gas Leak Response Time goal target - Off-Hours (No Payout if any significant event occurs)	94.38%	98.61%	200.00%	15%	30.00%

Total Operational Performance for RIE					115.49%	5%	5.77%

Total Weighted Corporate Operational Performance						100%	80.16%

*	Indicates a lower number is better

Customer Satisfaction

Beginning in 2022, the Customer Satisfaction goal for each business segment is measured by J.D. Power Residential Satisfaction Survey. J.D. Power provides a standardized scoring and methodology for comparison across business segments. The focus is on electric residential to ensure consistency across dissimilar mixes of customer bases. Positional scores (average in region, quartiles, etc.) utilize raw utility scores and do not use the J.D. Power weighted methodology.

LKE’s Customer Satisfaction achievement was below target, resulting in a payout of this measure at 86.30%, despite KU being ranked number one out of sixteen utilities in the J.D. Power Midwest Midsize segment while LG&E ranked as eighth within the same segment.

PPL Electric’s Customer Satisfaction achievement was first quartile resulting in above target performance and a payout of this measure at 118.37%.

RIE’s Customer Satisfaction achievement resulted in a payout of this measure at 19.56%. 2022 was a challenging year for our industry and customers were faced with unprecedented energy prices amid other economic challenges.

PPL CORPORATION 2023 Proxy Statement 51

EXECUTIVE COMPENSATION

Reliability - SAIFI

Beginning in 2022, the primary electric reliability goal for each business segment is measured by non-storm System Average Interruption Frequency Index, or SAIFI. Each non-storm SAIFI target is based on an industry-recognized metric used to measure reliability by electric utilities. The metric measures the average number of interruptions per customer, based on standards set by the Institute of Electrical and Electronics Engineers (IEEE), with the objective of achieving the lowest possible actual result. The annual target is set based on previous performance and current management expectations.

While LKE’s Reliability achievement was first quartile in industry performance, it was just under the target performance set for compensation purposes, resulting in a payout of this measure at 96.76%.

While PPL Electric’s Reliability was also first quartile in industry performance, it was below the minimum performance target set for compensation purposes, resulting in a payout of this measure at 0%.

Based on the improvements in RIE’s Reliability since PPL took ownership in May 2022, RIE’s achievement was over the target performance, resulting in a payout of this measure at 158.89%.

Reliability – EFOR / EAF

LKE’s EFOR is the measurement of the percent of steam generation not available due to forced outages or reduction in generation output, with the objective of achieving the lowest possible actual result. Targets are set using historical regional results to drive optimal business performance. LKE’s performance was top decile, but with the aggressive target and performance below the previous year, the result was a payout of 72.29% for this measure.

LKE’s EAF measures the ratio of a given period in which a generating unit is available without any outages or reductions in capacity. It is calculated by summing the available capacity of a unit on an hour-by-hour basis and comparing that sum to its rated capacity. LKE performed exceptionally well, resulting in a payout of this measure at 135.34%.

Public Safety – Gas Leak Response Time

For our business segments with gas operations, LKE and RIE, the gas leak response time metrics measures the utility’s response to the potential hazard of a gas leak, which is critical to public safety. This metric is a measurement of the total leak response success rate, defined as arriving at the affected locations within thirty minutes on-hours and withing forty-five minutes off-hours. Annual targets were set based upon previous performance, current management expectations and regulatory mandated performance. If any significant event would have occurred in 2022, there would have been no payout on this portion of the operational goals.

LKE achieved a gas leak response time attainment above target for both on-hours and off-hours, resulting in a payout of 161.11% for on-hours and 109.09% for off-hours.

RIE achieved above maximum performance for both on-hours and off-hours gas leak response time, resulting in a maximum payout of 200% for both measures. RIE has stringent regulatory requirements for gas leak response at 94.02% responded to within 30 minutes on-hours and 94.38% within 45 minutes off-hours for 2022. The company’s actual results were above these regulatory requirements at 97.71% and 98.61% on-time response for on-hours and off-hours, respectively, from the close of the acquisition through the end of 2022.

52 PPL CORPORATION 2023 Proxy Statement

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Final Operational Goal Attainment

The final weighted attainment of each of the above goals resulted in a business segment operational goal attainment of 97.82% for LKE, 59.19% for PPL Electric and 115.49% for RIE. The consolidated Corporate operational goal attainment, weighted for each business segment based upon expected contribution towards EPS in the approved Business Plan, was 80.16%

Safety at PPL

PPL is committed to the health, safety and welfare of its employees and of those with whom we do business. Because safety is an integral part of our values and culture, beginning in 2021 leadership in safety was included as a component of the individual performance portion of annual cash incentive awards for NEOs. Additionally, in the event of an employee fatality, the Compensation Committee may exercise negative discretion as to cash incentive payouts.

Individual Performance

NEOs have an individual goals portion of the annual cash incentive awards weighted at 10% of the total annual incentive. Goal achievement was assessed by the Compensation Committee in January following the performance year, based on results and personal leadership in the areas of safety; diversity, equity and inclusion; employee engagement; environmental stewardship; and the modeling of PPL corporate values. Consistent with other goals, individual performance was assessed using a scale of 0-200% of target. The evaluation was holistic and considered, in part, absolute and relative performance, improvement or decline during the performance period and headwinds/tailwinds experienced.

In determining that Mr. Sorgi achieved performance of 175% of target for this component, the Compensation Committee recognized his outstanding leadership in PPL’s strategic repositioning through closing the purchase of RIE, continuing to execute the vision for PPL’s strategic repositioning, and his continued commitment to advancing the operations, financial strength and culture of the organization.

In determining that Mr. Bergstein achieved performance of 200% of target for this component, the Compensation Committee recognized his achievements in modeling PPL corporate values and his significant contributions to PPL’s strategic repositioning through the purchase of RIE, leading significant components of the acquisition’s integration, and establishing the company’s business plan.

In determining that Mr. Dudkin achieved performance of 150% of target for this component, the Compensation Committee recognized his achievements in maintaining health and safety as a critical corporate priority, his contributions in advancing the strategic repositioning of PPL and his direct leadership over the integration planning activities related to the RIE acquisition.

In determining that Ms. Stark achieved performance of 190% of target for this component, the Compensation Committee recognized her achievements in modeling PPL corporate values and her significant contribution to PPL’s strategic repositioning through the purchase of RIE, her direct leadership over the regulatory and approval process related to the acquisition’s closing, and consolidating the entire legal function yielding both operational efficiencies as well as cost savings.

In determining that Mr. Crockett achieved performance of 145% of target for this component, the Compensation Committee recognized his achievements in fostering DEI as an essential part of the company culture, supporting strong corporate values, and strong leadership developing and advancing the company’s clean energy transition strategy.

PPL CORPORATION 2023 Proxy Statement 53

EXECUTIVE COMPENSATION

Individual Annual Cash Incentive Awards for 2022 Performance

The following annual incentive awards were approved by the Compensation Committee for 2022 performance and ranged from 126.08% of target to 134.03% of target:

Name	Weight x Goal Results			Individual Performance	2022 Earned Award
	Corporate Financial Performance	Operational Performance
		Corporate	Business Segment

Vince Sorgi	70% x 140%	20% x 80.16%	—	10% x 175%	131.53%

Joe Bergstein	70% x 140%	20% x 80.16%	—	10% x 200%	134.03%

Greg Dudkin	70% x 140%	20% x 80.16%	—	10% x 150%	129.03%

Wendy Stark	70% x 140%	20% x 80.16%	—	10% x 190%	133.03%

John Crockett	60% x 140%	10% x 80.16%	20% x 97.82%	10% x 145%	126.08%

This resulted in the following annual cash incentive awards approved for the NEOs:

Name	2022 Base Salary	Target Opportunity (% of Base Salary)	2022 Earned Award	2022 Annual Cash Incentive Award

Vince Sorgi	$1,166,990	125%	131.53%	$1,918,678

Joe Bergstein	651,475	80%	134.03%	698,538

Greg Dudkin	762,200	80%	129.03%	786,773

Wendy Stark	551,250	80%	133.03%	586,662

John Crockett	489,250	60%	126.08%	370,108

2022 Long-term Equity Incentive Award Grants

The purpose of the long-term incentive program is to align our executives’ interests with those of shareowners by providing long-term equity incentives that are earned based on company performance. This goal is achieved through two distinct equity awards — performance units and restricted stock units. Performance units tie compensation to the financial performance, share price of PPL and corporate strategy based on TSR, EG and ESG performance measured over a three-year performance period. Restricted stock units align shareowner and executive interests while rewarding and encouraging retention.

Target Opportunity (% of Base Salary)
Name	Total Long-term Incentive(LTI)	20% Restricted Stock Units	40% Performance Units (Based on TSR)	20% Performance Units (Based on EG)	20% Performance Units (Based on ESG)

Vince Sorgi	475%	95%	190%	95%	95%

Joe Bergstein	240%	48%	96%	48%	48%

Greg Dudkin	250%	50%	100%	50%	50%

Wendy Stark	200%	40%	80%	40%	40%

John Crockett	160%	32%	64%	32%	32%

54 PPL CORPORATION 2023 Proxy Statement

EXECUTIVE COMPENSATION

The Compensation Committee customarily grants the annual long-term incentive awards at its regularly scheduled January meeting. Consistent with our compensation program, off-cycle awards may be made from time-to-time, for example, on the date of hire, appointment or promotion of an executive officer. No off-cycle awards were made in 2022.

2022 Restricted Stock Unit Grants (20% of Total LTI)

Restricted stock units are PPL stock-equivalent units representing a future delivery of a specified number of shares of PPL common stock at the end of three years. The value of the shares that may ultimately vest may be greater than or less than the targeted value, depending on future increases or decreases in PPL’s common stock share price.

Restricted Stock Unit Awards Granted in 2022(1)
Name	2022 Base Salary	Target (% of Salary)	Target Value	Units Granted(2)

Vince Sorgi	$1,166,990	95%	$1,108,641	37,774

Joe Bergstein	651,475	48%	312,708	10,655

Greg Dudkin	762,200	50%	381,100	12,985

Wendy Stark	551,250	40%	220,500	7,513

John Crockett	489,250	32%	156,560	5,335

(1)

Number of restricted stock units granted is the award value divided by the closing price of PPL common stock on the date of approval or, if later, the effective date (January 27, 2022, $29.35). All NEOs were awarded grants on January 27, 2022.

(2)	The number of units is rounded up to the nearest full unit.

2022 Performance Unit Award Grants (80% of Total LTI)

The performance units awarded in 2022 were designed to align the interests of our NEOs with those of our shareowners by directly linking NEO pay with sustained long-term company performance over a designated performance period. Performance units granted in 2022 were calculated based on 2022 salary.

Target award values are established at the start of the year, and the actual number of shares that an NEO receives is contingent on PPL’s TSR performance relative to the companies in the UTY, the company’s EG performance and three primary ESG metrics, as follows.

Performance Units – TSR (50% of the performance units granted)

TSR combines the impact of share price movement and reinvested dividends during the three-year performance period from January 1, 2022 to December 31, 2024.

The Compensation Committee determined that the UTY is an appropriate TSR industry group for PPL. The UTY is a market capitalization-weighted index of 20 geographically diverse, North American utility companies that are considered to be our peers by analysts and investors.

To achieve the target TSR award value granted in 2022, PPL’s TSR performance must be at or above the 50th percentile relative to the companies in the UTY at the end of the three-year performance period.

At the end of the performance period, awards can range from 0% to 200% of target depending on relative performance. TSR awards are forfeited if PPL ranks below the 25th percentile of the companies in the UTY at the end of the three-year period.

PPL CORPORATION 2023 Proxy Statement 55

EXECUTIVE COMPENSATION

Performance Units – EG (25% of the performance units granted)

Beginning in 2022, PPL added earnings growth metrics to its executive compensation mix. EG performance metrics are intended to further align executive compensation with PPL’s key strategic objective of earnings growth. Payout of the EG performance units will be based on the earnings growth above the projected midpoint of ongoing earnings for the three-year performance period for PPL. For 2022, the baseline was the mid-point of the pro forma ongoing earnings guidance, assuming RIE ownership for the full year. At the end of the three-year performance period from

January 1, 2022 to December 31, 2024, actual performance will be determined as the compound annual growth from the 2022 baseline compared to the actual ongoing earnings results in 2024. The reliance on pro forma financial information reflects that RIE was acquired in May 2022, and we anticipate actual financial information will be used to establish the baseline for grants in future years.

EG performance units can be paid up to 200% of target or not paid if performance is below the minimum established performance threshold. To achieve the target EG award value granted in 2022, PPL’s EG performance must be at 6% at the end of the three-year performance period. EG awards are not paid if PPL’s EG is below 3% at the end of the three-year period.

Performance Units – ESG (25% of the performance units granted)

Beginning in 2022, PPL also added performance units based on environmental, social and governance metrics to its executive compensation mix. ESG performance units align executive compensation with PPL’s clean energy transition strategy.

Payout of the ESG performance units will be based on (1) reductions in company vehicle emissions over the three-year performance period in furtherance of the overall PPL goal of electrifying 100% of light-duty vehicles and 50% of medium/heavy duty vehicles by 2030, (2) reductions in building energy use in Pennsylvania and Kentucky over the three-year performance period, measured by gigawatt hours (GWh) energy use in Pennsylvania and Kentucky and Billion British Thermal Units (BBtu) energy use in Kentucky, and (3) the retirement of Mill Creek Unit 1, a coal-fired generating facility in Kentucky, by December 31, 2024. For this metric, retirement of this coal plant means that it will no longer produce energy from coal.

ESG performance units can be paid up to 200% of the Target Award or not paid if performance is below the minimum established performance threshold.

2022 Performance Units - ESG Metrics
Performance Measure	Goal Weight	0% Target	50% Target	100% Target	150% Target	200% Target

Achieve Cumulative Electrified Fleet Vehicle target (1)	5.00%	304	333	362	397	432

Achieve Building GWh Energy Use Target	16.75%	91.2	90.5	89.8	89.1	88.5

Achieve Building BBtu Energy Use Target	3.25%	290	288	286	284	282

Retirement of Mill Creek Unit 1 by 12/31/2024	75.00%	Not Complete	—	—	—	Complete

(1)	0% to 200% target values represent the number of vehicles.

56 PPL CORPORATION 2023 Proxy Statement

EXECUTIVE COMPENSATION

The Compensation Committee granted the following performance unit awards for 2022 subject to PPL’s performance on TSR, EG and ESG over the 2022-2024 performance period.

Performance Unit Awards Granted in 2022(1) 50% TSR, 25% EG, and 25% ESG
Name	2022 Base Salary	Target (% of Salary)	Target Value	TSR Units Granted(2)	EG Units Granted(2)	ESG Units Granted(2)

Vince Sorgi	$1,166,990	380%	$4,434,562	75,547	37,774	37,774

Joe Bergstein	651,475	192%	1,250,832	21,309	10,655	10,655

Greg Dudkin	762,200	200%	1,524,400	25,970	12,985	12,985

Wendy Stark	551,250	160%	882,000	15,026	7,513	7,513

John Crockett	489,250	128%	626,240	10,669	5,335	5,335

(1)

Number of performance units granted is the award value divided by the closing price of PPL common stock on the date of approval or, if later, the effective date (January 27, 2022, $29.35). All NEOs were awarded grants on January 27, 2022.

(2)	The number of units is rounded up to the nearest full unit.

Following the Compensation Committee’s assessment and certification of performance in early 2025, the applicable percentage of the performance unit awards and dividend equivalents will vest, if any. The Compensation Committee has no discretion to provide for payment other than as reflected in the actual attainment of the stated performance goals. Dividend equivalents accrue on the performance units as additional performance units and will vest and be paid according to the applicable level of achievement of the performance goal, if any.

2020–2022 Performance Units

TSR-based performance unit awards, accounting for 40% of the total LTI award, were made to the NEOs in 2020, subject to a three-year performance period. The actual number of units that could vest at the end of the performance period was contingent on PPL’s TSR from January 1, 2020 to December 31, 2022 relative to companies in the UTY.

ROE-based performance unit awards, accounting for 40% of the total LTI award, were made to the NEOs in 2020, subject to a three-year performance period. The actual number of units that could vest at the end of the performance period was contingent on PPL’s average annual ROE from January 1, 2020 to December 31, 2022.

2020–2022 TSR-based Performance Units

Over the three-year performance period, PPL’s TSR ranked at the 5th percentile relative to companies in the UTY. Consequently, the 2020-2022 TSR-based performance units, and accrued dividend equivalents on the units, resulted in a zero payout. Performance units not paid as a result of 2020–2022 TSR performance had a grant date value of over $2.44 million in the aggregate for the NEOs, including $1.37 million for Mr. Sorgi and $1.07 million in the aggregate for Messrs. Bergstein, Dudkin and Crockett, and Ms. Stark.

2020–2022 ROE-based Performance Units

Over the three-year performance period, PPL’s annual ROE was 14.01% in 2020, 13.47% in 2021 and 14.26% in 2022, resulting in a three-year average of 13.9%. In order to pay at or above target of 11% or maximum of 15%, PPL’s credit rating was also required to be above investment grade. Having met these requirements, the 2020-2022 ROE-based performance units, and accrued dividend equivalents on the units, paid out at 172.5% of target. Performance units that paid out at 172.5% as a result of PPL’s 2020-2022 ROE performance had a grant date value of $2.44 million in the aggregate for the NEOs, including $1.37 million for Mr. Sorgi and $1.07 million in the aggregate for Messrs. Bergstein, Dudkin and Crockett, and Ms. Stark.

PPL CORPORATION 2023 Proxy Statement 57

EXECUTIVE COMPENSATION

Other Elements of Compensation

In addition to the three elements of total direct compensation (base salary, annual cash incentive and long-term equity incentives in the form of performance units and restricted stock units), the company also provides other forms of compensation to the NEOs, which are summarized below.

Limited Perquisites

PPL provides limited executive perquisites to its NEOs. We believe these perquisites are consistent with market practice and serve a direct business interest.

Financial planning and tax preparation and support, up to an aggregate cost of $11,000 per year, and estate planning, not to exceed $5,000 in the aggregate, are offered to each NEO. These services are provided in recognition of time constraints on executives and their more complex compensation program that requires professional financial, tax and estate planning. We believe that good financial planning by experts reduces the amount of time and attention that executive officers must spend on such issues. Such planning also helps ensure the objectives of our compensation program are met and not hindered by unexpected tax or other consequences.

Additionally, each NEO is eligible for an executive physical, up to an aggregate cost of $6,000 every two years, and genetic testing not to exceed $5,000 in the aggregate. The Compensation Committee believes the benefit is beneficial to both the employee and the company through potential reduced costs and increased productivity.

PPL periodically provides security assessments and residential security system upgrades to its NEOs. The company also provides relocation benefits to employees in connection with joining the company.

The incremental cost to PPL of all perquisites received by each of our NEOs for the year is summarized in Note 6 to the Summary Compensation Table on page 65.

Retirement Programs

The company provides eligible employees with the opportunity to build financial resources for retirement through tax-qualified defined benefit pension plans and defined contribution plans (401(k) plans). In addition, the company provides eligible executives with non-tax-qualified supplemental pension benefit and deferred compensation opportunities. We have historically viewed our retirement benefits as a means of providing financial security to our salaried employees after they have spent a substantial portion of their careers with the company.

NEOs are eligible for the following pension benefit plans.

Retirement Plan	Description	NEO Participants

PPL Retirement Plan	• Tax-qualified defined benefit pension plan • Closed to new salaried employees after December 31, 2011	Messrs. Sorgi, Bergstein and Dudkin

PPL Supplemental Executive Retirement Plan (PPL SERP)

•  Nonqualified defined benefit pension plan to provide for retirement benefits above amounts available under the PPL Retirement Plan

•  Vested and eligible to commence payment at age 50 with 10 years of service

•  Closed to new officers after December 31, 2011

Messrs. Sorgi and Dudkin

58 PPL CORPORATION 2023 Proxy Statement

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Retirement Plan	Description	NEO Participants

PPL Supplemental Compensation Pension Plan	• Nonqualified defined benefit pension plan that applies to certain employees hired before January 1, 2012 who are not eligible for the PPL SERP	Mr. Bergstein

Additional details about these plans are provided under “Executive Compensation Tables — Pension Benefits in 2022” beginning on page 71.

NEOs are eligible for the following voluntary retirement savings opportunities.

Savings Plans	Description	NEO Participants

PPL Deferred Savings Plan (PPL DSP)

•  Tax-qualified defined contribution plan

•  PPL provides matching contributions of up to 3% of the participant’s compensation subject to contribution limits imposed by the Internal Revenue Service, or IRS

•  Compensation includes base salary plus annual cash incentive award

•  Participants vest in PPL’s matching contributions after one year of service

•  Participants may request distribution of their account at any time following termination of employment

Messrs. Sorgi, Bergstein and Dudkin

PPL Retirement Savings Plan (PPL RSP)

•  Tax-qualified defined contribution plan

•  PPL provides matching contributions of up to 4.5% of the participant’s compensation subject to contribution limits imposed by the IRS

•  PPL provides an additional 3% fixed contribution subject to contribution limits imposed by the IRS

•  Compensation includes base salary plus annual cash incentive award

•  Participants vest in PPL’s matching contributions after two years of service

•  Participants may request distribution of their account at any time following termination of employment

Ms. Stark

PPL Executive Deferred Compensation Plan (PPL EDCP)

•  Non-qualified deferred compensation plan

•  Participants may defer some or all of their compensation in excess of the estimated minimum legally required annual payroll tax withholding and in excess of the amounts allowed by statute under the PPL DSP and PPL RSP

•  For participants in the PPL DSP, matching contributions of up to 3% of the participant’s compensation are made under this plan on behalf of participating officers to make up for matching contributions that could not be made on behalf of such officers under the PPL DSP because of statutory limits on qualified plan benefits

Messrs. Sorgi, Bergstein and Dudkin, and Ms. Stark

PPL CORPORATION 2023 Proxy Statement 59

EXECUTIVE COMPENSATION

Savings Plans	Description	NEO Participants

•  For participants in the PPL RSP, matching contributions of up to 4.5% and fixed contributions of 3% of the participants’ compensation are made under this plan on behalf of participating officers to make up for matching contributions that could not be made on behalf of such officers under the PPL RSP because of statutory limits on qualified plan benefits

•  Compensation includes base salary plus annual cash incentive award

•  There is no vesting condition for the company matching contributions

LG&E and KU Savings Plan

•  Tax-qualified defined contribution plan

•  LKE provides matching contributions of up to 4.2% of the participant’s compensation subject to contribution limits imposed by the IRS

•  LKE provides an additional contribution to a Retirement Income account based on years of service subject to contribution limits imposed by the IRS. Contributions range from 3% to 7% of participants compensation

•  Compensation includes base salary, plus deferrals to company-sponsored benefit plans, Section 402(g) salary redirection, qualified transportation fringe benefit plans, short term incentive compensation, cost of living adjustments, commissions and overtime

•  Participants may request distribution of their account at any time following termination of employment, though there may be applicable tax consequences

Mr. Crockett

LG&E and KU Nonqualified Savings Plan

•  Non-qualified deferred compensation plan

•  Participants may defer up to 75% of their compensation in accordance with the terms and conditions of the plan

•  Matching contributions and employer contributions to the Retirement Income Account are made under this plan on behalf of eligible participants to make up for matching contributions and employer contributions made to the Retirement Income Account that could not be made on behalf of such participants under the LG&E and KU Savings Plan because of statutory limits on qualified plan benefits

•  Compensation includes base salary plus annual cash incentive award

•  There is no vesting condition for the company matching contributions

Mr. Crockett

In addition to the retirement programs described above, the primary capital contribution opportunities for NEOs are stock gains under the company’s long-term equity incentive program (as described above) and the employee stock ownership plan, or ESOP. The ESOP is a tax-qualified, employee stock ownership plan. Mr. Crockett and Ms. Stark did not participate in the ESOP. No contributions have been made to the ESOP since 2012.

60 PPL CORPORATION 2023 Proxy Statement

EXECUTIVE COMPENSATION

GOVERNANCE POLICIES UNDERPINNING OUR COMPENSATION FRAMEWORK

At PPL, the Compensation Committee and the Governance, Nominating and Sustainability Committee have adopted strong corporate governance practices that are intended to drive results and support accountability to shareowners, as well as align interests of executive officers with those of shareowners.

What We Do	What We Don’t Do

✓ Conduct annual pay risk assessment	✗ No “single trigger” change-in-control severance agreements

✓ Require significant equity ownership: 2x to 6x base salary for executive officers; 5x cash retainer for directors	✗ No hedging or pledging of PPL stock by officers and directors permitted

✓ Maintain clawback policy	✗ No dividend equivalents paid on unvested equity awards granted to executive officers

✓ Annual Say on Pay vote	✗ No tax “gross-ups” in change-in-control severance agreements

✓ Limit perquisites	✗ No new participants in the PPL SERP or LG&E SERP since 2011

Additional information on PPL’s Executive Equity Ownership Guidelines, hedging and pledging policy and clawback policy can be found below.

Executive Equity Ownership Guidelines

An important part of PPL’s compensation philosophy is ensuring a strong linkage between executives and shareowners. The Executive Equity Ownership Guidelines enable the company to align executives with this philosophy. The guidelines provide that NEOs should maintain the following robust levels of ownership in PPL stock:

Executive Officer Level	Equity Guideline (Multiple of Salary)

CEO (PPL Corporation)	6x

Executive Vice Presidents (PPL Corporation)	3x

Senior Vice Presidents (PPL Corporation)	2x

Presidents of business segments	2x

NEOs must attain the minimum ownership requirement that applies to their level by the end of their fifth anniversary at that level. If an NEO fails to achieve the required level within the specified time frame, the following additional requirements apply until the guideline is exceeded:

•	The NEO must not sell any shares of PPL stock.

•	The NEO will be required to retain any vesting equity awards, net of required tax withholding.

•	The Compensation Committee retains the right, at its discretion, to deliver annual cash incentive awards in the form of restricted stock unit grants.

All NEOs who have served in their current position more than five years were in compliance with their equity ownership guidelines as of December 31, 2022. All other NEOs were on track as of December 31, 2022 to meet their equity ownership requirements as of the required date.

PPL CORPORATION 2023 Proxy Statement 61

EXECUTIVE COMPENSATION

Hedging and Pledging Prohibitions

In accordance with best governance practices, the company has an established policy that prohibits its officers and directors from the following actions:

•	Pledging shares of company stock as collateral for any loans, including any margin loans.

•	Engaging in any form of hedging transaction.

•	Trading in derivatives of PPL common stock.

Clawback Policy

The Compensation Committee has a policy regarding the recoupment of executive compensation, commonly referred to as a “clawback.” Subject to the discretion and approval of the Board, this policy enables the company to seek recoupment of incentive-based compensation awarded to any current executive officer of the company in situations where the Board has determined that:

•	the company is required to prepare an accounting restatement due to the material noncompliance by the company with any financial reporting requirement under the securities laws, and

•	a lower award would have been made to the executive officer based upon the restated financial results.

The Board has full and final authority to make all determinations under this policy, including, without limitation, whether the policy applies and, if so, the amount of cash bonus or other incentive-based compensation, if any, to be repaid by any executive officer. In each such instance, as determined by the Board, the company will, to the extent permitted by applicable law, seek to recover incentive-based compensation received by such individual in excess of the amount that would have been received under the accounting restatement. Any recoupment under this policy is to be in addition to any other remedies that may be available to the company under applicable law, including such remedies contained in the company’s equity grant agreements or employment letters, if any.

The company expects to revise its clawback policy in the next year to comply with the new NYSE and Securities and Exchange Commission rules.

Compensation Risk Assessment

The Compensation Committee regularly considers risks related to the attraction and retention of talent, the design of our compensation programs, and succession planning. Specifically, the Compensation Committee annually reviews management’s assessment of whether risks arising from our compensation policies and practices for all employees, including non-executive officers, are reasonably likely to have a material adverse effect on the company. To do so, the Compensation Committee follows a risk assessment process that formally identifies and prioritizes compensation plan features that could induce excessive risk-taking, misstatement of financial results or fraudulent misconduct to enhance an employee’s compensation and cause material harm to the company. Based on this detailed risk assessment process, the Compensation Committee determined that PPL’s compensation programs do not encourage risk-taking incentives that are reasonably likely to have a material adverse effect on PPL.

ADDITIONAL INFORMATION

Other Compensation

In addition to the annual direct compensation and retirement programs described above, the company provides other compensation under specific situations as described below.

Employment Agreements. We generally do not enter into traditional employment agreements with our NEOs. There are no specific agreements with respect to length of employment that would commit the company to pay an NEO for a specific period. Generally, our NEOs are “employees-at-will” whose employment is conditioned on performance and subject to termination by the company at any time.

62 PPL CORPORATION 2023 Proxy Statement

EXECUTIVE COMPENSATION

Change-in-Control Protections. The company believes certain executive officers who are terminated without cause or who resign for “good reason” (as defined in “Change-in-Control Benefits” beginning on page 76) in connection with a change in control of PPL Corporation should be provided separation benefits. These benefits are intended to ensure that executives focus on serving the company and shareowner interests without the distraction of possible job and income loss. All of our NEOs have agreements with the company providing for benefits upon qualifying terminations of employment in connection with a change in control, which generally include cash severance and accelerated vesting of specific outstanding equity awards. The company believes that its change-in-control benefits are consistent with the practices of companies with whom PPL competes for talent and assist in retaining executives and recruiting new executives to the company. Details on current arrangements and agreements are discussed further in “Change-in-Control Benefits,” beginning on page 76, and “Termination Benefits” beginning on page 77.

Severance Benefits. To continue to retain and protect our executives, the company has an Executive Severance Plan that provides severance benefits for officers, including all NEOs, terminated for reasons other than cause.

The key features of the plan include (1) two years of base pay; (2) an allowance for benefit continuation; and (3) outplacement or career services support. Severance benefits payable under this program are conditioned on the executive officer agreeing to release the company from any liability arising from the employment relationship.

As noted above, the company has agreements with all of the NEOs that provide benefits to the executives upon specified terminations of employment in connection with a change in control of PPL Corporation. The benefits provided under these agreements, if triggered, replace any other severance benefits provided to these officers by PPL Corporation, including the Executive Severance Plan or any prior severance agreement.

Additional details on current arrangements and agreements for NEOs are discussed further below under “Change-in-Control Benefits” beginning on page 76 and “Termination Benefits” beginning on page 77.

Tax Implications of Our Executive Compensation Program

Section 162(m) of the Internal Revenue Code precludes deduction for compensation awarded to certain of our executive officers in excess of $1 million. While the Compensation Committee continues to consider tax deductibility in structuring compensation paid to executive officers, the primary goals of our executive compensation program are to attract, incentivize and retain key employees and align pay with performance. The Compensation Committee retains the ability to provide compensation that exceeds deductibility limits as it determines appropriate.

PPL CORPORATION 2023 Proxy Statement 63

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLES

The following table summarizes all compensation for our chief executive officer, our chief financial officer, our next three most highly compensated executives for 2022, known as our named executive officers, or NEOs, for service to PPL and its subsidiaries.

SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Year	Salary(2)	Bonus	Stock Awards(3)	Option Awards	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total	Total Without Change in Pension Value(7)
Vincent Sorgi President and Chief Executive Officer (CEO)	2022	$1,166,336	—	$5,926,933	—	$1,918,678	—	$134,628	$ 9,146,575	$9,146,575
	2021	1,132,492	—	5,111,866	—	2,654,619	$2,361,092	96,412	11,356,481	8,995,389
	2020	987,569	—	3,514,187	—	1,238,050	1,940,207	94,430	7,774,443	5,834,236
Joseph P. Bergstein, Jr. Executive Vice President and Chief Financial Officer (CFO)	2022	651,110	—	1,671,799	—	698,538	—	47,379	3,068,826	3,068,826
	2021	631,615	—	1,477,271	—	928,206	868,741	32,936	3,938,769	3,070,028
	2020	604,711	—	1,177,243	—	431,250	1,283,165	38,638	3,535,007	2,251,842
Gregory N. Dudkin Executive Vice President and Chief Operating Officer (COO)	2022	761,773	—	2,037,424	—	786,773	—	20,150	3,606,120	3,606,120
	2021	706,834	—	1,595,364	—	1,067,062	652,524	19,700	4,041,484	3,388,960
	2020	641,943	—	1,119,749	—	560,251	723,866	16,284	3,062,093	2,338,227
Wendy E. Stark Senior Vice President, General Counsel, Corporate Secretary and Chief Legal Officer (CLO)	2022	550,745	—	1,178,835	—	586,662	—	104,478	2,420,720	2,420,720
	2021	373,558	$250,000	647,967	—	722,295	—	166,582	2,160,402	2,160,402

John R. Crockett III President - LG&E and KU	2022	488,976	—	837,059	—	370,108	—	56,100	1,752,243	1,752,243

(1)	This column reflects the title of each NEO as of December 31, 2022.

Effective January 1, 2023, Mr. Dudkin’s title changed to Executive Vice President from Executive Vice President and COO. Mr. Dudkin was on extended medical leave since mid-October 2022 and passed away on February 14, 2023.

Effective January 1, 2023, Ms. Stark’s title changed to Executive Vice President, CLO and Corporate Secretary from Senior Vice President, General Counsel, Corporate Secretary and CLO.

(2)

Salary includes cash compensation deferred to the PPL Executive Deferred Compensation Plan or, for Mr. Crockett, to the LG&E and KU Nonqualified Savings Plan. The following NEOs deferred salary in 2022 in the amounts indicated: Mr. Sorgi ($34,990); Mr. Bergstein ($45,578); Ms. Stark ($44,060) and Mr. Crockett ($34,877). These amounts are included in the “Nonqualified Deferred Compensation in 2022” table on page 75 as executive contributions for the last fiscal year.

(3)

This column represents the aggregate grant date fair value of restricted stock units and performance units as calculated under ASC Topic 718, without taking into account estimated forfeitures. The grant date fair value of restricted stock units is calculated using the closing price of PPL common stock on the NYSE on the date of grant. The grant date fair value of the performance units reflected in this column are the target payouts based on the probable outcome of the performance condition, determined as of the grant date, and are disclosed in the “Grants of Plan-Based Awards During 2022” table on page 66. The maximum potential values as of the grant date of the TSR-based performance units granted in 2022 assuming the highest level of performance are as follows: Mr. Sorgi — $5,201,864; Mr. Bergstein — $1,467,253; Mr. Dudkin — $1,788,190; Ms. Stark — $1,034,630; and Mr. Crockett — $734,625. The maximum potential values as of the grant date of the EG-based performance units granted in 2022 assuming the highest level of performance are as follows: Mr. Sorgi — $2,217,334; Mr. Bergstein — $625,449; Mr. Dudkin — $762,220; Ms. Stark — $441,013; and Mr. Crockett — $313,165. The maximum potential values as of the grant date of the ESG-based performance units granted in 2022 assuming the highest level of performance are as follows: Mr. Sorgi — $2,217,334; Mr. Bergstein — $625,449; Mr. Dudkin — $762,220; Ms. Stark — $441,013; and Mr. Crockett — $313,165. For additional information on the assumptions made in the valuation of performance units, refer to Note 11 to the PPL financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC. Further information regarding the 2022 awards is included in the “Grants of Plan-Based Awards During 2022” and “Outstanding Equity Awards at Fiscal Year-End 2022” tables elsewhere in this proxy statement.

64 PPL CORPORATION 2023 Proxy Statement

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(4)

Amounts represent cash awards paid in March 2023 for performance under the company’s annual cash incentive award program for 2022. These amounts include amounts the NEOs have elected to defer to the PPL Executive Deferred Compensation Plan or, for Mr. Crockett, to the LG&E and KU Nonqualified Savings Plan. The following NEOs deferred cash awards in the amounts indicated: Mr. Sorgi — $115,121; Mr. Bergstein — $139,708; Ms. Stark — $87,999 and Mr. Crockett — $22,206. These amounts will be included in the “Nonqualified Deferred Compensation in 2023” table as executive contributions in next year’s proxy statement if the executive is an NEO for 2023.

(5)

This column represents the sum of the changes during 2022 in the actuarial present value of accumulated benefit in the PPL Retirement Plan and PPL Supplemental Executive Retirement Plan, or PPL SERP, for Messrs. Sorgi and Dudkin, and the PPL Retirement Plan and PPL Supplemental Compensation Pension Plan for Mr. Bergstein. No above-market or preferential earnings under the PPL Executive Deferred Compensation Plan or the LG&E and KU Nonqualified Savings Plan were reportable for 2022. No amounts are shown for 2022 for Messrs. Sorgi, Bergstein or Dudkin because their change in pension value during 2022 was a negative amount. Mr. Sorgi’s net decrease in pension value for 2022 was ($1,679,475) and consisted of a decrease in the value of his accumulated benefit under the PPL Retirement Plan of ($368,817) and a decrease in the value of his accumulated benefit under the PPL SERP of ($1,310,658). Mr. Bergstein’s net decrease in pension value for 2022 was ($595,981) and consisted of a decrease in the value of his accumulated benefit under the PPL Retirement Plan of ($413,589) and a decrease in the value of his accumulated benefit under the PPL Excess Plan of ($182,392). Mr. Dudkin’s net decrease in pension value for 2022 was ($623,725) and consisted of a decrease in the value of his accumulated benefit under the PPL Retirement Plan of ($161,158) and a decrease in the value of his accumulated benefit under the PPL SERP of ($462,567).

See “Nonqualified Deferred Compensation in 2022” beginning on page 74 for additional information.

(6)

The table below reflects the components of this column for 2022, which include (i) the company’s matching contribution for each individual’s 401(k) plan contributions; (ii) the company’s fixed contribution for any individual participating in the PPL RSP; (iii) the company’s contributions under nonqualified deferred compensation plans, or NQDC; (iv) certain perquisites including financial planning and tax preparation services, and executive physicals; and (v) other benefits or payments as noted.

Name	401(k) Match	401(k) Fixed Contribution	NQDC Employer Contributions	Financial Planning and Tax Preparation	Other		Total

Sorgi	$9,150	N/A	$104,478	$11,000	$10,000	(a)	$134,628

Bergstein	9,150	N/A	38,229	—	—		47,379

Dudkin	9,150	N/A	—	11,000	—		20,150

Stark	13,725	$9,150	72,603	9,000	—		104,478

Crockett	3,297	9,150	32,653	11,000	—		56,100

(a)

For Mr. Sorgi includes contributions made by the company under our charitable matching gift program, pursuant to which we will contribute, on a 100% matching basis, up to $10,000 per year per person to specified charitable institutions.

(7)

In order to show the effect that the year-over-year change in pension value had on total compensation, as determined under applicable SEC rules, we have included an additional column to show total compensation minus the change in pension value. The amounts reported in the Total Without Change in Pension Value column may differ substantially from the amounts reported in the Total column required under SEC rules and are not a substitute for total compensation. Total Without Change in Pension Value represents total compensation, as determined under applicable SEC rules, minus the change in pension value reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column. The change in pension value is subject to many external variables, such as interest rates, assumptions about life expectancy and changes in the discount rate determined at each year end, which are functions of economic factors and actuarial calculations that are not related to the company’s performance and are outside of the control of the Compensation Committee.

PPL CORPORATION 2023 Proxy Statement 65

EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS DURING 2022

The following table provides information about equity and non-equity incentive plan awards granted to the NEOs in 2022.

	Grant Date		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards(4)
Name			Threshold	Target	Maximum	Threshold	Target	Maximum

Vincent Sorgi	1/27/2022		$708,125	$1,458,738	$2,917,476

	1/27/2022								37,774	$1,108,667

	1/27/2022	(5)				18,887	75,547	151,094		2,600,932

	1/27/2022	(6)				18,887	37,774	75,548		1,108,667

	1/27/2022	(6)				18,887	37,774	75,548		1,108,667

Joseph P. Bergstein, Jr.	1/27/2022		260,590	521,180	1,042,360

	1/27/2022								10,655	312,724

	1/27/2022	(5)				5,327	21,309	42,618		733,626

	1/27/2022	(6)				5,328	10,655	21,310		312,724

	1/27/2022	(6)				5,328	10,655	21,310		312,724

Gregory N. Dudkin	1/27/2022		304,880	609,760	1,219,520

	1/27/2022					6,493	25,970	51,940	12,985	381,110

	1/27/2022	(5)				6,493	12,985	25,970		894,095

	1/27/2022	(6)				6,493	12,985	25,970		381,110

	1/27/2022	(6)				8,119	16,237	32,474		381,110

Wendy E. Stark	1/27/2022		220,500	441,000	882,000

	1/27/2022								7,513	220,507

	1/27/2022	(5)				3,757	15,026	3,052		517,315

	1/27/2022	(6)				3,757	7,513	15,026		220,507

	1/27/2022	(6)				3,757	7,513	15,026		220,507

John R. Crockett III	1/27/2022		146,775	293,550	587,100

	1/27/2022								5,335	156,582

	1/27/2022	(5)				2,667	10,669	21,338		367,312

	1/27/2022	(6)				2,668	5,335	10,670		156,582

	1/27/2022	(6)				2,668	5,335	10,670		156,582

(1)

These columns show the potential payout range under the 2022 annual cash incentive award program. For additional information, see “CD&A — 2022 Named Executive Officer Compensation — 2022 Annual Cash Incentive Awards” beginning on page 48. The cash incentive payout range is generally from 50% to 200% of target. If the actual Corporate EPS performance is below the goal required to achieve a threshold payout, the award will be forfeited.

(2)

These columns show the potential payout range for the performance units, TSR, EG and ESG, granted in 2022 to the NEOs under PPL’s SIP. Each performance unit entitles the executive to receive additional performance units each quarter equal in value to the amount of quarterly dividends paid on PPL common stock. For additional information, see “CD&A — 2022 Named Executive Officer Compensation — 2022 Long-term Equity Incentive Award Grants — 2022 Performance Unit Award Grants” beginning on page 55.

(3)

This column shows the number of forward-looking time-vested restricted stock units granted in 2022 to the NEOs under PPL’s SIP. In general, restrictions on the awards will lapse three years from the date of grant. Each restricted stock unit entitles the executive to receive additional restricted stock units each quarter equal in value to the amount of quarterly dividends paid on PPL common stock. These additional restricted stock units are payable in shares of PPL common stock at the end of the restriction period, subject to the same conditions as the underlying restricted stock units.

66 PPL CORPORATION 2023 Proxy Statement

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(4)

This column shows the grant date fair value, as calculated under ASC Topic 718, of the performance units and restricted stock units granted to the NEOs, without taking into account estimated forfeitures. The grant date fair value for restricted stock units and performance units based on EG and ESG were based on the closing price of PPL common stock on the NYSE on the grant date of January 27, 2022, which was $29.35. For performance units based on TSR, the grant date fair value was calculated using a Monte Carlo pricing model value on the grant date of January 27, 2022, which was $34.43. For additional information on the valuation assumptions for performance units, see Note 11 to the PPL financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC.

(5)

The payout range for TSR-based performance unit awards granted in 2022 is from 25% to 200% of target. The performance period is from 2022 through 2024. At the end of the performance period, PPL TSR for the three-year period is compared to the total return of the companies in the UTY. Shares of PPL common stock reflecting the applicable number of performance units, as well as dividend equivalents, will vest and be paid according to the applicable level of achievement of the performance goal, if any. If actual performance falls below the 25% payout level, the payout is zero.

(6)	The payout range for EG-based and ESG-based performance unit awards granted in 2022 is from 50% to 200% of target. The performance period is from 2022 through 2024.

PPL CORPORATION 2023 Proxy Statement 67

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2022

The following table provides information on all unexercised stock option awards, as well as all unvested restricted stock unit awards and unearned and unvested performance units, for each NEO as of December 31, 2022. Each stock option grant, as well as each grant of performance units that is unearned and unvested, is shown separately for each NEO, and the restricted stock units that have not vested are shown in the aggregate. The vesting schedule for each grant is shown following this table, based on the grant date of the stock option, restricted stock unit award or performance unit award grant date. The market value of the stock awards is based on the closing price of PPL common stock on the NYSE as of December 30, 2022, the last trading day of 2022, which was $29.22. For additional information about stock awards, see “CD&A — 2022 Named Executive Officer Compensation — 2022 Long-term Equity Incentive Award Grants” beginning on page 54.

	Option Awards						Stock Awards
Name	Grant Date(1)		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Vincent Sorgi							100,793	2,945,171

	1/21/2021	(4)							75,226	2,198,116

	1/21/2021	(5)					124,124	3,626,891

	1/27/2022	(4)							77,346	2,260,058

	1/27/2022	(6)							38,674	1,130,044

	1/27/2022	(7)							67,679	1,977,577

Joseph P. Bergstein, Jr.							29,018	847,919

	1/21/2021	(4)							21,739	635,225

	1/21/2021	(5)					35,870	1,048,121

	1/27/2022	(4)							21,817	637,478

	1/27/2022	(6)							10,909	318,754

	1/27/2022	(7)							19,090	557,820

Gregory N. Dudkin							31,780	928,607

	1/21/2021	(4)							17,604	514,395

	1/21/2021	(5)					29,047	848,752

	4/12/2021	(4)							5,594	163,458

	4/12/2021	(5)					9,230	269,705

	1/27/2022	(4)							26,589	776,917

	1/27/2022	(6)							13,294	388,458

	1/27/2022	(7)							23,265	679,802

Wendy E. Stark							12,233	357,454

	4/12/2021	(4)							9,083	265,392

	4/12/2021	(5)					14,986	437,897

	1/27/2022	(4)							15,384	449,517

	1/27/2022	(6)							7,692	224,758

	1/27/2022	(7)							13,461	393,327

John R. Crockett III							9,350	273,202

	1/21/2021	(4)							3,636	106,256

	1/21/2021	(5)					6,000	175,323

	10/1/2021	(4)							1,958	57,198

	10/1/2021	(5)					3,230	94,377

	1/27/2022	(4)							10,923	319,173

	1/27/2022	(6)							5,462	159,601

	1/27/2022	(7)							9,559	279,303

68 PPL CORPORATION 2023 Proxy Statement

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(1)

For a better understanding of this table, we have included an additional column showing the grant date of the unearned and unvested performance units. No stock options are outstanding and no options have been granted since 2013.

(2)

All restricted stock units for the NEOs under PPL’s SIP and ICPKE vest on the third anniversary of the grant date. The dates that restrictions lapse for each restricted stock unit award granted to the NEOs and the number of restricted stock units, including any accrued dividend equivalents reflected as additional restricted stock units, are:

	Grant Date
Name		1/23/2023	6/1/2023	1/21/2024	4/12/2024	10/1/2024	1/27/2025

Sorgi	1/23/20	10,665

	6/1/20		13,841

	1/21/21			37,613

	1/27/22						38,674

Bergstein	1/23/20	7,239

	1/21/21			10,870

	1/27/22						10,909

Dudkin	1/23/20	6,886

	1/21/21			8,803

	4/12/21				2,797

	1/27/22						13,294

Stark	4/12/21				4,541

	1/27/22						7,692

Crockett	1/23/20	1,232

	1/21/21			1,677

	10/1/21					979

	1/27/22						5,462

(3)

These performance units, including TSR, EG and ESG, are payable in shares of PPL common stock following a three-year performance period. The ROE-based performance units granted in 2021 have a one-year performance period and will be payable after an overall three-year restriction period. While the performance period ends on December 31, 2023 for the 2021 awards and December 31, 2024 for the 2022 awards, the number of performance units earned is not determined until the Compensation Committee certifies that the level of performance goals have been achieved. The number of performance units earned at the time of certification may be more or less than the number of awards reflected in this table, depending on whether or not the performance goals have been achieved and the level of achievement. See “CD&A — 2022 Named Executive Officer Compensation — 2022 Long-term Equity Incentive Award Grants — 2022 Performance Unit Award Grants” beginning on page 55 for a discussion of the performance goals related to TSR, ROE, EG and ESG awards and the attainment levels for each award.

(4)

The number of TSR-based performance units granted in 2021 disclosed in the table for each NEO represents the threshold payout amount. The threshold amount is used because PPL’s TSR was below threshold as compared to its industry peers for 2021 and 2022, the first and second year of the three-year performance period for the 2021 awards. The number of shares shown in the table for each NEO also includes dividend equivalents reflected as additional performance units.

The number of TSR-based performance units granted in 2022 disclosed in the table for each NEO represents the target payout amount. The target amount is used because PPL’s TSR exceeded threshold but was below the target payout level of the awards as compared to its industry peers for 2022, the first year of the three-year performance period for the 2022 awards. The number of shares shown in the table for each NEO also includes dividend equivalents reflected as additional performance units.

(5)

In light of the transformational nature of the anticipated sale of the U.K. utility business in 2021, PPL’s ROE-based performance units issued for 2021 were based on a one-year performance period from January 1, 2021 to December 31, 2021; however, these units retained the three-year vesting schedule and other characteristics. The number of ROE-based performance units granted in 2021 and disclosed in the table for each NEO represents the actual payout amount for 2021 as the performance period has completed. The number of shares shown in the table for each NEO also includes dividend equivalents reflected as additional performance units.

PPL CORPORATION 2023 Proxy Statement 69

EXECUTIVE COMPENSATION

(6)

The number of EG-based performance units granted in 2022 disclosed in the table for each NEO represents the target payout amount. Although it is still early in the three-year performance period, the target amount is used because, based on 2022 performance the company currently expects to exceed threshold performance. The number of shares shown in the table for each NEO also includes dividend equivalents reflected as additional performance units.

(7)

The number of ESG-based performance units granted in 2022 disclosed in the table for each NEO represents 175% of the targeted payout amount. Although it is still early in the three-year performance period, a projected attainment of 175% was used because, based on 2022 performance the company currently expects to exceed target performance, based upon reductions in vehicle emissions and building energy usage, as well as progress on the successful closure of Mill Creek Unit 1 in Kentucky. The number of shares shown in the table for each NEO also includes dividend equivalents reflected as additional performance units.

70 PPL CORPORATION 2023 Proxy Statement

EXECUTIVE COMPENSATION

OPTION EXERCISES AND STOCK VESTED IN 2022

The following table provides information for each of the NEOs with respect to (1) stock option exercises during 2022, including the number of shares acquired or treated as acquired upon exercise and the value realized, and (2) the number of shares acquired during 2022 upon the vesting of restricted stock units and the deemed vesting of performance units and the value realized, each before payment of any applicable withholding tax and broker commissions. No options have been granted since 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)

Vincent Sorgi	84,777	$283,162	96,634	$2,825,263

Joseph P. Bergstein, Jr.	20,645	78,864	29,250	851,472

Gregory N. Dudkin	—	—	32,132	941,705

John R. Crockett III	—	—	6,373	186,691

(1)

Amounts reflect the difference between the exercise price of the stock option award and the closing price on the NYSE of the shares of PPL common stock underlying the stock option award at the time of exercise.

(2)

Amounts reflect the closing price on the NYSE of the shares of PPL common stock underlying the restricted stock units on the day the restrictions lapsed and the closing price on December 30, 2022 on the NYSE of the shares of PPL common stock underlying the ROE-based performance unit awards granted in 2020 that are deemed to have been earned as of December 31, 2022, the last day of the three-year performance period.

PENSION BENEFITS IN 2022

The following table sets forth information on the pension benefits for the NEOs under (1) the PPL Retirement Plan, (2) the PPL Supplemental Compensation Pension Plan, (3) the PPL Supplemental Executive Retirement Plan (PPL SERP). Ms. Stark and Mr. Crockett do not participate in a PPL Pension Plan.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1)(2)	Payments During Last Fiscal Year

Vincent Sorgi	PPL Retirement Plan	16.7	$684,157	—

	PPL SERP	16.7	5,621,072	—
Joseph P. Bergstein, Jr.	PPL Retirement Plan	23.4	793,935	—
	PPL Supplemental Compensation Pension Plan	23.4	2,723,137	—

Gregory N. Dudkin	PPL Retirement Plan	13.5	952,693	—

	PPL SERP	13.5	3,413,931	—

PPL CORPORATION 2023 Proxy Statement 71

EXECUTIVE COMPENSATION

(1)	The assumptions used in estimating the present values of each NEO’s accumulated pension benefit are as follows:

Plan	Assumed Retirement Date(a)	Discount Rate	Mortality Assumption(b)
PPL Retirement Plan	60	5.81%	Annuity Form of Payment. Pri-2012 gender specific employee and healthy retiree tables with white collar adjustment and applying mortality projection Scale MP-2020 mortality improvements on a generational basis. Adjustment factor of -2% applied to base table (contingent survivor tables are used for all current beneficiary survivors and contingent survivors after the future death of the primary retiree).
PPL Supplemental Compensation Pension Plan	60	5.81%
PPL SERP	60	5.82%	Lump-sum Form of Payment. 50%/50% blend at the male and female Pri-2012 nondisabled annuitant mortality table with no collar adjustment and applying mortality projection Scale MP-2020 mortality improvements on a generational basis.

(a)

For each plan, this column reflects the age at which retirement may occur without any reduction in benefits. For the PPL Retirement Plan and the PPL Supplemental Compensation Pension Plan, an employee may retire without any reduction in benefits at age 60 provided that the employee has at least 20 years of service.

(b)

The annuity form of payment is used for the PPL Supplemental Compensation Pension Plan as that is the only form of benefit under those plans. A blend of the annuity and lump-sum forms of payment is used for the PPL Retirement Plan as both forms of payment are available under those plans. The lump-sum form of payment is used for the PPL SERP as the covered NEOs have elected that form of payment.

(2)

The present values in the column reflect theoretical figures prescribed by the SEC for disclosure and comparison purposes. The table below reflects the benefits payable under the PPL SERP and the PPL Supplemental Compensation Pension Plan upon the listed events assuming termination of employment occurred as of December 31, 2022.

Name(a)	Retirement	Death	Disability
Sorgi	$6,986,394	$6,986,394	$6,986,394
Bergstein(b)	—	1,155,392	—
Dudkin	3,848,716	3,848,716	3,848,716

(a)

Messrs. Sorgi and Dudkin have elected to receive benefits payable under the PPL SERP as a lump-sum payment, subject to applicable law. For Mr. Bergstein, the PPL Supplemental Compensation Pension Plan does not provide for a lump-sum payment, but a lump-sum amount is shown here for comparison purposes. The amounts shown in this table represent the values that would have become payable based on a December 31, 2022 termination of employment. Actual payment would be made following December 31, 2022 subject to plan rules and in compliance with Section 409A of the Internal Revenue Code.

(b)

Mr. Bergstein participates in the PPL Supplemental Compensation Pension Plan. He does not participate in the PPL SERP. If Mr. Bergstein had died on December 31, 2022, he would have been eligible to receive benefits under the PPL Supplemental Compensation Pension Plan. If he had terminated employment on December 31, 2022, he would be eligible at age 55 for a monthly payment of approximately $16,173 under the PPL Supplemental Compensation Pension Plan.

PPL Retirement Plan. The PPL Retirement Plan covers Messrs. Sorgi, Dudkin and Bergstein and is a funded and tax-qualified defined benefit retirement plan that covers approximately 1,090 active employees as of December 31, 2022 and was closed to new salaried employees after December 31, 2011.

•

Benefit Formula. The plan provides benefits based primarily on a formula that reflects the executive’s earnings for each fiscal year. Benefits under the PPL Retirement Plan for eligible employees are determined as the greater of (1) a “career average pay formula” of 2.25% of annual earnings for each year of credited service under the plan; or (2) a “final average pay formula” comprised of 1.3% of final average earnings up to the Average Social Security

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Wage Base plus 1.7% of final average earnings in excess of the Average Social Security Wage Base multiplied by the sum of years of credited service (up to a maximum of 40 years). Under the final average pay formula, “final average earnings” equal the average of the highest 60 months of pay during the last 120 months of credited service. The Average Social Security Wage Base is the average of the taxable Social Security Wage Base for the 35 consecutive years preceding an employee’s retirement date or, for employees retiring at the end of 2022, $91,884. The executive’s annual earnings taken into account under each formula include base salary and cash incentive awards but may not exceed an IRS-prescribed limit applicable to tax-qualified plans.

•

Form of Benefit. The benefit an employee earns is payable starting at retirement or termination on a monthly basis for life or in a lump sum. Benefits are computed based on the life annuity form of pension, with a normal retirement age of 65. Benefits are reduced for retirement prior to age 60 for employees with 20 years of credited service and reduced prior to age 65 for other employees. Employees vest in the PPL Retirement Plan after five years of credited service. In addition, the plan provides for joint and survivor annuity choices and does not require employee contributions. Benefits under the PPL Retirement Plan are subject to the limitations imposed under Section 415 of the Internal Revenue Code. Benefits in excess of these federal limits are payable from company funds under the PPL Supplemental Compensation Pension Plan described below unless the employee is eligible for benefits under the PPL SERP described below.

PPL Supplemental Compensation Pension Plan. This plan covers Mr. Bergstein and is unfunded, is not qualified for tax purposes and covers approximately 25 active employees hired prior to January 1, 2012 who are vested in the PPL Retirement Plan at the time of termination or retirement. All benefits under this plan are subject to the claims of the company’s creditors in the event of bankruptcy. The benefit formula is the same as the PPL Retirement Plan but reflects compensation in excess of the IRS-prescribed limit of $305,000 for 2022. The plan benefit is calculated using all PPL-affiliated company service, not just service credited under the PPL Retirement Plan. Upon retirement, this plan will only pay out the “excess” benefit above and beyond the PPL Retirement Plan.

PPL Supplemental Executive Retirement Plan (PPL SERP). The PPL SERP covers Messrs. Sorgi and Dudkin and provides for retirement benefits above amounts available under the PPL Retirement Plan described above. The PPL SERP is unfunded and is not qualified for tax purposes. Accrued benefits under the PPL SERP are subject to claims of the company’s creditors in the event of bankruptcy. The PPL SERP was closed to new officers hired after December 31, 2011.

•

Benefit Formula. The PPL SERP formula is 2.0% of final average earnings for the first 20 years of credited service plus 1.5% of final average earnings for the next 10 years. “Final average earnings” is the average of the highest 60 months of earnings during the last 120 months of credited service. “Earnings” include base salary and annual cash incentive awards.

•

Form of Benefit. The normal retirement age in the PPL SERP is age 65. Generally, no benefit is payable under the PPL SERP if the executive officer has less than 10 years of service unless specifically authorized, such as upon a qualifying termination in connection with a change in control. Benefits under the PPL SERP are paid, in accordance with a participant’s advance election, as a single sum or as an annuity, including choices of a joint and survivor or years-certain annuity. At age 50 with 10 years of service, accrued benefits are vested. Benefits begin accruing after age 30. Prior to age 60 benefits are reduced for early retirement. After the completion of 10 years of service, participants are eligible for death benefit protection.

•	Years of Service. The total PPL SERP benefit cannot increase beyond 30 years of service for any participant.

PPL CORPORATION 2023 Proxy Statement 73

EXECUTIVE COMPENSATION

NONQUALIFIED DEFERRED COMPENSATION IN 2022

PPL Executive Deferred Compensation Plan. The PPL Executive Deferred Compensation Plan allows participants to defer all or a portion of their cash compensation in excess of the required minimum payroll taxes. In addition, the company made matching contributions to this plan during 2022 to Messrs. Sorgi, Bergstein and Dudkin of up to 3% of the executive’s cash compensation (base salary plus annual cash incentive award) to match executive contributions that would have been made to PPL’s tax-qualified 401(k) deferred savings plan, also known as the PPL Deferred Savings Plan, except for IRS-imposed limitations on those contributions. The company made matching contributions to this plan during 2022 to Ms. Stark of up to 4.5% and a fixed contribution of 3% of the executive’s cash compensation (base salary plus annual cash incentive award) to match executive contributions that would have been made to PPL’s tax-qualified 401(k) retirement savings plan, also known as the PPL Retirement Savings Plan, except for IRS-imposed limitations on those contributions. The PPL Executive Deferred Compensation Plan is unfunded and is not qualified for tax purposes. All benefits under this plan are subject to the claims of the company’s creditors in the event of bankruptcy. A hypothetical account is established for each participant who elects to defer, and the participant selects one or more deemed investment choices that generally mirror those that are available to employees under the PPL Deferred Savings Plan and the PPL Retirement Savings Plan at Fidelity Investments. These investment accounts include large, mid and small cap index and investment funds, international equity index funds, target date funds, bond funds and a stable value fund, with returns that ranged from -32.88% to 1.38% during 2022. Earnings and losses on each account are determined based on the performance of the investment funds selected by the participant. The company maintains each account as a bookkeeping entry. During 2022, Messrs. Sorgi, Bergstein and Dudkin and Ms. Stark notionally invested in one or more of those funds.

In general, the NEOs who participate in this plan cannot withdraw any amounts from their deferred accounts until they have either left or retired from the company. However, the plan allows in-service withdrawals provided the date of payment is at least twelve months after the deferral election becomes irrevocable. In addition, the company’s Corporate Leadership Council has the discretion to approve a “hardship distribution” if there is an unforeseeable emergency that causes a severe financial hardship to the participant.

Participants may elect distribution in one or more annual installments for a period of up to 15 years, provided the participant complies with the election and timing rules of Section 409A of the Internal Revenue Code.

LG&E and KU Nonqualified Savings Plan. Mr. Crockett is a participant in the LG&E and KU Nonqualified Savings Plan. The plan allows participants to defer up to a maximum of 75% of base salary and annual cash incentive awards. In addition, the participant receives a matching contribution equal to 70% of the first 6% deferred if that participant is not eligible for matching contributions in the LG&E and KU Savings Plan (a tax-qualified 401(k) plan) at the time the deferred compensation would have otherwise been paid to the participant. The participant is also eligible to participate in the Retirement Income Account. The employer will deposit a contribution based on a percentage of compensation based on years of service. The LG&E and KU Nonqualified Savings Plan is unfunded and is not qualified for tax purposes. All benefits under the LG&E and KU Nonqualified Savings Plan are subject to the claims of creditors in the event of bankruptcy. A hypothetical account is established for each participant who elects to defer. The amount in the participant’s hypothetical account is credited with interest at an annual rate equal to the Prime Interest Rate as reported in The Wall Street Journal. The Prime Interest Rate is reset quarterly based on the last day of the preceding calendar quarter or March 31, June 30, September 30, and December 31. Under this investment option, the interest is calculated by applying the Prime Interest Rate to the balance in the hypothetical account. Mr. Crockett’s rate of return for 2022 was -15.1%.

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Participants may elect a lump-sum payment or annual installment payments for a period of not less than two years and not more than 10 years, provided the participant complies with the election and timing rules of Section 409A of the Internal Revenue Code.

Name	Name of Plan	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(4)
Vincent Sorgi	PPL Executive Deferred Compensation Plan	$194,267	$104,478	$(1,040,036)	—	$2,588,661
Joseph P. Bergstein, Jr.	PPL Executive Deferred Compensation Plan	231,219	38,229	(210,643)	—	869,995
Gregory N. Dudkin	PPL Executive Deferred Compensation Plan	—	—	(53,580)	—	313,117
Wendy E. Stark	PPL Executive Deferred Compensation Plan	116,289	72,603	(21,812)	—	214,796
John R. Crockett III	LG&E and KU Nonqualified Savings Plan	34,877	32,653	(23,266)	—	170,328

(1)

The following NEOs deferred salary in 2022 in the amounts indicated: Sorgi — $34,990; Bergstein — $45,578; Stark — $44,060; and Crockett — $34,877, which is included in the “Salary” column of the Summary Compensation Table for 2022. In addition, the following NEOs deferred a portion of their cash incentive awards for 2021 performance paid in 2022, which were included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2021: Sorgi — $159,277; Bergstein — $185,641; and Stark — $72,229.

(2)	Amounts in this column are company matching contributions during 2022 and are included in the Summary Compensation Table for 2022 under the heading “All Other Compensation.”

(3)	Aggregate earnings for 2022 are not reflected in the Summary Compensation Table because such earnings are not deemed to be “above-market” or preferential earnings.

(4)

Represents the total balance of each NEO’s account as of December 31, 2022. Of the totals in this column, the following amounts were reported as compensation to the NEO in the Summary Compensation Table for previous years, when the individuals were reported as NEOs:

Name	Executive Contributions	Registrant Contributions	Total
Sorgi	$974,439	$248,007	$1,222,446
Bergstein	288,892	54,314	343,206
Dudkin	97,306	17,741	115,047
Stark	20,596	25,745	46,341

PPL CORPORATION 2023 Proxy Statement 75

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL OF PPL CORPORATION

The following section describes the benefits payable to the company’s NEOs in two circumstances: (1) a change in control of PPL and (2) a termination of employment.

Change-in-Control Benefits

The company has entered into change-in-control severance agreements with each of its currently employed NEOs that provide benefits to these officers upon qualifying terminations of employment in connection with a change in control of the company (a so-called “double trigger”), as summarized below. See the table beginning on page 80 for the estimated value of benefits to be paid if any of the NEOs were terminated on December 31, 2022, after a change in control of PPL for qualifying reasons. The benefits provided under each NEO’s agreement replace any other severance benefits that the company or any prior severance or change-in-control agreement would provide to that NEO.

Payment Triggers and Benefits

The following benefits will be paid if, in connection with a change in control, employment is terminated for any reason other than death, disability, retirement or “cause.” A voluntary termination of employment by an NEO would result in the payment of these benefits only if there was “good reason” for leaving. If an NEO is discharged for “cause”, there is no benefit payable before or after a change in control.

Terms of Agreement

Lump-sum Payment

•  Lump-sum payment equal to three times the sum of (1) each NEO’s base salary in effect immediately prior to the date of termination or, if higher, immediately prior to the first occurrence of an event or circumstance constituting “good reason“ and (2) the average annual bonus in respect of the last three fiscal years ending immediately prior to the fiscal year in which the change in control occurs or, if higher, the fiscal year immediately prior to the fiscal year in which an event or circumstance constituting ”good reason“ first occurs

Continued Health and Welfare / COBRA Payments

•  Lump-sum payment equal to the aggregate amount of COBRA premiums otherwise payable for the 24-month period following termination (assuming COBRA would have been available for the 24 months at the rate in effect at date of termination)

Incentive Compensation

•  Unpaid incentive compensation that has been allocated or awarded for a previous performance period

•  Lump-sum payment of all contingent cash incentive compensation awards for all then uncompleted periods, calculated on a prorated basis of months of completed service, assuming achievement at the actual level of performance

Other Benefits

•  Outplacement services until December 31 of the second calendar year after termination but limited to fees of $50,000

•  Post-retirement health care and life insurance benefits if eligibility would have occurred within the 24-month period following termination or, if more favorable to the NEO, within 24 months of the date on which the event or circumstance constituting “good reason” first occurs

Term of the Agreement

•  Continues in effect until December 31, 2022, and automatically extended for additional one-year periods

•  If a change in control occurs during the agreement’s term, the agreement expires no earlier than 24 months after the month in which the change in control occurs

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Defined Terms under Change-in-Control Agreements

Terms of Agreement

Change in Control

•  A change in a majority of the members of our Board of Directors occurs during a 12-month period through contested elections;

•  An investor group acquires 30% or more of the company’s common stock;

•  A merger occurs that results in less than 70% control of the company or the surviving entity by the current shareowners; or

•  The sale or other disposition of substantially all the company’s assets.

Cause	• Willful conduct that can be shown to cause material injury to the company or the willful refusal to perform duties after written demand by the Board of Directors

Good Reason

•  Includes a number of circumstances in which the NEO has a substantial adverse change in the employment relationship or duties assigned, including a reduction in salary, a relocation of the place of work of more than 30 miles, or a cutback or exclusion from a compensation plan, pension plan or welfare plan

Additional Benefits

In addition to the benefits that the change-in-control agreements provide, the following events would occur in the event of a change in control under the company’s compensation arrangements:

•

Under the SIP, the restriction period applicable to any outstanding restricted stock unit awards lapses upon termination within 24 months following a change in control. Under the ICPKE, the restriction period applicable to any outstanding restricted stock unit awards lapses upon change in control;

•

The performance period applicable to any outstanding performance unit awards will be deemed to conclude prior to the change in control, and a pro rata portion of all unvested units will become immediately vested as though the NEO had achieved the goals satisfying the target award, subject to additional payout as set forth above under the terms of the change-in-control agreements;

•	Upon a qualifying termination, all participants in the PPL SERP immediately vest in their accrued benefit, even if not yet vested due to age and service; and

•

Upon a qualifying termination, the PPL SERP benefit improves by a pro rata portion of the additional years of service granted to the officer, if any, that otherwise would not be earned until a specified period of years had elapsed or the officer had reached a specified age.

PPL has trust arrangements in place to facilitate the funding of benefits under the PPL SERP, the PPL Supplemental Compensation Pension Plan, the PPL EDCP, change-in-control agreements and the PPL DDCP if a change in control were to occur.

Termination Benefits

The NEOs are entitled to various benefits in the event of a termination of employment for reasons of retirement, voluntary termination, death, disability, or involuntary termination not for cause, but the value of those benefits and their components vary depending upon the circumstances.

For a termination of employment due to a change in control, the benefits provided under the company’s change-in-control agreements, as discussed above in “Change-in-Control Arrangements,” replace any other severance benefits provided to the NEOs by PPL.

PPL CORPORATION 2023 Proxy Statement 77

EXECUTIVE COMPENSATION

Severance

See “CD&A — Additional Information — Other Compensation — Severance Benefits” for a discussion of the company’s practice as to severance benefits. The NEOs are participants in the PPL Executive Severance Plan.

•

The plan provides for severance benefits for executives in the event of a termination of employment that is not for cause. “Cause” is defined as misconduct materially injurious to the company, insubordination, fraud or breach of confidentiality against the company or egregious violation of company policy.

•

Pursuant to this plan, each of the applicable NEOs is eligible for two years of base salary, a lump-sum amount for 24 months of health plan continuation (COBRA) and outplacement services for the lesser of two years or $50,000 in fees. Benefits are conditioned on a release of liability by the NEO.

The table under “Summary of Benefits – Termination Events” below includes the severance payments, the value of continued welfare benefits and outplacement benefits as “Other separation benefits.”

Annual Cash Incentive Awards

•

It is PPL’s practice to pay a pro rata portion of the accrued but unpaid annual cash incentive award to executives who retire or who are eligible to retire and (1) die while employed or (2) terminate employment due to a disability during the performance year. Payments occur at the regularly scheduled time as paid to other executive officers. Messrs. Sorgi and Bergstein, and Ms. Stark are currently ineligible to retire; therefore, if any of these NEOs was to leave voluntarily, the NEO would not be entitled to an annual cash incentive award.

Long-term Incentive Awards

PPL Restricted Stock Units

•

Restrictions on restricted stock units generally lapse upon retirement, death or termination of employment due to disability under the ICPKE and the SIP. Restricted stock units are forfeited under both plans in the event of voluntary and involuntary termination if the executive is not retirement-eligible.

PPL Performance Units

•

For TSR-based performance units, if the NEO is eligible to retire and retires after the first year of the performance period, the NEO is eligible for the award, if any, without proration at the end of the performance period based upon actual performance. Otherwise, the full award is forfeited.

•

For performance units based upon ROE, EG and ESG, if the NEO is eligible to retire and retires at any time during the performance period, the NEO is eligible for the award, if any, without proration at the end of the performance period based upon actual performance.

•

In the event of termination due to death or disability, all TSR-based performance units are prorated for the portion of the performance cycle prior to termination and the award is paid out at the end of the performance period based upon actual performance. There is no proration upon termination due to death or disability for performance units based upon ROE, EG or ESG, and the award is paid out at the end of the performance period based upon actual performance.

•	All performance units are forfeited in the event of voluntary and involuntary termination if the executive is not eligible to retire.

Summary of Benefits – Termination Events

The table set forth below provides the company’s estimates of the probable value of benefits that would have been payable to the NEOs assuming a termination of employment as of December 31, 2022, for reasons of retirement, voluntary termination, death, disability, involuntary termination not for cause, change of control or qualifying termination in connection with a change in control. In the event that an executive is terminated for “cause” by the company, no additional benefits are due under the applicable plans and agreements.

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Assumptions for the table below:

•	For NEOs eligible to retire (Mr. Crockett), we have assumed the executive retires in the case of voluntary or involuntary termination.

•

Mr. Dudkin was on extended medical leave since mid-October 2022 and passed away on February 14, 2023. The disclosure in the table for Mr. Dudkin is limited to the termination event that actually occurred and reflects calculations based upon February 14, 2023, his actual date of termination of employment.

•	For all other NEOs, we have assumed the termination event occurred as of December 31, 2022.

•

In all events where TSR-based performance units are not forfeited, we have included the prorated value based on the assumption of performance achievement at target, except where the NEO is retirement-eligible and the first year of the performance period year has passed, then the full value is assumed without proration.

The table does not repeat information disclosed in the “Pension Benefits in 2022” table, the “Nonqualified Deferred Compensation in 2022” table or the “Outstanding Equity Awards at Fiscal Year-End 2022” table, except to the extent that vesting or payment may be accelerated. If an NEO did not yet qualify for full retirement benefits or other benefits requiring longer service, that additional benefit is not reflected below. If an NEO had the ability to elect retirement and thereby avoid forfeiture or decreased benefits, the table assumes that retirement was elected, as noted as such in the footnotes to the table.

PPL CORPORATION 2023 Proxy Statement 79

EXECUTIVE COMPENSATION

Account balances under the PPL EDCP and the LG&E and KU Nonqualified Savings Plan become payable as of termination of employment for any reason, or as of the time previously elected. Current balances are included in the “Nonqualified Deferred Compensation in 2022” table on page 75 above and are not included in the table below.

Name	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause		Change in Control	Termination Following a Change in Control
Vincent Sorgi
Severance payable in cash(1)	—	—	—	$2,333,980		—	$11,464,827
Other separation benefits(2)	—	$ 291,748	—	99,012		—	99,012
Restricted stock units(3)	—	2,945,171	$2,945,171	—	(8)	—	2,945,171
Performance units — TSR(4)	—	3,650,935	3,650,935	—	(8)	$3,650,935	3,650,935
Performance units — ROE(5)	—	3,630,287	3,630,287	—	(8)	2,897,582	2,897,582
Performance units — EG(6)	—	1,130,044	1,130,044	—	(8)	376,681	376,681
Performance units — ESG(7)	—	1,130,044	1,130,044	—	(8)	376,681	376,681
Joseph P. Bergstein, Jr.
Severance payable in cash(1)	—	—	—	1,302,950		—	4,739,043
Other separation benefits(2)	—	162,869	—	98,596		—	98,596
Restricted stock units(3)	—	847,919	847,919	—	(8)	—	847,919
Performance units — TSR(4)	—	1,059,016	1,059,016	—	(8)	1,059,016	1,059,016
Performance units — ROE(5)	—	1,058,265	1,058,265	—	(8)	846,523	846,523
Performance units — EG(6)	—	318,754	318,754	—	(8)	106,251	106,251
Performance units — ESG(7)	—	318,754	318,754	—	(8)	106,251	106,251
Gregory N. Dudkin
Severance payable in cash(1)	N/A	—	N/A	N/A		N/A	N/A
Other separation benefits(2)	N/A	190,550	N/A	N/A		N/A	N/A
Restricted stock units(3)	N/A	715,947	N/A	N/A		N/A	N/A
Performance units — TSR(4)	N/A	776,330	N/A	N/A		N/A	N/A
Performance units — ROE(5)	N/A	677,853	N/A	N/A		N/A	N/A
Performance units — EG(6)	N/A	391,452	N/A	N/A		N/A	N/A
Performance units — ESG(7)	N/A	391,452	N/A	N/A		N/A	N/A
Wendy E. Stark
Severance payable in cash(1)	—	—	—	1,102,500		—	3,820,635
Other separation benefits(2)	—	—	—	101,502		—	101,502
Restricted stock units(3)	—	357,454	357,454	—	(8)	—	357,454
Performance units — TSR(4)	—	326,767	326,767	—	(8)	326,767	326,767
Performance units — ROE(5)	—	265,392	265,392	—	(8)	176,928	176,928
Performance units — EG(6)	—	224,758	224,758	—	(8)	74,919	74,919
Performance units — ESG(7)	—	224,758	224,758	—	(8)	74,919	74,919
John R. Crockett III
Severance payable in cash(1)	—	—	—	978,500		—	2,753,253
Other separation benefits(2)	—	—	—	93,812		—	93,812
Restricted stock units(3)	$273,202	273,202	273,202	273,202		—	273,202
Performance units — TSR(4)	565,777	298,510	298,510	565,777		298,510	298,510
Performance units — ROE(5)	246,604	246,604	246,604	246,604		192,119	192,119
Performance units — EG(6)	159,601	159,601	159,601	159,601		53,200	53,200
Performance units — ESG(7)	159,601	159,601	159,601	159,601		53,200	53,200

(1)	For purposes of this table, we have assumed the NEOs are eligible for benefits under their respective change-in-control agreements.

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See “Termination Benefits – Severance” for a summary of the payment of severance benefits that the NEOs included in the table are eligible for in the event of an involuntary termination not for cause if they are not eligible to receive severance payments under another plan or any agreement.

In the event of termination of employment in connection with a change in control of PPL Corporation, each NEO is eligible for the specified benefits described under “Change-in-Control Benefits” above. For purposes of the table, a qualifying termination of employment in connection with a change of control is assumed.

Amounts shown as “Severance payable in cash” under the “Termination Following a Change in Control” column for each NEO are calculated in accordance with the applicable formula described under “Change-in-Control Benefits” above.

(2)

In the event of their death, the surviving spouses of Messrs. Sorgi, Bergstein and Dudkin are eligible to receive a lump-sum payment equal to three months of their respective base salary. Ms. Stark was hired after 2015 so she is not eligible for this benefit. LKE does not participate in this plan therefore Mr. Crockett is also not eligible.

Under the PPL Executive Severance Plan, each NEO is eligible for specified benefits if terminated due to a qualifying termination as defined in the plan. See “Termination Benefits – Severance” above.

Under the terms of the change-in-control agreements of each of the NEOs the executive is eligible for specific benefits described under “Change-in-Control Benefits” above. The amounts shown as “Other separation benefits” are the estimated present values of each of these benefits in the respective column.

(3)

Total outstanding restricted stock units are included in the “Outstanding Equity Awards at Fiscal Year-End 2022” table above. The amounts included in this table reflect the value of the restricted stock units that would become immediately vested as a result of each event as of December 31, 2022 (February 14, 2023 for Mr. Dudkin), including the impact of the rounding of fractional shares. The table set forth below this note shows the number of units accelerated and payable, including accumulated dividend equivalents, as well as the number forfeited upon the occurrence of each termination event. For purposes of the table below, the total number of shares is provided without regard for the tax impact.

Restricted Stock Units

(#)

Name	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause	Change in Control	Termination Following a Change in Control
Vincent Sorgi
Accelerated	—	100,793	100,793	—	—	100,793
Forfeited	100,793	—	—	100,793	—	—
Joseph P. Bergstein, Jr.
Accelerated	—	29,018	29,018	—	—	29,018
Forfeited	29,018	—	—	29,018	—	—
Gregory N. Dudkin
Accelerated	N/A	25,086	N/A	N/A	N/A	N/A
Forfeited	N/A	—	N/A	N/A	N/A	N/A
Wendy E. Stark
Accelerated	—	12,233	12,233	—	—	12,233
Forfeited	12,233	—	—	12,233	—	—
John R. Crockett III
Accelerated	9,350	9,350	9,350	9,350	—	9,350
Forfeited	—	—	—	—	—	—

PPL CORPORATION 2023 Proxy Statement 81

EXECUTIVE COMPENSATION

(4)

The table includes the value of the TSR-based performance units and accumulated dividend equivalents that would become payable as a result of each event as of December 31, 2022 (February 14, 2023 for Mr. Dudkin). The table set forth below this note presents the number of units accelerated and payable as of the event, or the number of units that become payable after the performance period is completed, as well as the number forfeited. The gross value in the table would be reduced by the amount of taxes required to be withheld, and the net shares would be distributed. For purposes of the following table, the total number of shares is provided without regard to the tax impact.

Performance Units — TSR

(#)

Name	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause	Change in Control	Termination Following a Change in Control
Vincent Sorgi
Accelerated	—	—	—	—	124,946	124,946
Forfeited	201,586	76,640	76,640	201,586	76,640	76,640
Available after performance period completed	—	124,946	124,946	—	—	—
Joseph P. Bergstein, Jr.
Accelerated	—	—	—	—	36,243	36,243
Forfeited	58,034	21,791	21,791	58,034	21,791	21,791
Available after performance period completed	—	36,243	36,243	—	—	—
Gregory N. Dudkin
Accelerated	N/A	—	N/A	N/A	N/A	N/A
Forfeited	N/A	23,602	N/A	N/A	N/A	N/A
Available after performance period completed	N/A	26,568	N/A	N/A	N/A	N/A
Wendy E. Stark
Accelerated	—	—	—	—	11,183	11,183
Forfeited	24,466	13,283	13,283	24,466	13,283	13,283
Available after performance period completed	—	11,183	11,183	—	—	—
John R. Crockett III
Accelerated	—	—	—	—	10,216	10,216
Forfeited	—	9,147	9,147	—	9,147	9,147
Available after performance period completed	19,363	10,216	10,216	19,363	—	—

82 PPL CORPORATION 2023 Proxy Statement

EXECUTIVE COMPENSATION

(5)

The table includes the value of the ROE-based performance units and accumulated dividend equivalents that would become payable as a result of each event as of December 31, 2022 (February 14, 2023 for Mr. Dudkin). The table set forth below this note presents the number of units accelerated and payable as of the event, or the number of units that become payable after the performance period is completed, as well as the number forfeited. The gross value in the table would be reduced by the amount of taxes required to be withheld, and the net shares would be distributed. For purposes of the following table, the total number of shares is provided without regard to the tax impact.

Performance Units — ROE

(#)

Name	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause	Change in Control	Termination Following a Change in Control
Vincent Sorgi
Accelerated	—	—	—	—	99,164	99,164
Forfeited	124,240	—	—	124,240	25,075	25,075
Available after performance period completed	—	124,240	124,240	—	—	—
Joseph P. Bergstein, Jr.
Accelerated	—	—	—	—	28,971	28,971
Forfeited	36,217	—	—	36,217	7,246	7,246
Available after performance period completed	—	36,217	36,217	—	—	—
Gregory N. Dudkin
Accelerated	N/A	—	N/A	N/A	N/A	N/A
Forfeited	N/A	—	N/A	N/A	N/A	N/A
Available after performance period completed	N/A	23,198	N/A	N/A	N/A	N/A
Wendy E. Stark
Accelerated	—	—	—	—	6,055	6,055
Forfeited	9,083	—	—	9,083	3,028	3,028
Available after performance period completed	—	9,083	9,083	—	—	—
John R. Crockett III
Accelerated	—	—	—	—	6,575	6,575
Forfeited	—	—	—	—	1,865	1,865
Available after performance period completed	8,440	8,440	8,440	8,440	—	—

PPL CORPORATION 2023 Proxy Statement 83

EXECUTIVE COMPENSATION

(6)

The table includes the value of the EG-based performance units and accumulated dividend equivalents that would become payable as a result of each event as of December 31, 2022 (February 14, 2023 for Mr. Dudkin). The table set forth below this note presents the number of units accelerated and payable as of the event, or the number of units that become payable after the performance period is completed, as well as the number forfeited. The gross value in the table would be reduced by the amount of taxes required to be withheld, and the net shares would be distributed. For purposes of the following table, the total number of shares is provided without regard to the tax impact.

Performance Units — EG

(#)

Name	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause	Change in Control	Termination Following a Change in Control
Vincent Sorgi
Accelerated	—	—	—	—	12,891	12,891
Forfeited	38,674	—	—	38,674	25,782	25,782
Available after performance period completed	—	38,674	38,674	—	—	—
Joseph P. Bergstein, Jr.
Accelerated	—	—	—	—	3,636	3,636
Forfeited	10,909	—	—	10,909	7,273	7,273
Available after performance period completed	—	10,909	10,909	—	—	—
Gregory N. Dudkin
Accelerated	N/A	—	N/A	N/A	N/A	N/A
Forfeited	N/A	—	N/A	N/A	N/A	N/A
Available after performance period completed	N/A	13,397	N/A	N/A	N/A	N/A
Wendy E. Stark
Accelerated	—	—	—	—	2,564	2,564
Forfeited	7,692	—	—	7,692	5,128	5,128
Available after performance period completed	—	7,692	7,692	—	—	—
John R. Crockett III
Accelerated	—	—	—	—	1,821	1,821
Forfeited	—	—	—	—	3,641	3,641
Available after performance period completed	5,462	5,462	5,462	5,462	—	—

84 PPL CORPORATION 2023 Proxy Statement

EXECUTIVE COMPENSATION

(7)

The table includes the value of the ESG-based performance units and accumulated dividend equivalents that would become payable as a result of each event as of December 31, 2022 (February 14, 2023 for Mr. Dudkin). The table set forth below this note presents the number of units accelerated and payable as of the event, or the number of units that become payable after the performance period is completed, as well as the number forfeited. The gross value in the table would be reduced by the amount of taxes required to be withheld, and the net shares would be distributed. For purposes of the following table, the total number of shares is provided without regard to the tax impact.

Performance Units — ESG

(#)

Name	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause	Change in Control	Termination Following a Change in Control
Vincent Sorgi
Accelerated	—	—	—	—	12,891	12,891
Forfeited	38,674	—	—	38,674	25,782	25,782
Available after performance period completed	—	38,674	38,674	—	—	—
Joseph P. Bergstein, Jr.
Accelerated	—	—	—	—	3,636	3,636
Forfeited	10,909	—	—	10,909	7,273	7,273
Available after performance period completed	—	10,909	10,909	—	—	—
Gregory N. Dudkin
Accelerated	N/A	—	N/A	N/A	N/A	N/A
Forfeited	N/A	—	N/A	N/A	N/A	N/A
Available after performance period completed	N/A	13,397	N/A	N/A	N/A	N/A
Wendy E. Stark
Accelerated	—	—	—	—	2,564	2,564
Forfeited	7,692	—	—	7,692	5,128	5,128
Available after performance period completed	—	7,692	7,692	—	—	—
John R. Crockett III
Accelerated	—	—	—	—	1,821	1,821
Forfeited	—	—	—	—	3,641	3,641
Available after performance period completed	5,462	5,462	5,462	5,462	—	—

(8)

In the event of involuntary termination for reasons other than for cause, Messrs. Bergstein and Sorgi, and Ms. Stark would forfeit all outstanding restricted stock units and performance units because they are not eligible to retire. Any exceptions to the automatic forfeitures would require the approval of the Compensation Committee.

PPL CORPORATION 2023 Proxy Statement 85

EXECUTIVE COMPENSATION

CEO PAY RATIO

The ratio of our CEO’s total compensation to our median employee’s total compensation, the CEO Pay Ratio, is a reasonable estimate calculated in a manner consistent with SEC rules. We identified our median employee using our global employee population of 6,558 as of October 1, 2022. To determine our median employee, we used regular wages, including annual cash incentive and other bonuses and overtime, as our consistently applied compensation measure, and annualized pay for those who commenced work during 2022. Using statistical sampling, we initially identified employees within 5% below and 5% above estimated median pay. From this group of employees, we selected our median employee, taking into consideration employees whose pay was projected to be consistent year-over-year and further excluding employees that have experienced higher pay volatility over the past five years.

After identifying the median employee, we calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table (SCT) on page 64, which includes salary and overtime pay, as well as cash incentive payments, change in pension value and company matching contributions to the applicable 401(k) savings plan. Primarily due to an increase in the discount rate used to measure pension obligations for PPL retirement plans, there was a large decrease in the present value of the accumulated benefit for most participants. The volatility in the discount rate affects the Change in Pension Value reported in the SCT each year, which in turn affects the CEO Pay Ratio. For 2022, our CEO’s annualized total compensation was $9,146,575, while our median employee’s total compensation was $126,546. Accordingly, our CEO Pay Ratio was 72 to 1.

86 PPL CORPORATION 2023 Proxy Statement

EXECUTIVE COMPENSATION

PAY VERSUS PERFORMANCE
As required by Item 402(v) of Regulation S-K, we are providing the following information on the relationship between Compensation Actually Paid (CAP) and PPL’s performance for our NEOs, including our principal executive officer. CAP is defined by the SEC and is not used by the Compensation Committee in its pay-for-performance assessments. See the Compensation Discussion and Analysis section for a discussion of PPL’s compensation philosophy, practices and programs.
PPL’s executive compensation programs are structured to promote a strong pay for performance culture. As noted in the CD&A, 85% of the CEO’s 2022 target compensation was “at-risk” and 72% was performance based. In June 2020, William H. Spence retired from his position as CEO, therefore he is included in the Pay versus Performance Tables as our former CEO. Mr. Sorgi was promoted to the position of President and CEO effective June 1, 2020.
In 2021, PPL reported GAAP Net Income losses for the year that were non-cash in nature and primarily related to the sale of the U.K. utility business in June 2021 and certain tax changes in the U.K. Excluding the accounting effect of these one-time events, PPL’s operating businesses and PPL on a consolidated basis had strong financial and operational performance in 2021.
Based on our approach to align executive pay closely with performance, PPL’s CAP is directionally aligned with PPL’s Corporate EPS, total shareowner return (TSR), and return on equity. For example, PPL’s TSR declined by approximately 5% over the three-year measurement period, while CEO CAP (relative to Summary Compensation Table disclosure) declined by approximately 10% overall over this three-year period. See the table below for more details followed by a description of the relationship between CAP and select performance metrics.
Pay Versus Performance Table

Year	SCT Total for CEO (1)	Comp Actually Paid to CEO (1)(5)	SCT Total for Former CEO (2)	Comp Actually Paid to Former CEO (2)(5)	Average SCT total for Non- CEO NEOs (3)	Average Comp Actually Paid to Non-CEO NEOs (3)(5)	Value of initial fixed $100 investment based on:		Net Income (millions)	Corporate EPS (6)
							Company TSR	Peer TSR (4)
2022	$9,146,575	$9,088,623			$2,706,259	$2,888,926	$95	$117	$ 756	$1.41
2021	11,356,481	11,504,637			3,976,822	3,779,539	94	116	-1,480	1.02
2020	7,774,443	5,057,638	$9,926,113	$569,444	3,743,503	1,635,344	84	99	1,469	2.49
Current CEO Compensation Reconciliation Footnotes

(1)
SCT Totals and CAP Totals for CEO include Mr. Sorgi, President and Chief Executive
Of
ficer. A reconciliation of total compensation from the Summary Compensation Table to CAP for our CEO is provided in the following tables:

Year	SCT Total for CEO	Total Equity Adjustment	Total Pension Benefit Adjustment	CAP Total for CEO	Total Adjustment	Equity Driven	Pension Driven
2022	$9,146,575	$-129,755	$71,803	$9,088,623	$-57,952	64%	36%
2021	11,356,481	1,778,997	-1,630,841	11,504,637	148,156	52%	48%
2020	7,774,443	-1,160,073	-1,556,732	5,057,638	-2,716,805	43%	57%
The following provides the adjustments for equity compensation:

Year	SCT Total	SCT Equity Total	Fair Value of Equity Granted during FY at FYE	Change in Value of Prior Awards Unvested at FYE	Change in Value of Prior Awards Vested in FY	Equity Value Included in CAP	Total Equity Adjustment
2022	$9,146,575	$5,926,933	$6,576,826	$-222,115	$-557,533	$5,797,178	$-129,755
2021	11,356,481	5,111,866	6,926,098	120,260	-155,495	6,890,863	1,778,997
2020	7,774,443	3,514,187	3,653,495	-820,292	-479,089	2,354,114	-1,160,073

PPL CORPORATION 2023 Proxy Statement 87

EXECUTIVE COMPENSATION

The following provides the adjustments for pension and defined benefit plan compensation:

Year	SCT Total	SCT Change in Pension Value	CAP Pension Service Cost	Total Pension Benefit Adjustment
2022	$9,146,575	$ 0	$ 71,803	$71,803
2021	11,356,481	2,361,092	730,251	-1,630,841
2020	7,774,443	1,940,207	383,475	-1,556,732
Former CEO Compensation Reconciliation Footnotes

(2)
SCT Totals and CAP Totals for Former CEO include Mr. Spence, Former Chief Executive Officer. A reconciliation of total compensation from the Summary Compensation Table to CAP for our Former CEO is provided in the following tables:

Year	SCT Total for Former CEO	Total Equity Adjustment	Total Pension Benefit Adjustment	CAP Total for Former CEO	Total Adjustment	Equity Driven	Pension Driven
2022
2021
2020	$9,926,113	$-7,744,198	$-1,612,471	$569,444	$-9,356,669	83%	17%
The following provides the adjustments for equity compensation:

Year	SCT Total	SCT Equity Total	Fair Value of Equity Granted during FY at FYE	Change in Value of Prior Awards Unvested at FYE	Change in Value of Prior Awards Vested in FY	Equity Value Included in CAP	Total Equity Adjustment
2022
2021
2020	$9,926,113	$5,707,265	$3,054,993	$-2,565,682	$-2,526,244	$-2,036,933	$-7,744,198
The following provides the adjustments for pension and defined benefit plan compensation:

Year	SCT Total	SCT Change in Pension Value	CAP Pension Service Cost	Total Pension Benefit Adjustment
2022
2021
2020	$9,926,113	$2,572,270	$959,799	$-1,612,471
Non-CEO NEO Compensation Reconciliati
on
Footnotes

(3)
Average SCT Totals and Average CAP Totals for Non-CEO NEOs include Messrs. Bergstein, Thompson, Dudkin and Ms. Raphael for 2020; Messrs. Bergstein, Dudkin, Thompson, Swift and Ms. Stark for 2021; and Messrs. Bergstein, Dudkin, Crockett and Ms. Stark for 2022.

Year	SCT Total for Non- CEO NEOs	Total Equity Adjustment	Total Pension Benefit Adjustment	CAP Total for CEO	Total Adjustment	Equity Driven	Pension Driven
2022	$2,706,259	$ 23,558	$ 159,109	$2,888,926	$ 182,667	13%	87%
2021	3,976,822	253,256	-450,539	3,779,539	-197,283	36%	64%
2020	3,743,503	-812,826	-1,295,333	1,635,344	-2,108,159	39%	61%

88 PPL CORPORATION 2023 Proxy Statement

EXECUTIVE COMPENSATION

The following provides the adjustments f
or
equity compensation:

Year	SCT Total	SCT Equity Total	Fair Value of Equity Granted during FY at FYE	Change in Value of Prior Awards Unvested at FYE	Change in Value of Prior Awards Vested in FY	Cash Dividends Paid during FY (a)	Equity Value Included in CAP	Total Equity Adjustment
2022	$2,706,259	$1,431,279	$1,588,222	$ -45,074	$ -89,392	$1,082	$1,454,837	$ 23,558
2021	3,976,822	1,115,932	1,289,371	26,497	52,120	1,199	1,369,187	253,256
2020	3,743,503	1,108,663	1,016,334	-422,772	-298,929	1,204	295,837	-812,826

(a)	Certain non-CEO NEOs received cash dividends for awards granted under the applicable plan.
The following provides the adjustments for pension and defined benefit plan compe ns
ation:

Year	SCT Total	SCT Change in Pension Value	CAP Pension Service Cost	Total Pension Benefit Adjustment
2022	$2,706,259	$ 0	$159,109	$ 159,109
2021	3,976,822	588,280	137,741	-450,539
2020	3,743,503	1,462,632	167,299	-1,295,333

(4)
TSR assumes $100 invested on December 31, 2019, including reinvestment of dividends. Peer TSR represents the EEI Index of Investor-owned Electric Utilities, which is the index used to show performance in our Annual Report.

(5)
In calculating CAP, PPL calculated the fair value (or change in fair value) of outstanding, vested and forfeited equity awards in accordance with SEC rules for CAP and computed in a manner consistent with the methodology for financial reporting purposes consistent with U.S. generally accepted accounting principles. For restricted stock units, CAP values are based on a closing price on applicable year-end date(s) or, in the case of vesting dates, the actual vesting price. For performance units (excluding TSR Awards), CAP values are based on the same valuation methodology as restricted stock unit awards above except year-end values are multiplied times the probability of achievement as of each such date. For TSR-based performance units, the fair value is calculated by a Monte Carlo simulation model that considers stock beta, a risk-free interest rate, expected stock volatility and expected life as of the applicable year-end date(s). For more information about PPL’s share-based accounting, see Note 11 of Notes to Consolidated Financial Statements contained in PPL’s Annual Report for the year ended December 31, 2022.

(6)	Corporate EPS as adjusted for compensation purposes. See page 42 for more information on Corporate EPS and its use in our short-term incentive plans.
List of Company Selected Measures

The following table highlights PPL’s performance measures that are most closely tied to executive compensation as reported in the Pay
vs. Performance Table above. See page 42 for more information on
Corporate EPS and Operational Goals and how they are utilized in our short-term incentive plans and Annex A for a reconciliation of financial measures presented in accordance with GAAP to non-
GAAP measures used for compensation. See page 42 for more
information on TSR and ROE as well as EG and ESG, newly added measures utilized in our LTI plans.
Most Important Performance Measures (alphabetical ranking)
Corporate Earnings Per Share
Earnings Growth
Environmental, Socal and Governance
Operational Goals
Relative Total Shareowner Return
Return on Equity

PPL CORPORATION 2023 Proxy Statement 89

EXECUTIVE COMPENSATION

Relationship between CAP and Performance
The charts shown below present a graphical comparison of Compensation Actually Paid to our CEO(s) and the average Compensation Actually Paid to our Other NEOs set forth in the Pay vs. Performance Table above, as compared against the following performance measures: (1) (a) PPL’s TSR and (b) the peer group TSR, (2) PPL’s net income, and (3) Corporate EPS. The first chart also provides a comparison of PPL’s TSR to the peer group TSR for the three-year period. For purposes of these charts, CAP to PPL’s current CEO and to PPL’s former CEO are aggregated. Please note, 2020 reflects partial year as CEO for Mr. Sorgi, our current CEO.

90 PPL CORPORATION 2023 Proxy Statement

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What are you voting on?	The Board of Directors has determined that it would be desirable to request an expression of opinion from the shareowners on the appointment of Deloitte & Touche LLP, or Deloitte, as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Fees to Independent Auditor for 2022 and 2021

For the fiscal years ended December 31, 2022 and 2021, Deloitte served as our principal independent registered public accounting firm, or “principal independent auditor.” The following table presents fees for professional services rendered by Deloitte for the audit of our company’s annual financial statements for the fiscal years ended December 31, 2022 and 2021, and also includes fees for other services rendered. The amounts set forth in the table below include amounts paid to Deloitte as reimbursement for out-of-pocket expenses associated with performance of the services but do not include Value Added Tax assessed by some non-U.S. jurisdictions on the amount billed by Deloitte.

	2022	2021
	(In thousands)
Audit fees(a)	$5,538	$5,902
Audit-related fees(b)	17	667
Tax fees(c)	1,783	2,285
All other fees(d)	6	6

(a)

Includes estimated fees for audit of annual financial statements and review of financial statements included in our company’s Quarterly Reports on Form 10-Q and for services in connection with statutory and regulatory filings or engagements, including comfort letters and consents for financings and filings made with the SEC.

(b)	Includes performance of specific agreed-upon procedures and due diligence activities.

(c)	Includes fees for tax advice in connection with due diligence, the sale of the U.K. utility business, the acquisition of RIE, new legislation, and tax credit consulting.

(d)	Includes fees for access to a Deloitte online accounting research tool.

Approval of Fees.  The Audit Committee has procedures for pre-approving audit and non-audit services to be provided by the independent auditor. These procedures are designed to ensure the continued independence of the independent auditor. More specifically, the use of the independent auditor to perform either audit or non-audit services is prohibited unless specifically approved in advance by the Audit Committee of PPL. As a result of this approval process, the Audit Committee of PPL has pre-approved specific categories of services and authorization levels. All services outside of the specified categories and all amounts exceeding the authorization levels are approved by the Chair of the Audit Committee of PPL, who serves as the Committee designee to review and approve audit and non-audit services during the year. A listing of the approved audit and non-audit services is reviewed with the full Audit Committee of PPL no later than its next meeting.

The Audit Committee of PPL approved 100% of the 2022 and 2021 services provided by Deloitte.

* * * * * *

The Audit Committee reviews Deloitte’s performance and its audit results in determining whether to continue to retain Deloitte or to engage another firm as our independent registered public accounting firm. The Audit Committee recognizes the importance of maintaining the independence of the independent auditor and notes that Deloitte rotates its lead partner on a five-year cycle, most recently in 2021. Further, in an effort to ensure that PPL receives the best independent audit services available for its resources, PPL has periodically initiated a request for proposal

PPL CORPORATION 2023 Proxy Statement 91

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

process. The Audit Committee evaluates the qualifications, performance, tenure and independence of Deloitte. In doing so, the Audit Committee considers a variety of factors, including insight provided to the Audit Committee by the auditors; ability to meet deadlines and respond quickly; content, timeliness and practicality of the audit firm’s communications with management; adequacy of information provided on accounting issues, auditing issues and regulatory developments; management feedback; lead partner performance; comprehensiveness of evaluations of internal control structure; the overall quality and efficiency of the services provided by the auditors; and the auditors’ technical expertise and knowledge of the company’s operations and industry.

Representatives of Deloitte are expected to be present at the virtual Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board of Directors has determined that it would be desirable to request an expression of opinion from the shareowners on the appointment of Deloitte. If the shareowners do not ratify the selection of Deloitte, the selection of the principal independent auditor will be reconsidered by the Audit Committee.

Vote Required for Ratification. The affirmative vote of a majority of the votes cast, in person or by proxy, by all shareowners voting as a single class, is required to ratify the appointment of Deloitte as the company’s independent registered public accounting firm.

Your Board of Directors recommends that you vote FOR Proposal 4.

Report of the Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to, among other items, the integrity of the company’s financial statements. Company management is responsible for the preparation and integrity of the company’s financial statements, the financial reporting process and the associated system of internal controls over financial reporting and assessing the effectiveness of such controls. Deloitte & Touche LLP, the company’s principal independent registered public accounting firm, or “independent auditor,” is responsible for auditing the company’s annual financial statements, expressing an opinion as to whether the financial statements present fairly, in all material respects, the company’s financial position and results of operations in conformity with U.S. generally accepted accounting principles, and expressing an opinion as to the effectiveness of internal control over financial reporting in accordance with the Standards of the Public Company Accounting Oversight Board (PCAOB). The Audit Committee’s responsibility is to monitor and review these processes. Among other duties, the Audit Committee has reviewed and discussed the audited financial statements, significant accounting policies, and other disclosures with management and the independent auditor. The Audit Committee has also reviewed and discussed highlights of quarterly earnings calls and earnings press releases.

The Audit Committee is directly responsible for the appointment, compensation, retention, termination and oversight of the work of the independent auditor. The independent auditor reports directly to the Audit Committee, and the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be provided by the independent auditor. Deloitte & Touche LLP commenced service as the company’s independent auditor in 2016. Each year, the Audit Committee evaluates the performance and independence of the independent auditor. When deciding whether to reappoint the independent auditor, the Audit Committee considers various factors, including the historical and recent performance of the independent auditor on the audit; its professional qualifications; the quality of ongoing discussions with the independent auditor; external data, including recent PCAOB reports on the independent auditor and its peer firms; the results of an internal survey of the independent auditor’s service and quality; and the appropriateness of fees. The Audit Committee also periodically solicits competitive proposals for audit services from other independent public accounting firms.

The Audit Committee has discussed with the independent auditor the matters required to be discussed by applicable auditing standards, as periodically adopted or amended, and the rules of the Securities and Exchange Commission (SEC) including the appropriateness and application of accounting principles. The Audit Committee has received the written disclosures and the letter from the company’s independent auditor required by applicable requirements of the

92 PPL CORPORATION 2023 Proxy Statement

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has had discussions with Deloitte & Touche LLP about its independence. The Audit Committee also considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining the independence of such independent auditor.

In the performance of its responsibilities, the Audit Committee met periodically with the internal auditor and the independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting. The Audit Committee also met periodically with the Chief Compliance Officer as well as various members of management. With respect to risk management, the Audit Committee regularly reviews information with regard to inherent risks to the company, the identification, assessment, management and monitoring of those risks, and risk management practices and activities of the company. While the Audit Committee has responsibility for overseeing the company’s process for identifying, assessing and managing business risks, each of the other Board Committees also considers risks within its areas of responsibility. For example, the Compensation Committee reviews various risks related to compensation matters, and the Governance, Nominating and Sustainability Committee reviews legal and regulatory compliance risks as they relate to corporate governance.

The Audit Committee has reviewed and discussed, together with management and the independent auditor, management’s assessment of internal controls relating to the adequacy and effectiveness of financial reporting. In addition, the Audit Committee has established processes and procedures for the receipt, retention and treatment of complaints regarding accounting or auditing matters.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements and management’s assessment of the effectiveness of the company’s internal control over financial reporting be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2022.

The Audit Committee has a charter that specifies its responsibilities. The committee charter, which has been approved by the Board of Directors, is available on the company’s website (www.pplweb.com/audit-committee). Also, the Audit Committee’s procedures and practices comply with the requirements of the SEC and the NYSE applicable to corporate audit committees.

Audit Committee

Arthur P. Beattie, Chair

Heather B. Redman

Keith H. Williamson

Phoebe A. Wood

PPL CORPORATION 2023 Proxy Statement 93

SHAREOWNER PROPOSAL PROPOSAL 5: SHAREOWNER PROPOSAL REGARDING INDEPENDENT BOARD CHAIRMAN

What are you voting on?	We have been notified that a shareowner intends to present a proposal for consideration at the Annual Meeting. The proposal is submitted by Kenneth Steiner, whose address is 14 Stoner Ave., 2M, Great Neck, New York 11021-2100, who has advised the company that his proxy, John Chevedden or his designee, plans to introduce the following shareowner proposal at the Annual Meeting. We have been notified that Mr. Steiner is the beneficial owner of no less than 500 shares of the company’s common stock.

Vote Required for Approval. The affirmative vote of a majority of the votes cast, in person or by proxy, by all shareowners voting as a single class, is required to approve this proposal.

x	Your Board of Directors recommends that you vote AGAINST Proposal 5.

The proponent is responsible for the content of the following proposal for which PPL and our Board accept no responsibility:

PROPOSAL 5 — Independent Board Chairman

Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO.

Whenever possible, the Chairman of the Board shall be an Independent Director.

The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board on an accelerated basis.

It is a best practice to adopt this proposal soon. However, this policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition.

This proposal topic won 52% support at Boeing and 54% support at Baxter International in 2020. Boeing then adopted this proposal topic. The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and our company.

This proposal topic won 44% shareholder support at our 2020 annual meeting. This likely represented 51% support form the shares that have access to independent proxy voting advice and are not forced to rely on the biased views of management. PPL management should feel obligated to support the votes of 51% of shares that have access to independent proxy voting advice. The Board did nothing in response to this 44%-vote.

Although Mr. Craig Rogerson, our current Chairman, may be technically independent he has 18-year long tenure. As director tenure goes up director independence goes down. Plus under the current rules the board can give one person the 2 most important PPL jobs, Chairman and CEO, to one person on a moment’s notice. And Mr. Rogerson unfortunately has had major health problems and was the Chairman and CEO of a company that filed for bankruptcy.

Please vote yes:

Independent Board Chairman – Proposal 5

94 PPL CORPORATION 2023 Proxy Statement

PROPOSAL 5: SHAREOWNER PROPOSAL REGARDING INDEPENDENT BOARD CHAIRMAN

BOARD OF DIRECTORS’ RESPONSE

The Board of Directors recommends voting against this proposal because our company currently has an independent Chair of the Board and because adopting a rigid and prescriptive policy is not in the best interests of PPL and its shareowners. If the Board were to decide to combine the CEO and Chair in the future, then a lead independent director would be appointed to provide independent oversight.

The Board has an independent Chair and includes nine independent directors. For more than two years, our independent Chair, Craig A. Rogerson, has led the Board. Mr. Rogerson was appointed Chair of the Board in March 2021, and the Board has determined that Mr. Rogerson is independent from the company and from management under NYSE independence standards. Furthermore, our Board consists of 10 directors, nine of whom are independent. There has also been ongoing refreshment among our Board members over the past three years, which has helped maintain an appropriate blend of seasoned and less tenured directors, who provide valuable independent perspectives.

In addition, each of the Audit; Compensation; Finance; and Governance, Nominating and Sustainability Committees is composed entirely of independent directors, which allows for independent oversight of each Committee’s delegated areas of responsibility. The independent directors meet in executive session without the presence of management after every regular Board meeting; in these executive sessions, the independent directors discuss any matter they deem appropriate, including leadership structure of the Board and evaluation of our CEO. This composition and strong independent oversight ensure that the Board functions for the benefit of our shareowners.

The Board should retain flexibility to determine its leadership structure. Our Board has carefully considered and determined that a permanent policy requiring an independent Chair does not provide additional protections to our shareowners, especially because the Board currently has a separate Chair and CEO structure in place. The Board regularly reviews its leadership structure and requires the flexibility to adapt to changing facts and circumstances that may arise in the future. The shareowners are best served by a strong and agile Board that is not tied to a one-size-fits-all policy. Our Board must maintain the ability to exercise its judgment in evolving circumstances to determine who should serve in the roles of Chair and CEO, whether those roles should be combined or separated, and whether the Chair should be an independent director. This shareowner proposal that requires the Board to adopt a rigid, formal policy is not in the interests of our shareowners or the company.

PPL’s Guidelines for Corporate Governance require the appointment of an independent lead director if and when the Chair and CEO roles are held by the same individual. If future circumstances lead the Board to determine that a combined role of Chair and CEO is best for PPL and its shareowners, then the Board would designate an independent lead director, with broad authority under our Guidelines for Corporate Governance. The independent lead director has authority and responsibilities substantially similar to those performed by Mr. Rogerson as the independent Chair. In particular, the lead director would (i) preside at all meetings of the Board at which the Chair is not present, including executive sessions of the independent directors that occur at each Board meeting; (ii) serve as an adviser to the Chair and the CEO, as well as a non-exclusive liaison between the independent directors and the Chair; (iii) review and approve Board meeting agendas and schedules and solicit suggestions from directors on meeting topics; (iv) have the authority to call meetings of the independent directors;(v) respond to shareowner and other stakeholder questions that are directed to the presiding or lead director, as well as to the independent directors as a group; and (vi) fulfill such other responsibilities as the Board may from time-to-time request. Prior to Mr. Sorgi’s appointment as CEO in 2020, the Board leadership included a combined Chair and CEO, an independent lead director, and Board Committees (other than the Executive Committee) composed entirely of independent directors, and such structure was effective for our shareowners at that time. We believe that the Board should retain the flexibility to decide the most effective leadership structure given the needs of the company and its shareowners at any given time.

This proposal is not in the best interests of our shareowners or the company. The Board believes that leadership structures evolve and that having a different leadership structure, at some point in the future, could be in the best interests of PPL and its shareowners. The directors, with their diverse backgrounds, experience, perspectives and extensive knowledge about the company and our industry, will continue to evaluate the effectiveness of the Board’s leadership structure on at least an annual basis and make any future decisions based upon the best interests of the company and our shareowners at that time.

PPL CORPORATION 2023 Proxy Statement 95

PROPOSAL 5: SHAREOWNER PROPOSAL REGARDING INDEPENDENT BOARD CHAIRMAN

In light of PPL’s current separation of the CEO and Chair roles with an independent Chair, the independence of 90% of our Board, and our corporate governance practices that require an independent lead director be appointed in the absence of an independent Chair, our Board has determined that adoption of this proposal is unnecessary and not in the best interests of PPL and its shareowners.

Your Board of Directors recommends that you vote AGAINST Proposal 5.

96 PPL CORPORATION 2023 Proxy Statement

GENERAL INFORMATION

On what matters am I voting?

There are five proposals scheduled to be voted on at the meeting:

•	the election of ten directors, as listed in this proxy statement, for a term of one year;

•	an advisory vote to approve the compensation of our named executive officers, or NEOs;

•	an advisory vote on the frequency of future executive compensation votes;

•	the ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the year ending December 31, 2023; and

•	the consideration of one shareowner proposal, if properly presented at the meeting.

Why am I receiving these proxy materials?

Our Board of Directors has made these materials available to you on the internet or has delivered printed versions of these materials to you by mail in connection with the Board of Directors’ solicitation of proxies for use at our Annual Meeting of Shareowners. As a shareowner, you are invited to participate in the virtual Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

What is included in these materials?

These proxy materials include:

•	this Proxy Statement for the Annual Meeting; and

•	our Annual Report for the fiscal year ended December 31, 2022.

If you received printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of printed proxy materials?

In accordance with SEC rules, instead of mailing a printed copy of our proxy materials to all of our shareowners, we have elected to furnish such materials to selected shareowners by providing access to these documents over the internet. Accordingly, commencing on or about April 4, 2023, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our shareowners. These shareowners have the ability to access the proxy materials on a website referred to in the Notice and to download printable versions of the proxy materials or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy of the materials from us may be found in the Notice. We encourage you to take advantage of the availability of the proxy materials on the internet in order to help reduce the environmental impact and cost of the Annual Meeting.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

•	view our proxy materials for the Annual Meeting on the internet;

•	vote your shares after you have viewed our proxy materials; and

•	request a printed copy of the proxy materials.

Copies of the proxy materials are available for viewing at www.pplweb.com/PPLCorpProxy.

If you received printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

PPL CORPORATION 2023 Proxy Statement 97

GENERAL INFORMATION

Who can vote?

Holders of PPL Corporation common stock as of the close of business on the record date, February 28, 2023, may vote at the virtual Annual Meeting or by proxy. Each share of PPL Corporation common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

What is the difference between holding shares as a shareowner of record and as a beneficial owner?

If your shares are registered directly in your name with PPL Corporation’s transfer agent, Equiniti Trust Company, you are considered, with respect to those shares, the “shareowner of record.” The Notice or printed copies of the proxy materials have been sent directly to you by PPL Corporation.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name,” and the “shareholder of record” of your shares is your broker, bank or other holder of record. If this is the case, the Notice or printed copies of the proxy materials should have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record as to how to vote your shares. The company urges you to instruct your broker, bank or other holder of record on how to vote your shares. Please understand that, if you are a beneficial owner, the company may not know that you are a shareowner or how many shares you own.

If I am a shareowner of record, how do I vote?

If you are a shareowner of record, you can vote via the internet, by telephone, by mail or by participating in the virtual Annual Meeting.

•	Via the internet

If you received a Notice, you may vote by proxy at www.proxyvote.com by following the instructions found in the Notice. If you received or requested printed copies of the proxy materials by mail, you may vote via the internet by following the instructions on your proxy card.

•	By telephone

If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free telephone number found on your proxy card. When you call, please have the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

The telephone and internet voting facilities for shareowners of record will be available 24 hours a day, seven days a week, and will close at 11:59 p.m., Eastern Time, on May 16, 2023.

•	By mail

If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by completing, signing and dating the proxy card and returning it in the postage-paid envelope we have provided. If you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

If the postage-paid envelope is missing, please mail your completed proxy card to PPL Corporation, c/o Vote Processing, Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We must receive your mailed proxy card no later than 11:59 p.m., Eastern Time, on May 16, 2023 in order for your vote to be counted.

•	By participating in the virtual Annual Meeting

See “How can I participate in the Annual Meeting” below for instructions as to how you can vote at the virtual meeting.

If you vote via the internet or by telephone, or mail to us your properly completed and signed proxy card, your shares of PPL Corporation common stock will be voted according to the choices that you specify. If you sign and mail your proxy card without marking any choices, your proxy will be voted:

•	FOR the election of all nominees listed for director;

98 PPL CORPORATION 2023 Proxy Statement

GENERAL INFORMATION

•	FOR the advisory vote to approve compensation of NEOs;

•	“1 YEAR” with respect to how frequently a shareowner vote to approve the compensation of our NEOs should occur;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the year ending December 31, 2023; and

•	AGAINST the shareowner proposal.

We do not expect any other matters to be brought before the Annual Meeting. By giving your proxy, however, you appoint the persons named as proxies as your representatives at the meeting. If any other items or matters are properly presented before the Annual Meeting,, the proxy holders will vote your shares in accordance with their best judgment.

If I am a beneficial owner of shares held in street name, how do I vote?

As the beneficial owner of shares held in street name, you have the right to direct your broker, bank or other holder of record how to vote your shares, and it is required to vote your shares in accordance with your instructions. If you do not give instructions to your brokerage firm or bank, it will nevertheless be entitled to vote your shares with respect to “routine” items, but it will not be permitted to vote your shares with respect to “non-routine” items. In the case of a non-routine item, your shares will be considered “broker non-votes” on that proposal.

We recommend that you follow the voting instructions in the materials you receive from your broker, bank or other holder of record to vote via the internet, by telephone or by mail.

As a participant in the PPL Corporation Employee Stock Ownership Plan, or ESOP, how do I vote shares held in my plan account?

If you are a participant in our ESOP, you have the right to provide voting directions to the plan trustee, Fidelity Management Trust Company, by submitting your ballot card for those shares of our common stock that are held by the plan and allocated to your account. ESOP participant ballots are treated confidentially. Full and fractional shares credited to your account under the plan as of February 28, 2023 will be voted by the trustee in accordance with your instructions. Participants may not vote at the Annual Meeting. Similar to the process for shareowners of our common stock who receive printed proxy materials, you may vote by mail, telephone or on the internet. To allow sufficient time for voting by the trustee of the plan, your ballot must be returned by 11:59 p.m., Eastern Time, on May 12, 2023, if you vote by mail, by telephone or on the internet. Please follow the ballot instructions specific to the participants in the ESOP.

If you do not return your ballot, or return it unsigned, or do not vote by phone or on the internet, the plan provides that the trustee will vote your shares in the same percentage as shares held by participants for which the trustee has received timely voting instructions. The plan trustee will follow participants’ voting directions and the plan procedure for voting in the absence of voting directions, unless it determines that to do so would be contrary to the Employee Retirement Income Security Act of 1974.

May I change or revoke my vote?

Any shareowner giving a proxy has the right to revoke it at any time before it is voted by:

•	giving notice in writing to our Corporate Secretary, which must be received no later than the close of business on May 16, 2023;

•	completing, signing, dating and returning a new proxy card or voting instruction form with a later date;

•	providing a later-dated vote using the telephone or internet voting procedures; or

•	voting at the virtual Annual Meeting.

PPL CORPORATION 2023 Proxy Statement 99

GENERAL INFORMATION

Will my shares be voted if I do not provide my proxy?

It depends on whether you hold your shares in your own name or as the beneficial owner in the name of a broker, bank or other holder of record. If you hold your shares directly in your own name, they will not be voted unless you provide a proxy card or vote at the virtual Annual Meeting. Brokerage firms, banks or other holders of record generally have the authority to vote customers’ unvoted shares on certain routine matters. For example, if your shares are held in the name of a brokerage firm, bank or other holder of record, such firm can vote your shares for the ratification of the appointment of Deloitte & Touche LLP, as this matter is considered routine under the applicable NYSE rules. The company urges you to instruct your broker, bank or other holder of record on how to vote your shares.

How can I participate in the Annual Meeting?

This year’s Annual Meeting will be held virtually and will be conducted live through an audio webcast on the internet. The virtual-only format offers an efficient and effective means to engage shareowners and affords shareowners the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/PPL2023 and entering the 16-digit control number included on your Notice, proxy card or the voting instructions that accompanied your proxy materials.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. Participants should also give themselves sufficient time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

The meeting webcast will begin promptly at 9:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online access to the meeting will open at 8:30 a.m., Eastern Time, and you should allow ample time to log in to the meeting webcast and test your computer audio system.

What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

If you have any technical difficulties or any questions regarding the virtual meeting website, we are ready to assist you. Please call 844-983-0876 (toll-free) or 303-562-9303 (toll and international line). If there are any technical issues in convening or hosting the meeting, we will promptly post information to our investor relations website, www.pplweb.com/PPLCorpProxy, including information on when the meeting will be reconvened.

How do I submit a question at the Annual Meeting?

If you wish to submit a question, you may do so in two ways:

•

Before the meeting: Once you receive your proxy materials, you may log into www.proxyvote.com and enter your 16-digit control number included on your Notice or on your proxy card. Once past the login screen, click on the tab “Submit Questions,” type in your question, and click “Submit.” You may submit questions through this pre-meeting forum until the start of the meeting.

•

During the meeting: Log into the virtual meeting platform at www.virtualshareholdermeeting.com/PPL2023 to attend the meeting, during which you may type your question into the “Ask a Question” field, and click “Submit.” You will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, service issues or customer bills, are not pertinent to meeting matters and therefore will not be answered. Any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered at

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GENERAL INFORMATION

www.pplweb.com/PPLCorpProxy. The company reserves the right to consolidate similar questions and respond only once to the substance of such similar questions. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after posting.

How will the Annual Meeting be conducted?

The Chair of our Board (or any other person designated by our Board) has broad authority to conduct the Annual Meeting in an orderly manner. This authority includes establishing rules of conduct, which will be available prior to the virtual meeting at www.pplweb.com/PPLCorpProxy, for shareowners who wish to participate in the meeting. To ensure the meeting is conducted in a manner that is fair to all shareowners, the Chair (or such other person designated by our Board) may exercise broad discretion in recognizing shareowners who wish to participate, the order in which questions are asked and the amount of time devoted to any one question. Consistent with our prior in-person annual meetings, however, we expect that all questions submitted in accordance with the rules of conduct generally will be addressed.

What constitutes a quorum?

In order to conduct the Annual Meeting, a majority of the outstanding shares entitled to vote must be present at the virtual meeting, or by proxy, to constitute a quorum. As of the record date of February 28, 2023, there were 737,055,702 shares of common stock outstanding, and each share of common stock is entitled to one vote on each matter to be voted upon. No shares of preferred stock of the company were outstanding as of February 28, 2023. If you submit a properly executed proxy card or vote by telephone or on the internet, you will be considered part of the quorum. Abstentions and “broker non-votes” will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum, so long as the broker, bank or other holder of record casts a vote on behalf of a shareowner on any issue other than a procedural motion. A “broker non-vote” occurs when a broker, bank or other holder of record who holds shares for another person has not received voting instructions from the beneficial owner of the shares and, under NYSE listing standards, does not have discretionary authority to vote on a proposal.

What vote is needed for these proposals to be adopted?

Except for Proposal 3, each matter to be submitted to shareowners, including the election of directors, requires the affirmative vote of a majority of the votes cast, at the virtual meeting or by proxy, by the shareowners at the meeting. Proposal 3 requires a plurality of the votes cast for 1 year, 2 years, or 3 years as the frequency of future advisory votes to approve executive compensation. For purposes of determining the number of votes cast with respect to a particular matter, only those cast “for” or “against” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

Under our articles of incorporation and our Guidelines for Corporate Governance, directors must be elected by a majority of the votes cast in uncontested elections, such as the election of directors at the Annual Meeting. This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non-votes are not counted as votes “for” or “against” a director nominee. Any nominee who is an incumbent director and does not receive a majority of votes cast “for” the director’s election would be required to tender a resignation promptly following the failure to receive the required vote. Within 90 days following the final tabulation of the shareowner vote, the Governance, Nominating and Sustainability Committee would then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board would be required to decide whether to accept the resignation. The Board must then promptly disclose its decision-making process. In a contested election, the required vote would be a plurality of votes cast. Full details of this policy are set forth in our Guidelines for Corporate Governance, which can be found in the Corporate Governance section of our website (www.pplweb.com/governance-documents).

Proposal 1 (election of directors), Proposal 2 (advisory vote to approve executive compensation), Proposal 3 (advisory vote to determine the frequency of future executive compensation votes) and Proposal 5 (shareowner proposal) are “non-routine” matters under NYSE rules, and brokerage firms, banks or other holders of record are prohibited from voting on each of these proposals without receiving instructions from the beneficial owners of the shares. Abstentions and broker non-votes will not be considered as votes cast and will have no effect on the outcome of the vote.

PPL CORPORATION 2023 Proxy Statement 101

GENERAL INFORMATION

Proposal 4 (ratification of auditor) is considered to be a “routine” matter under NYSE rules, and brokers, banks or other holders of record may vote in their discretion on behalf of clients who have not furnished voting instructions. Abstentions will not be treated as votes cast and will have no effect on the outcome of the vote on this proposal.

Who conducts the proxy solicitation and how much will it cost?

PPL Corporation will pay the cost of soliciting proxies on behalf of the Board of Directors. In addition to the solicitation by mail, a number of regular employees may solicit proxies in person, over the internet, by telephone or by facsimile. We have retained Innisfree M&A Incorporated to assist in the solicitation of proxies for the Annual Meeting, and we expect that the remuneration to Innisfree for its services will not exceed $15,000, plus reimbursement for out-of-pocket expenses. Brokers, banks and other holders of record who hold shares for the benefit of others will be asked to send proxy material to the beneficial owners of the shares, and we will reimburse them for their expenses.

Who can assist me if I have questions about the Annual Meeting or need help voting my shares?

Your vote is important! If you need any help voting your shares or have questions about the Annual Meeting, please call the firm assisting us with the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareowners may call toll-free at 877-825-8730

Banks and brokers may call collect at 212-750-5833

How does the company keep voter information confidential?

To preserve voter confidentiality, we voluntarily limit access to shareowner voting records to certain designated employees of PPL Services Corporation. These employees sign a confidentiality agreement that prohibits them from disclosing the manner in which a shareowner has voted to any employee of a PPL affiliate or to any other person (except to the Judges of Election or the person in whose name the shares are registered), unless otherwise required by law.

What is householding, and how does it affect me?

•	Shareowners of Record

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareowners of record who have the same address and last name will receive only one copy of the Notice or, if you receive paper copies of the proxy materials, one copy of this Proxy Statement and the 2022 Annual Report, unless we are notified that one or more of these shareowners wishes to continue receiving individual copies. If you and other PPL shareowners living in your household do not have the same last name, you may also request to receive only one copy of future notices or proxy statements and financial reports.

Householding conserves natural resources and reduces our distribution costs. Shareowners who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other shareowners of record with whom you share an address currently receive multiple copies of the Notice or this Proxy Statement and any accompanying documents, or if you hold PPL stock in more than one account, and in either case you wish to receive only a single copy of the Notice or proxy materials for your household, please contact EQ Shareowner Services in writing: ATTN: Householding/PPL Corporation, P.O. Box 64854, St. Paul, MN 55164-0854, or by phone at 800-345-3085.

Alternatively, if you participate in householding and wish to receive a separate copy of the Notice or this Proxy Statement and any accompanying documents or prefer to discontinue your participation in householding, please contact EQ Shareowner Services as indicated above and a separate copy will be sent to you promptly.

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•	Beneficial Owners

If you are a beneficial owner, you can request information about householding from your bank, broker or other holder of record. You may also contact Broadridge in writing: ATTN: Householding Department, 51 Mercedes Way, Edgewood, NY 11717, or by phone at 866-540-7095.

When are the 2024 shareowner proposals due?

To be included in the proxy materials for the 2024 Annual Meeting, any proposal intended to be presented at that Annual Meeting by a shareowner must be received by the Corporate Secretary of the company in writing no later than December 6, 2023:

Corporate Secretary’s Office

PPL Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101

To be properly brought before the Annual Meeting, any other proposal must be received not less than 90 days nor more than 120 days prior to the anniversary date of the 2024 Annual Meeting or between January 18, 2024 and February 17, 2024.

Acronyms used in this proxy statement

CAP	Compensation Actually Paid	LTI	Long-term Incentives
CD&A	Compensation Discussion and Analysis	NEO	Named executive officer
Corporate EPS	Corporate earnings per share from ongoing operations as adjusted for compensation purposes	NYSE	New York Stock Exchange
DDCP	Directors Deferred Compensation Plan	PPL	PPL Corporation
EG	Earnings Growth	PPL EDCP	PPL Executive Deferred Compensation Plan
EPS	Earnings per share from ongoing operations	PPL Electric	PPL Electric Utilities Corporation
ESG	Environmental, Social and Governance	RIE	The Narragansett Electric Company d/b/a Rhode Island Energy
ESOP	Employee Stock Ownership Plan	ROE	Return on Equity
GAAP	Generally accepted accounting principles	SEC	Securities and Exchange Commission
GNSC	Governance, Nominating and Sustainability Committee	SERP	Supplemental Executive Retirement Plan
ICPKE	Incentive Compensation Plan for Key Employees	SIP	Amended and Restated 2012 Stock Incentive Plan
IRS	Internal Revenue Service	TSR	Total Shareowner Return
LKE	LG&E and KU Energy LLC	UTY	PHLX Utility Sector Index

PPL CORPORATION 2023 Proxy Statement 103

ANNEX A

RECONCILIATION OF FINANCIAL MEASURES (UNAUDITED)

Reconciliation of Reported Earnings to Earnings from Ongoing Operations

As Adjusted for Compensation Purposes

After-Tax (Unaudited)	2022
(per share — diluted)	PPL Corporation

Reported Earnings(1)	$ 1.02

Less: Special Items (expense) benefit:

Income (Loss) from Discontinued Operations(2)	0.06

Strategic corporate initiatives(3)	(0.03)

Acquisition integration(4)	(0.34)

Sale of PPL Safari Holdings(5)	(0.08)

Total Special Items	(0.39)

Earnings from Ongoing Operations	$ 1.41

Adjustments for Compensation Purposes:	—

Goal Result	$ 1.41

(1)	The Reported Earnings represents Net Income.

(2)	Tax credits related to the provision to return adjustments for the 2021 income tax returns.

(3)	Represents costs primarily related to the acquisition of RIE and PPL’s corporate centralization efforts.

(4)

Represents costs related to the integration and related expenses of RIE and certain costs associated with its acquisition and commitments made during the acquisition process, including costs related to arrearages forgiveness for low-income and protected residential customers and a write-down of regulatory assets as of the acquisition date for National Grid’s Gas Business Enablement (GBE) program and a bill credit to all electric and natural gas distribution customers.

(5)	Primarily includes the loss on the sale of PPL Safari Holdings, LLC.

Management utilizes “Earnings from Ongoing Operations” as a non-GAAP financial measure that should not be considered as an alternative to reported earnings, or net income, an indicator of operating performance determined in accordance with GAAP. PPL believes that Earnings from Ongoing Operations is useful and meaningful to investors because it provides management’s view of PPL’s earnings performance as another criterion in making investment decisions. In addition, PPL’s management uses Earnings from Ongoing Operations in measuring achievement of certain corporate performance goals, including targets for certain executive incentive compensation. Other companies may use different measures to present financial performance.

Earnings from Ongoing Operations is adjusted for the impact of special items. Special items are presented in the financial tables on an after-tax basis with the related income taxes on special items separately disclosed. Income taxes on special items, when applicable, are calculated based on the statutory tax rate of the entity where the activity is recorded. Special items may include items such as:

•	Gains and losses on sales of assets not in the ordinary course of business.

•	Impairment charges.

•	Significant workforce reduction and other restructuring effects.

•	Acquisition and divestiture-related adjustments.

•	Significant losses on early extinguishment of debt.

•	Other charges or credits that are, in management’s view, non-recurring or otherwise not reflective of the company’s ongoing operations.

A-1

SHAREOWNER INQUIRIES:

Equiniti Trust Company

EQ Shareowner Services

1110 Centre Pointe Curve, Suite 101

Mendota Heights, MN 55120

Toll Free: 1-800-345-3085

Outside U.S.: 1-651-450-4064

Online Account Access: Registered shareowners can activate their account for online access by visiting shareowneronline.com.

FOR QUESTIONS ABOUT PPL CORPORATION OR ITS SUBSIDIARIES:

PPL Treasury Department

Two North Ninth Street

Allentown, PA 18101

Via e-mail: invserv@pplweb.com

PPL Corporate Offices: 1-610-774-5151

PPL Corporation, PPL Electric Utilities Corporation, Louisville Gas and Electric Company and Kentucky Utilities Company file a joint Form 10-K Report with the Securities and Exchange Commission. The Form 10-K Report for 2022 is available without charge by writing to the PPL Treasury Department at the address provided above or by requesting it through, or accessing it on, the Investors page of PPL’s Internet website identified below.

Whether you plan to attend the virtual Annual Meeting or not, you may vote over the internet, by telephone or by returning your proxy. To ensure proper representation of your shares at the Annual Meeting, please follow the instructions at the website address in the Notice or follow the instructions that you will be given after dialing the toll-free number on your proxy. If you receive printed copies of the proxy materials, you may also mark, date, sign and mail the accompanying proxy as soon as possible. An envelope, which requires no postage if mailed in the United States, is included for your convenience if you receive printed copies of the proxy materials.

PPL CORPORATION

C/O PROXY SERVICES

P.O. BOX 9163

FARMINGDALE, NY 11735

VOTE BY INTERNET

Before the Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 16, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/PPL2023

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 16, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We must receive your mailed proxy card no later than 11:59 p.m. Eastern Time on May 16, 2023.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D95706-P86222-Z84291                     KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PPL CORPORATION

The Board of Directors recommends a vote FOR each Director Nominee included in Proposal 1, FOR Proposals 2 and 4, 1 YEAR for Proposal 3 and AGAINST Proposal 5.

1.	Election of directors:		For	Against	Abstain

	1a.	Arthur P. Beattie	☐	☐	☐

	1b.	Raja Rajamannar	☐	☐	☐

	1c.	Heather B. Redman	☐	☐	☐

	1d.	Craig A. Rogerson	☐	☐	☐

	1e.	Vincent Sorgi	☐	☐	☐

	1f.	Linda G. Sullivan	☐	☐	☐

	1g.	Natica von Althann	☐	☐	☐

	1h.	Keith H. Williamson	☐	☐	☐

	1i.	Phoebe A. Wood	☐	☐	☐

	1j.	Armando Zagalo de Lima	☐	☐	☐

		For	Against	Abstain

2.	Advisory vote to approve compensation of named executive officers	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain

3.	Advisory vote on the frequency of future executive compensation votes ☐	☐	☐	☐

		For	Against	Abstain

4.	Ratification of the appointment of Independent Registered Public Accounting Firm	☐	☐	☐

5.	Shareowner Proposal regarding Independent Board Chairman	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

PPL CORPORATION

ANNUAL MEETING OF SHAREOWNERS

WEDNESDAY, MAY 17, 2023

9:00 A.M. EASTERN TIME

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

D95707-P86222-Z84291

PPL CORPORATION

Annual Meeting of Shareowners

May 17, 2023 9:00 A.M.

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 17, 2023

Vincent Sorgi and Wendy E. Stark, and each of them, are hereby appointed proxies, with the power of substitution, to vote the shares of the undersigned, as directed on the reverse side of this proxy, at the Annual Meeting of Shareowners of PPL Corporation to be held on May 17, 2023, and any adjournments or postponements thereof, and in their discretion to vote and act upon any other matters as may properly come before said meeting and any adjournments or postponements thereof.

The shares of stock you hold in the account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” each Director Nominee included in Proposal 1, “FOR” Proposals 2 and 4, “1 YEAR” for Proposal 3 and “AGAINST” Proposal 5.

By signing the proxy, you revoke all prior proxies and appoint Vincent Sorgi and Wendy E. Stark, and each of them, with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters which may properly come before the Annual Meeting and all adjournments or postponements thereof.

Continued and to be signed on reverse side

PPL CORPORATION

C/O PROXY SERVICES

P.O. BOX 9163

FARMINGDALE, NY 11735

VOTE BY INTERNET

Before the Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 12, 2023. Have your ballot card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 12, 2023. Have your ballot card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your ballot card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We must receive your mailed ballot card no later than 11:59 p.m. Eastern Time on May 12, 2023.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D95708-P86222-Z84291                     KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS BALLOT CARD IS VALID ONLY WHEN SIGNED AND DATED.

PPL CORPORATION

The Board of Directors recommends a vote FOR each Director Nominee included in Proposal 1, FOR Proposals 2 and 4, 1 YEAR for Proposal 3 and AGAINST Proposal 5.

1.	Election of directors:		For	Against	Abstain

	1a.	Arthur P. Beattie	☐	☐	☐

	1b.	Raja Rajamannar	☐	☐	☐

	1c.	Heather B. Redman	☐	☐	☐

	1d.	Craig A. Rogerson	☐	☐	☐

	1e.	Vincent Sorgi	☐	☐	☐

	1f.	Linda G. Sullivan	☐	☐	☐

	1g.	Natica von Althann	☐	☐	☐

	1h.	Keith H. Williamson	☐	☐	☐

	1i.	Phoebe A. Wood	☐	☐	☐

	1j.	Armando Zagalo de Lima	☐	☐	☐

		For	Against	Abstain

2.	Advisory vote to approve compensation of named executive officers	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain

3.	Advisory vote on the frequency of future executive compensation votes ☐	☐	☐	☐

		For	Against	Abstain

4.	Ratification of the appointment of Independent Registered Public Accounting Firm	☐	☐	☐

5.	Shareowner Proposal regarding Independent Board Chairman	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

PPL CORPORATION

ANNUAL MEETING OF SHAREOWNERS

WEDNESDAY, MAY 17, 2023

9:00 A.M. EASTERN TIME

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

D95709-P86222-Z84291

PPL CORPORATION

Annual Meeting of Shareowners

May 17, 2023 9:00 A.M.

Employee Stock Ownership Plan (ESOP)

This ballot is solicited by the Board of Directors

This is a ballot for voting these shares of PPL Corporation Common Stock held in the ESOP. Please complete the ballot card and return in the envelope provided or vote by telephone or the internet. Fidelity Management Trust Company, as Trustee of the ESOP, will vote shares held in your ESOP Account as directed on the ballot at the Annual Meeting of Shareowners of PPL Corporation to be held on May 17, 2023.

If you do not return your ballot card, or return it unsigned, or do not vote by telephone or internet, the ESOP provides that the Trustee will vote these shares in the same percentage as shares held by participants for which the Trustee has received timely voting instructions.

Please review the information carefully and indicate how you wish these shares to be voted at the Annual Meeting. Mark, sign, date and use the return envelope for mailing your ballot (if you do not vote by telephone or internet) to Fidelity Management Trust Company’s agent for tabulation. Timely receipt of your instructions on a signed ballot card or by telephone or internet is extremely important.

This ballot, if sent by mail, must be received by 11:59 p.m. (ET) on May 12, 2023 in order for your vote to be counted. If you wish to vote by telephone or on the internet, please follow the instructions on the reverse side.

Continued and to be signed on reverse side